EXHIBIT 10.7

EXECUTION VERSION

FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

This FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is dated as of July 14, 2022, and is by and among KLOECKNER METALS CORPORATION, a Delaware corporation (“Kloeckner Metals”), KLÖCKNER USA HOLDING INC., a Delaware corporation (“Klöckner USA”), KLOECKNER METALS P.R., INC., a Delaware corporation (“Kloeckner Metals P.R.”) and CALIFORNIA STEEL AND TUBE, LLC, a Delaware limited liability company (“California Steel”; together with Kloeckner Metals, Klöckner USA, Kloeckner Metals P.R. and California Steel, each, a “Borrower” and, collectively, the “Borrowers”), the Lenders identified on the signature pages hereof, and BANK OF AMERICA, N.A., a national banking association, as administrative agent for the Lenders (in that capacity, “Agent”).

RECITALS:

WHEREAS, the Borrowers, the Lenders and the Agent are parties to that certain Loan and Security Agreement dated as of November 16, 2020 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Existing Loan Agreement”);

WHEREAS, the Borrowers have requested that the Lenders and the Agent amend certain terms and provisions of the Existing Loan Agreement as set forth herein; and

WHEREAS, the Lenders and the Agent are willing to amend the Existing Loan Agreement on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01 Defined Terms. Capitalized terms used but not otherwise defined herein (including in the preamble and the recitals hereto) have the meanings assigned to them in the Amended Loan Agreement (as defined below).

SECTION 1.02 Other Interpretive Provisions. The rules of construction in Article I of the Amended Loan Agreement shall be equally applicable to this Amendment.

ARTICLE II

AMENDMENTS; DISCONTINUANCE OF LIBOR CREDIT EXTENSIONS

SECTION 2.01 Existing Loan Agreement. Effective as of the Fourth Amendment Effective Date (as defined below), the parties hereby agree that:

(a) the Existing Loan Agreement is hereby amended (i) to delete red or green stricken text (indicated textually in the same manner as the following examples: ~~stricken text~~ and ~~stricken text~~) and (ii) to add the blue or green double‑underlined text (indicated textually in the same manner as the following examples: double‑underlined text and double‑underlined text), each as set forth in the pages of a conformed copy of the Loan Agreement attached as Exhibit A hereto (the Existing Loan Agreement, as amended hereby, being referred to as the “Amended Loan Agreement” and the Amended Loan Agreement, as it may

be amended, restated, supplemented or otherwise modified from time to time hereafter, the “Loan Agreement”).

(b) Schedule 1.1 to the Loan Agreement is hereby amended and restated in its entirety as set forth in Exhibit B attached hereto. Simultaneously with the Fourth Amendment Effective Date, the parties hereby agree that the Revolving Loan Commitment of each Lender with a Revolving Loan Commitment under the Loan Agreement shall be as set forth in Schedule 1.1 as amended and restated by this Amendment.

(c) The execution and delivery of this Amendment shall not constitute a novation or termination of the Existing Loan Agreement or of the credit facility or any other Loan Document thereunder or in respect thereof. Notwithstanding that the cover page of the Amended Loan Agreement is dated “as of November 16, 2020” and Section 6.1 of the Amended Loan Agreement attached hereto contains conditions which were applicable to the initial Closing Date of November 16, 2020, the changes to the Existing Loan Agreement effected by this Amendment shall be effective as of the satisfaction to the conditions to effectiveness set forth in Article IV of this Amendment. The signature pages to the Amended Loan Agreement may be omitted or modified, however to reflect the parties to the Amended Loan Agreement, and the execution and delivery of this Amendment shall be deemed to be an execution and delivery of the Amended Loan Agreement.

SECTION 2.02 Assignments and Allocations.

(a) Simultaneously with the Fourth Amendment Effective Date, the parties hereby agree that the Commitment of each of the Lenders under the Loan Agreement shall be as set forth in Schedule 1.1 (as amended hereby), the outstanding amount of the Loans (as defined in and under the Credit Agreement, without giving effect to any Borrowings of Loans under the Loan Agreement on the Fourth Amendment Effective Date, but after giving effect to any repayment or reduction thereof with the proceeds of any applicable sources) shall be reallocated in accordance with such Commitments and the requisite assignments shall be deemed to be made in such amounts by and between the Lenders and from each Lender to each other Lender (including to Lenders who increase their Commitments in connection with this Amendment), with the same force and effect as if such assignments were evidenced by applicable Assignments (as defined in the Loan Agreement) under the Loan Agreement but without the payment of any related assignment fee, and no other documents or instruments shall be, or shall be required to be, executed in connection with such assignments (all of which requirements are hereby waived).

(b) On the Fourth Amendment Effective Date, the Lenders shall make full cash settlement with one another, in each case through Agent, as Agent may direct or approve, with respect to all assignments, reallocations and other changes in Commitments, such that after giving effect to such settlements, each Lender’s Pro Rata share of the Commitments equals (with customary rounding) its Pro Rata share of the outstanding amount of all Loans.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

In order to induce Agent and the Lenders party hereto to enter into this Amendment, each Obligor hereby represents to Agent and the Lenders as of the date hereof as follows:

SECTION 3.01 Authorization. Such Obligor is duly authorized to execute and deliver this Amendment and is duly authorized to perform its obligations under the Loan Agreement and the other Loan Documents to which it is a party.

SECTION 3.02 No Contravention. The execution and delivery of this Amendment by such Obligor does not and will not (i) contravene the terms of the Organization Documents of such Obligor; (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under (x) any Contractual Obligation to which such Obligor is a party or (y) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Obligor or its property is subject; or (iii) violate any applicable Law.

SECTION 3.03 Binding Effect. This Amendment is a legal, valid, and binding obligation of such Obligor, enforceable against such Obligor in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar Laws relating to or affecting the rights and remedies of creditors generally or by general equitable principles.

SECTION 3.04 Loan Agreement Representations. As of the Fourth Amendment Effective Date and after giving effect to this Amendment, the representations and warranties of the Company and each other Obligor contained in Section 9 of the Loan Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the Fourth Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date, and except that the representations and warranties contained in subsection (a) of Section 9.1.7 of the Loan Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 10.1.2 of the Loan Agreement.

SECTION 3.05 Loan Agreement Covenants. As of the Fourth Amendment Effective Date and after giving effect to this Amendment, each Obligor is in compliance with all of the covenants set forth in the Loan Agreement, including those set forth in Section X of the Loan Agreement.

SECTION 3.06 No Default. As of the Fourth Amendment Effective Date, both immediately before and after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing or would result herefrom.

ARTICLE IV

CONDITIONS PRECEDENT

SECTION 4.01 Conditions to Effectiveness. This Amendment shall become effective on the date each of the following conditions shall have been satisfied in form and substance satisfactory to Agent and the Lenders (such date, the “Fourth Amendment Effective Date”):

(a) The Agent shall have received all of the following documents, each of which shall be originals, facsimiles or other electronic transmission (in the case of facsimiles or other electronic transmission followed by originals as soon as reasonably practicable; it being understood that delivery of such originals shall not be a condition to the effectiveness of this Amendment) unless otherwise specified, each properly executed by the applicable Persons specified below, each dated the Fourth Amendment Effective Date (or, in the case of certificates of governmental officials, a recent date before the Fourth Amendment Effective Date) and, each in form and substance satisfactory to the Agent and its legal counsel:

(i) counterparts of this Agreement executed by each Borrower, Agent, and all of the Lenders;

(ii) counterparts of that certain Reaffirmation of Klöckner Intercompany Debt Acknowledgment;

(iii) if requested by any Lender, a note;

(iv) UCC and Lien searches and other evidence satisfactory to Agent that such Liens are the only Liens upon the Collateral, except Permitted Liens;

(v) Agent shall have received certificates, in form and substance reasonably satisfactory to it, from a knowledgeable Senior Officer of each Borrower certifying that, after giving effect to the initial Loans and transactions hereunder, (i) such Borrower is Solvent; (ii) no Default or Event of Default exists; and (iii) the representations and warranties of each Borrower or its Subsidiaries contained in Section 9 shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the Closing Date, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date);

(vi) Agent shall have received a certificate of a duly authorized officer of each Obligor, certifying (i) that there have been no changes to the Obligor’s Organic Documents since the prior delivery to the Agent; (ii) that an attached copy of resolutions authorizing execution and delivery of the Loan Documents is true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified or revoked, and constitute all resolutions adopted with respect to this credit facility; and (iii) there have been no changes to the title, name and signature of each Person authorized to sign the Loan Documents since the prior incumbency certificate delivered to the Agent;

(vii) Agent shall have received a written opinion of King & Spalding LLP, in form and substance reasonably satisfactory to Agent;

(viii) Agent shall have received good standing certificates for each Obligor, issued by the Secretary of State or other appropriate official of (i) such Obligor’s jurisdiction of organization and (ii) each jurisdiction where such Obligor’s conduct of business or ownership of Property necessitates qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and

(ix) such other assurances, certificates, documents, consents or opinions as the Agent or the Lenders may reasonably require.

(b) The representations and warranties of the Company and each other Obligor contained in Article III hereof shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of the Fourth Amendment Effective Date.

(c) No Default or Event of Default shall be in existence as of the date hereof.

(d) All fees set forth in those certain letter agreements, dated the Fourth Amendment Effective Date among the Borrowers and the Agent and any other fees required to be paid on or before the Fourth Amendment Effective Date shall have been paid.

(e) The Borrowers shall have paid all fees, charges and disbursements of counsel to the Agent to the extent invoiced at least one Business Day prior to the Fourth Amendment Effective Date, plus such additional amounts of such reasonable fees, charges and disbursements as shall constitute its reasonable estimate of such reasonable fees, charges and disbursements incurred or to be incurred by it through the closing proceedings of this Amendment (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrowers and the Agent).

(f) The Agent and each Lender shall have received all documentation and other information required by regulatory authorities under applicable "know your customer" and anti‑money laundering laws, rules and regulations, including a Beneficial Ownership Certificate if required, or otherwise under the Patriot Act and requested at least five (5) Business Days prior to the Fourth Amendment Effective Date.

For purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Agent shall have received written notice from such Lender prior to the proposed Fourth Amendment Effective Date specifying its objection thereto.

The Agent’s delivery to the Company of a copy of this Amendment executed by all necessary parties described in Section 4.01(a)(i) shall be deemed evidence that the Fourth Amendment Effective Date has occurred.

ARTICLE V

MISCELLANEOUS

SECTION 5.01 Governing Law. This Amendment is governed by, and is to be construed in accordance with, the laws of the State of New York and shall be further subject to the provisions of Sections 15.14, 15.15 and 15.17 of the Loan Agreement. Each provision of this Amendment is severable from every other provision of this Amendment for the purpose of determining the legal enforceability of any specific provision.

SECTION 5.02 Binding Effect. On and after the Fourth Amendment Effective Date, this Amendment shall bind the Agent, the Lenders, and Borrowers and their respective successors and assigns, and will inure to the benefit of Agent, the Lenders, and Borrowers and the successors and assigns of Agent and each Lender.

SECTION 5.03 Ratification. Each Obligor, by execution of this Amendment, hereby reaffirms, assumes, and binds themselves to all applicable obligations, duties, rights, covenants, terms, and conditions that are contained in the Loan Agreement and the other Loan Documents (including the granting of any Liens for the benefit of the Agent and the Lenders).

SECTION 5.04 Loan Document; Expenses. This Amendment is a Loan Document. Each Obligor acknowledges that Agent’s costs and expenses (including reasonable attorneys’ fees) incurred in connection with this Amendment shall be paid by Borrowers pursuant to Sections 3.4 and 15.2 of the Loan Agreement.

SECTION 5.05 Counterparts; Execution. The parties may sign this Amendment in several counterparts, each of which will be deemed to be an original but all of which together will constitute one instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic means shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 5.06 Further Assurances. Each of the parties to this Amendment agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Amendment.

SECTION 5.07 No Waivers. Except as expressly set forth herein (including Exhibit A hereto), the amendments provided herein shall not by implication or otherwise limit, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders or the Agent under the Loan Agreement or any other Loan Document, nor shall they constitute a waiver of any Default or Event of Default, nor shall they alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Loan Documents. Except as expressly amended herein, the Loan Agreement and the other Loan Documents shall continue in full force and effect in accordance with the provisions thereof. As used in the Loan Agreement, the terms "Agreement", "herein", "hereinafter", "hereunder", "hereto" and words of similar import shall mean, from and after the date hereof, the Existing Loan Agreement as amended hereby and as it may be amended, restated, supplemented or otherwise modified from time to time hereafter in accordance with its terms.

SECTION 5.08 Section Captions. Section captions used in this Amendment are for convenience of reference only, and shall not affect the construction of this Amendment.

SECTION 5.09 Lender Joinder. As of the Fourth Amendment Effective Date, Wells Fargo Bank, National Association (“Joining Lender”) acknowledges, agrees and confirms, by its execution of this Amendment, (a) it will be deemed to be a party to the Loan Agreement and a “Lender” for all purposes of the Loan Agreement and the other Loan Documents, and shall have all of the obligations of a Lender under the Loan Agreement as if it had executed the Loan Agreement; (b) to be bound by, all of the terms, provisions and conditions contained in the Loan Agreement; (c) its Commitment and Pro Rata share shall be as set forth on Schedule 1.1 attached as Annex B hereto; (d) it has received a copy of the Loan Agreement, copies of the most recent financial statements delivered pursuant to Section 10.1.2 thereof and such other documents and information as it deems appropriate, independently and without reliance upon the Agent or any other Lender, to make its own credit analysis and decision to enter into this Amendment and to become a Lender under the Loan Agreement; (e) it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon the Loan Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder; (f) it is an Eligible Assignee; (g) it has full power and authority, and has taken all action necessary, to execute and deliver this Amendment and to consummate the transactions contemplated hereby and to become a Lender under the Loan Agreement; and (h) it has provided the Agent with its administrative details, together with any documentation required to be delivered pursuant to the terms of the Loan Agreement if such Joining Lender is a Foreign Lender.

SECTION 5.10 Exiting Lender. Each of the Agent, the undersigned Lenders and the Loan Parties hereby (a) acknowledge and agree that (i) Regions Bank (“Regions Bank”) shall be repaid on the Fourth Amendment Effective Date the outstanding amount of principal on the Loans, if any, and accrued but unpaid interest and fees owed to it under the Loan Agreement and the other Loan Documents (the “Regions Bank Payment”), (ii) the Commitments of Regions Bank shall automatically terminate on the Fourth Amendment Effective Date without further action; and (b) waive any requirement under the Loan

Documents (including, without limitation, Sections 5.5 and 12.5 of the Credit Agreement) that such Regions Bank Payment be made to the Lenders on a pro rata basis or any prior notice thereof.

[Remainder of page intentionally left blank; signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective authorized officers as of the date first above written.

BORROWERS:

KLOECKNER METALS CORPORATION

By: /s/ Andrea Moseley

Name: Andrea Moseley

Title: Chief Financial Officer

KLOECKNER METALS P.R., INC.

By: /s/ Andrea Moseley

Name: Andrea Moseley

Title: Chief Financial Officer

KLÖCKNER USA HOLDING INC.

By: /s/ Andrea Moseley

Name: Andrea Moseley

Title: Chief Financial Officer

CALIFORNIA STEEL AND TUBE, LLC

By: /s/ Andrea Moseley

Name: Andrea Moseley

Title: Chief Financial Officer

BOA/KLOECKNER

FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

SIGNATURE PAGE

AGENT AND LENDERS:

BANK OF AMERICA, N.A., as Agent and a Lender

By: /s/ Cheryl Swan

Name: Cheryl Swan

Title: Senior Vice President

BMO HARRIS BANK, N.A.,

as a Lender

By: /s/ Elisabeth Izzo

Name: Elisabeth Izzo

Title: Authorized Signatory

WELLS FARGO BANK, NATIONAL

ASSOCIATION, as a Lender

By: /s/ Kathryn Podelnyk

Name: Kathryn Podelnyk

Title: Managing Director

EXHIBIT A

Loan and Security Agreement

See attached.

EXHIBIT A

FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

Exhibit A to ~~Third~~Fourth Amendment to Loan and Security Agreement

LOAN AND SECURITY AGREEMENT

Dated as of November 16, 2020

______________________________________________________________________________

KLOECKNER METALS CORPORATION,

KLÖCKNER USA HOLDING INC.,

KLOECKNER METALS P.R., INC.,

CALIFORNIA STEEL AND TUBE, LLC,

as Borrowers

______________________________________________________________________________

BANK OF AMERICA, N.A.,

as Agent

______________________________________________________________________________

BANK OF AMERICA, N.A.~~,~~

~~as Sole Lead Arranger and Sole Bookrunner~~

~~______________________________________________________________________________~~

and

BMO HARRIS BANK, N.A.,

as ~~Syndication Agent~~Joint Lead Arrangers and Joint Bookrunners

~~156801973_3~~

160421929_11

Page

SECTION 1 DEFINITIONS; RULES OF CONSTRUCTION 1

1.1. Definitions 1

1.2. Accounting Terms ~~37~~38

1.3. Uniform Commercial Code ~~37~~38

1.4. Certain Matters of Construction ~~37~~38

1.5. Division ~~38~~39

SECTION 2 CREDIT FACILITIES ~~38~~39

2.1. Loan Commitments. ~~38~~39

2.2. Letter of Credit Facility. ~~40~~41

SECTION 3 INTEREST, FEES AND CHARGES ~~42~~44

3.1. Interest. ~~42~~44

3.2. Fees. ~~43~~45

3.3. Computation of Interest, Fees, Yield Protection ~~44~~45

3.4. Reimbursement Obligations ~~44~~45

3.5. Illegality ~~44~~46

3.6. Inability to Determine Rates. ~~45~~46

3.7. Increased Costs; Capital Adequacy. ~~49~~48

3.8. Mitigation ~~50~~49

3.9. Funding Losses ~~50~~49

3.10. Maximum Interest ~~50~~49

SECTION 4 LOAN ADMINISTRATION ~~50~~49

4.1. Manner of Borrowing and Funding Loans. ~~50~~49

4.2. Defaulting Lender ~~52~~51

4.3. Number and Amount of Term SOFR Loans; Determination of Rate ~~53~~52

4.4. Borrower Agent ~~53~~52

4.5. One Obligation ~~54~~52

4.6. Effect of Termination ~~54~~52

SECTION 5 PAYMENTS ~~54~~53

5.1. ~~General~~ Payment Provisions ~~54~~53

5.2. Repayment of Loans ~~55~~53

5.3. Payment of Other Obligations ~~55~~54

5.4. Marshaling; Payments Set Aside ~~55~~54

5.5. Application and Allocation of Payments. ~~55~~54

5.6. Controlled Accounts ~~56~~55

5.7. Account Stated ~~57~~56

5.8. Taxes. ~~57~~56

5.9. Lender Tax Information. ~~58~~57

5.10. Nature and Extent of Each Borrower’s Liability. ~~60~~59

SECTION 6 CONDITIONS PRECEDENT ~~62~~61

6.1. Conditions Precedent to Initial Loans ~~62~~61

6.2. Conditions Precedent to All Credit Extensions ~~64~~63

SECTION 7 COLLATERAL ~~64~~63

7.1. Grant of Security Interest ~~64~~63

7.2. Lien on Deposit Accounts; Cash Collateral. ~~65~~64

7.3. Investment Property and other Equity Interests. ~~66~~65

7.4. Other Collateral. ~~67~~66

7.5. Limitations ~~67~~66

7.6. Further Assurances ~~67~~66

~~156801973_3~~

160421929_11

Page

SECTION 8 COLLATERAL ADMINISTRATION ~~67~~66

8.1. Borrowing Base Reports ~~67~~66

8.2. Accounts. ~~68~~67

8.3. Inventory ~~68~~67

8.4. Reserved. ~~68~~67

8.5. Deposit Accounts ~~68~~67

8.6. General Provisions. ~~69~~68

8.7. Power of Attorney ~~70~~69

SECTION 9 REPRESENTATIONS AND WARRANTIES ~~71~~70

9.1. General Representations and Warranties ~~71~~70

9.2. Complete Disclosure 76

SECTION 10 COVENANTS AND CONTINUING AGREEMENTS ~~77~~76

10.1. Affirmative Covenants ~~77~~76

10.2. Negative Covenants 83

10.3. Financial Covenants ~~91~~90

SECTION 11 EVENTS OF DEFAULT; REMEDIES ON DEFAULT ~~91~~90

11.1. Events of Default ~~91~~90

11.2. Remedies upon Default ~~93~~92

11.3. License ~~94~~93

11.4. Setoff ~~94~~93

11.5. Remedies Cumulative; No Waiver. 94

SECTION 12 AGENT ~~95~~94

12.1. Appointment, Authority and Duties of Agent. ~~95~~94

12.2. Agreements Regarding Collateral and Borrower Materials. ~~96~~95

12.3. Reliance By Agent 96

12.4. Action Upon Default 96

12.5. Ratable Sharing ~~97~~96

12.6. Indemnification ~~97~~96

12.7. Limitation on Responsibilities of Agent ~~97~~96

12.8. Successor Agent and Co‑Agents. ~~98~~97

12.9. Due Diligence and Non‑Reliance ~~98~~97

12.10. Remittance of Payments and Collections. ~~99~~98

12.11. Individual Capacities ~~99~~98

12.12. Titles 99

12.13. Certain ERISA Matters. 99

12.14. Bank Product Providers ~~100~~99

12.15. No Third Party Beneficiaries 100

12.16. Recovery of Erroneous Payments 100

SECTION 13 BENEFIT OF AGREEMENT; ASSIGNMENTS ~~101~~100

13.1. Successors and Assigns ~~101~~100

13.2. Participations. ~~101~~100

13.3. Assignments. 101

13.4. Replacement of Certain Lenders 102

SECTION 14 CONTINUING GUARANTY ~~103~~102

14.1. Guaranty ~~103~~102

14.2. Rights of Lenders ~~103~~102

14.3. Certain Waivers 103

~~156801973_3~~

160421929_11

Page

14.4. Obligations Independent ~~104~~103

14.5. Subrogation ~~104~~103

14.6. Termination; Reinstatement ~~104~~103

14.7. Stay of Acceleration ~~104~~103

14.8. Condition of Borrower ~~104~~103

14.9. Appointment of Borrower Agent 104

14.10. Right of Contribution ~~105~~104

14.11. Keepwell ~~105~~104

14.12. Additional Guarantor Waivers and Agreements. ~~105~~104

SECTION 15 MISCELLANEOUS 105

15.1. Consents, Amendments and Waivers. 105

15.2. Indemnity 107

15.3. Notices and Communications. 107

15.4. Performance of Borrowers’ Obligations 108

15.5. Credit Inquiries ~~108~~109

15.6. Severability ~~108~~109

15.7. Cumulative Effect; Conflict of Terms ~~108~~109

15.8. Execution; Electronic Records 109

15.9. Entire Agreement 109

15.10. Relationship with Lenders 109

15.11. No Advisory or Fiduciary Responsibility ~~109~~110

15.12. Confidentiality 110

15.13. [Reserved] 110

15.14. GOVERNING LAW 110

15.15. Consent to Forum; Bail‑In of EEA Financial Institutions. ~~110~~111

15.16. Acknowledgement Regarding Supported QFCs ~~111~~112

15.17. Waivers by Obligors 112

15.18. Patriot Act Notice ~~112~~113

15.19. NO ORAL AGREEMENT ~~112~~113

~~156801973_3~~

160421929_11

LIST OF EXHIBITS AND SCHEDULES

Exhibit A Assignment

Exhibit B Form of Borrowing Base Report

Exhibit C Form of Compliance Certificate

Schedule 1.1 Commitments of Lenders

Schedule 7.3.1 Pledged Interests

Schedule 8.5 Deposit Accounts

Schedule 8.6.1 Business Locations

Schedule 9.1.4 Names and Capital Structure

Schedule 9.1.5 Flood Hazard Zones

Schedule 9.1.14 Environmental Matters

Schedule 9.1.15 Restrictive Agreements

Schedule 9.1.16 Litigation

Schedule 9.1.18 Pension Plan Disclosures

Schedule 9.1.25 Name; Jurisdiction of Organization; Chief Executive Office,

Tax Identification Number and Organizational Identification Number

Schedule 9.1.28 Material Contracts

Schedule 10.2.1 Existing Debt

Schedule 10.2.2 Existing Liens

Schedule 10.2.5 Existing Investments

Schedule 10.2.17 Existing Affiliate Transactions

v

~~156801973_3~~

160421929_11

LOAN AND SECURITY AGREEMENT

This LOAN AND SECURITY AGREEMENT is dated as of November 16, 2020~~,~~ (this “Agreement”) among KLOECKNER METALS CORPORATION, a Delaware corporation (“Kloeckner Metals”), KLÖCKNER USA HOLDING INC., a Delaware corporation (“Klöckner USA”), KLOECKNER METALS P.R., INC., a Delaware corporation (“Kloeckner Metals P.R.”) and CALIFORNIA STEEL AND TUBE, LLC, a Delaware limited liability company (“California Steel”; together with Kloeckner Metals, Klöckner USA, Kloeckner Metals P.R. and California Steel, each, a “Borrower” and, collectively, the “Borrowers”), and ~~KLOCKNER NAMASCO HOLDING CORPORATION, a Delaware corporation (“KNHC” and a “Guarantor” and, collectively with any other entity that becomes a Guarantor~~the entities that become Guarantors pursuant to the Loan Documents~~,~~ (the “Guarantors” ~~(~~and, the Borrowers and Guarantors, each an “Obligor” and, collectively, the “Obligors”), the financial institutions party to this Agreement from time to time as Lenders, and BANK OF AMERICA, N.A., a national banking association (“Bank of America”), as agent for the Lenders (in such capacity, “Agent”).

R E C I T A L S:

Borrowers have requested that Lenders provide a credit facility to Borrowers to finance their mutual and collective business enterprise. Lenders are willing to provide the credit facility on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, for valuable consideration hereby acknowledged, the parties agree as follows:

SECTION 1 DEFINITIONS; RULES OF CONSTRUCTION

1.1. Definitions

As used herein, the following terms have the meanings set forth below:

“Accounting Changes”: means changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or successor thereto or any agency with similar functions).

“Accounts Formula Amount”: 85% of the Value of Eligible Accounts or, in the case of Eligible Accounts owing by an Account Debtor who has an “investment grade” rating from Moody’s or S&P (i.e., BBB‑ or higher by S&P or Baa3 or higher by Moody's), 90% of the Value of Eligible Accounts of such Account Debtor (provided, however, that the Borrowers may, in their sole discretion, elect to utilize the 85% advance rate for all Eligible Accounts).

“Acquisition”: a transaction or series of transactions resulting in (a) acquisition of a business, line of business, division or substantially all assets of a Person; (b) record or beneficial ownership of 50% or more of the Equity Interests of a Person; or (c) merger, Division, consolidation or combination of a Borrower or Subsidiary with another Person.

“Affected Financial Institution”: any EEA Financial Institution or UK Financial Institution.

“Affiliate”: with respect to a specified Person, any other Person that directly, or indirectly through intermediaries, Controls, is Controlled by or is under common Control with the specified Person.

~~156801973_3~~160421929_11

“Affiliate Guaranty” and “Affiliate Guaranties”: unsecured guarantees by any Obligor of Debt of Klöckner & Co SE and its Affiliates and Subsidiaries (other than Obligors).

“Agent Indemnitees”: Agent and its officers, directors, employees, Affiliates and Agent Professionals.

“Agent Professionals”: attorneys, accountants, appraisers, auditors, advisors, consultants, agents, service providers, business valuation experts, environmental engineers or consultants, turnaround consultants, and other professionals, experts and representatives retained or used by Agent.

“Allocable Amount”: as defined in Section 5.10.3.

“Anti‑Corruption Law”: any law relating to bribery or corruption, including the U.S. Foreign Corrupt Practices Act of 1977, UK Bribery Act 2010 and Patriot Act.

“Anti‑Terrorism Law”: any law relating to terrorism or money laundering, including the Patriot Act.

“Applicable Law”: all laws, rules, regulations and governmental guidelines applicable to the Person or matter in question, including statutory law, common law and equitable principles, as well as provisions of constitutions, treaties, statutes, rules, regulations, orders and decrees of Governmental Authorities.

“Applicable Margin”: the margin set forth below, as determined by the average daily ~~Excess~~Specified Availability for the last Fiscal Quarter:

Level	Average Daily ~~Excess~~ Specified Availability	Base Rate Loans		Term SOFR Loans
I	~~>~~ ≥$225,000,000	0.25%	~~1.00%~~1.25%	~~2.00%~~
II	~~≤~~< $225,000,000	0.50%	1.50%	~~2.50%~~

Following any Fiscal Quarter for which Borrowers have a Fixed Charge Coverage Ratio of less than 1.0 to 1.0, calculated on a trailing twelve months basis for the most recently ended month for which the relevant financial statements have been delivered to Agent, margins shall be determined as if Level II were applicable until Borrowers have a Fixed Charge Coverage Ratio of greater than or equal to 1.0 to 1.0, calculated on a trailing twelve months basis for the most recently ended month for which the relevant financial statements have been delivered to Agent. Otherwise, margins shall be subject to increase or decrease by Agent on the first day of the calendar month following each Fiscal Quarter end. If Agent is unable to calculate average daily ~~Excess~~Specified Availability for a Fiscal Quarter due to Borrowers’ failure to deliver any Borrowing Base Report when required hereunder, then, at the option of Agent or Required Lenders, margins shall be determined as if Level II were applicable until the first day of the calendar month following its receipt.

“Approved Fund”: any entity owned or Controlled by a Lender or Affiliate of a Lender, if such entity is engaged in making or investing in commercial loans in its ordinary course of activities.

2

~~156801973_3~~

160421929_11

“Asset Disposition”: a sale, lease, license, consignment, transfer or other disposition of Property, including any disposition of by Division, in connection with a sale‑leaseback transaction, synthetic lease or otherwise.

“Assignment”: an assignment agreement between a Lender and Eligible Assignee, in the form of Exhibit A or otherwise reasonably satisfactory to Agent.

“Availability Reserve”: the sum (without duplication) of (a) the Bailee Reserve; (b) the Inventory Reserve; (c) the Rent and Charges Reserve; (d) the Bank Product Reserve; (e) the Dilution Reserve; (f) liabilities secured by Liens upon Collateral that are or may be senior to Agent’s Liens (but imposition of any such reserve shall not waive an Event of Default arising therefrom); and (g) without duplication of the foregoing or of amounts of Accounts or Inventory excluded as ineligible in accordance with the definitions of Eligible Accounts and Eligible Inventory, respectively, additional reserves with respect to (I) sums that any Borrower is required to pay under this Agreement or any other Loan Document (such as taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and has failed to pay when due, and (II) amounts owing by any Borrower to any Person to the extent secured by a Lien on, or trust over, any of the Borrowing Base Collateral (other than any Permitted Lien with respect to which Agent has already established an Availability Reserve in accordance with this Agreement), which Lien or trust, in the Permitted Discretion of Agent likely would have a priority superior to Agent’s Liens (such as Liens or trusts in favor of landlords, warehousemen, carriers, mechanics, materialmen, laborers, or suppliers, or Liens or trusts for ad valorem, excise, sales, or other taxes where given priority under applicable law) in and to such item of the Collateral (it being understood that reserves may only be applied by the Agent pursuant to this clause (g) in lieu of, and not in addition to, designating as ineligible those items of Inventory which would otherwise be deemed ineligible pursuant to the definition of Eligible Inventory as a result of any circumstance referred to in clauses (g)(I) and (II) above), in each case of clauses (a) through (g) of this definition, in such amounts as Agent in its Permitted Discretion deems necessary or appropriate to impose from time to time. Agent shall notify the Borrower Agent in writing of any changes to the Availability Reserve, including the imposition of any additional reserves after the Closing Date, at least five (5) Business Days’ prior to the implementation thereof (during such period the Agent shall be available to discuss any such proposed Availability Reserve with the Borrowers and Borrowers may take such action as may be required so that the event, condition or matter that is the basis for such Availability Reserve no longer exists, in a manner and to the extent reasonably satisfactory to the Agent); provided, that no such notice shall be required during a Cash Dominion Period, during the continuance of an Event of Default, or in the case of any reserve which is the result of a Lien senior in priority to Agent’s Lien, in which case such change shall be effective immediately; provided further that during the period from such notice until such new or changed reserve is effective, the aggregate amount of all outstanding Loans and LC Obligations as of the date of the receipt of notice may not be increased to the extent such increase would not be permitted by virtue of the Borrowing Base as adjusted after giving effect to such new or changed reserve.

“Bailee”: means any outside processor, warehouseman or other similar bailee in possession of Borrowers’ Inventory.

“Bailee Reserve”: means, with respect to any Bailee location where any Inventory is located, a reserve in an amount up to the amount payable to such Bailee for the applicable services rendered with respect to such Inventory, as estimated by Agent in good faith in its Permitted Discretion; provided, that, no Bailee Reserve shall apply to any Bailee location with respect to which Agent has received a Lien Waiver whereby the applicable Bailee waives, in a manner reasonably acceptable to Agent, all Liens in Borrowers’ Inventory held by such Bailee and all rights to receive any payment for its services or otherwise as a condition to the release of such Inventory to Agent.

3

~~156801973_3~~

160421929_11

“Bail‑In Action”: the exercise of any Write‑Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail‑In Legislation”: with respect to (a) any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail‑In Legislation Schedule, or (b) the United Kingdom, Part I of the United Kingdom Banking Act 2009 and any other law applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank of America Indemnitees”: Bank of America and its officers, directors, employees, Affiliates, agents, advisors, attorneys, consultants, service providers and other representatives.

“Bank Product”: any of the following products or services extended to a Borrower or Affiliate of a Borrower by a Lender or any of its Affiliates: (a) Cash Management Services; (b) Swaps; (c) commercial credit card and merchant card services and debit cards; (d) stored value cards; (e) purchase cards (including so‑called “procurement cards” or “P‑cards”) and (f) other banking products or services, other than Letters of Credit.

“Bank Product Agreements”: those agreements entered into from time to time by a Borrower or its Subsidiaries with a Secured Bank Product Provider in connection with the obtaining of any of the Bank Products.

“Bank Product Reserve”: the aggregate amount of reserves established by Agent in its Permitted Discretion (based upon the Secured Bank Product Providers’ reasonable determination of their credit exposure to the Borrowers and their Subsidiaries in respect of Bank Product Obligations) with respect to Secured Bank Product Obligations.

“Bankruptcy Code”: Title 11 of the United States Code.

“Base Rate”: for any day, a per annum rate equal to the greater of (a) the Prime Rate for such day; (b) the Federal Funds Rate for such day, plus 0.50%; or (c) Term SOFR for a one month interest period as of such day, plus 1.00%; provided, that in no event shall the Base Rate be less than zero.

“Base Rate Loan”: any Loan that bears interest based on the Base Rate.

“Beneficial Ownership Certification”: a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation, in form and substance satisfactory to Agent.

“Beneficial Ownership Regulation”: 31 C.F.R. §1010.230

“Borrower Agent”: as defined in Section 4.4.

“Borrower Materials”: Borrowing Base Reports, Compliance Certificates, Notices of Borrowing, Notices of Conversion/Continuation, and other information, reports, financial statements and materials delivered by Obligors under the Loan Documents, as well as Reports and other information provided by Agent to Lenders in connection with the credit facility established by this Agreement.

“Borrowing”: Loans made or converted together on the same day, with the same interest option and, if applicable, Interest Period.

4

~~156801973_3~~

160421929_11

“Borrowing Base”: on any date of determination, an amount equal to the lesser of (a) the aggregate Commitments; or (b) the sum of the Accounts Formula Amount, plus the Inventory Formula Amount, minus the Availability Reserve.

“Borrowing Base Collateral”: Property of the type that may be included in the calculation of the Borrowing Base, regardless of eligibility thereof.

“Borrowing Base Report”: a report of the Borrowing Base, in the form of Exhibit B attached hereto or another form reasonably satisfactory to Agent.

“Business Day”: any day that is not a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, North Carolina and New York.

“Capital Expenditures”: with respect to any Person for any period, the aggregate of all expenditures by such Person and its Subsidiaries during such period that are capital expenditures as determined in accordance with GAAP, whether such expenditures are paid in cash or financed.

“Capital Lease”: any lease that is required to be capitalized for financial reporting purposes in accordance with GAAP (it being agreed for this purpose that Capital Leases shall be construed in accordance with GAAP and not IFRS for this definition).

“Capitalized Lease Obligation”: that portion of the obligations under a Capital Lease that is required to be capitalized in accordance with GAAP (it being agreed for this purpose that Capital Leases shall be construed in accordance with GAAP and not IFRS for this definition).

“Cash Collateral”: cash delivered to Agent to Cash Collateralize any Obligations, and all interest, dividends, earnings and other proceeds relating thereto.

“Cash Collateralize”: the delivery of cash to Agent, as security for the payment of Obligations, in an amount equal to (a) 105% of LC Obligations, and (b) with respect to any inchoate, contingent or other Obligations (including fees, expenses, indemnification obligations and Secured Bank Product Obligations), Agent’s good faith estimate of the amount due or to become due. “Cash Collateralization” has a correlative meaning.

“Cash Dominion Period”: any period beginning on the date of the occurrence of a Cash Dominion Period Trigger Event and ending on (i) if the Cash Dominion Period Trigger Event was triggered by an Event of Default as described in clause (a) of the definition of Cash Dominion Period Trigger Event, the first date on which such Event of Default is no longer continuing and (ii) if the Cash Dominion Period Trigger Event was triggered by a fall in ~~Excess~~Specified Availability as described in clause (b) of the definition of Cash Dominion Period Trigger Event, the 30th consecutive day of the first 30‑day period following such Cash Dominion Period Trigger Event during which ~~Excess~~Specified Availability equaled or exceeded the greater of (i) 10% of the ~~aggregate Commitments~~Line Cap, and (ii) $45,000,000 on each day in such period (each such end date in clause (i) or (ii), a “Cash Dominion Termination Event”). The Borrowers may elect to continue a Cash Dominion Period notwithstanding the occurrence of a Cash Dominion Termination Event. The Required Lenders in their sole discretion may agree at any time to end a Cash Dominion Period (unless the Borrowers shall have elected to continue such Cash Dominion Period) or to not commence a Cash Dominion Period.

“Cash Dominion Period Trigger Event”: (a) the occurrence of an Event of Default or (b) ~~Excess~~Specified Availability shall have fallen below the greater of (i) 10% of the ~~aggregate Commitments~~Line Cap, and (ii) $45,000,000.

5

~~156801973_3~~

160421929_11

“Cash Equivalents”: (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within 1 year from the date of acquisition thereof, (b) marketable direct obligations issued or fully guaranteed by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within 1 year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s, (c) commercial paper maturing no more than 270 days from the date of creation thereof and, at the time of acquisition, having a rating of at least A‑1 from S&P or at least P‑1 from Moody’s, (d) certificates of deposit, time deposits, overnight bank deposits or bankers’ acceptances maturing within 1 year from the date of acquisition thereof issued by any bank organized under the laws of the United States or any state thereof or the District of Columbia or any United States branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000, (e) Deposit Accounts maintained with (i) any bank that satisfies the criteria described in clause (d) above, or (ii) any other bank organized under the laws of the United States or any state thereof so long as the full amount maintained with any such other bank is insured by the Federal Deposit Insurance Corporation, (f) repurchase obligations of any commercial bank satisfying the requirements of clause (d) of this definition or recognized securities dealer having combined capital and surplus of not less than $250,000,000, having a term of not more than seven days, with respect to securities satisfying the criteria in clauses (a) or (d) above, (g) debt securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the criteria described in clause (d) above, and (h) Investments in money market funds substantially all of whose assets are invested in the types of assets described in clauses (a) through (g) above.

“Cash Management Services”: cash management or related services including relating to operating, collections, payroll, trust, treasury, return items, merchant store value cards, or other depository or disbursement accounts, including automated clearinghouse, e‑payable, electronic funds transfer, wire transfer, controlled disbursement, overdraft, depository, information reporting, lockbox and stop payment services.

“CERCLA”: the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. §§ 9601 et seq.).

“Change in Law”: the occurrence, after the date hereof, of (a) the adoption, taking effect or phasing in of any law, rule, regulation or treaty; (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof; or (c) the making, issuance or application of any request, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided, that “Change in Law” shall include, regardless of the date enacted, adopted or issued, all requests, rules, guidelines, requirements or directives (i) under or relating to the Dodd‑Frank Wall Street Reform and Consumer Protection Act, or (ii) promulgated pursuant to Basel III by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any similar authority) or any other Governmental Authority.

“Change of Control”: the occurrence of any of the following: (i) Klöckner & Co SE shall fail to own and control, directly or indirectly, at least 80% of the voting Equity Interests of Klöckner USA, (ii) Klöckner USA shall fail to own and control in the aggregate, directly or indirectly, 100% of the Equity Interests of each of the Material Subsidiaries of Klöckner USA, (iii) Klöckner USA shall fail to own and control, directly or indirectly, 100% of the Equity Interests of Kloeckner Metals, (iv) Kloeckner Metals shall fail to own and control, directly or indirectly, 100% of the Equity Interests of each of its Material Subsidiaries, (v) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of

6

~~156801973_3~~

160421929_11

Kloeckner Metals, Klöckner USA or any of their respective Subsidiaries taken as a whole to any “person” (as such term is used in Sections 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended), (vi) the adoption by the stockholders of Kloeckner Metals of a plan or proposal for the liquidation or dissolution of Kloeckner Metals or any of its Material Subsidiaries, or (vii) the adoption by the stockholders of Klöckner USA of a plan or proposal for the liquidation or dissolution of Klöckner USA or any of its Material Subsidiaries.

“Claims”: all claims, liabilities, obligations, losses, damages, penalties, judgments, proceedings, interest, costs and expenses of any kind (including remedial response costs, reasonable attorneys’ fees and Extraordinary Expenses) at any time (including after Full Payment of the Obligations or replacement of Agent or any Lender) incurred by any Indemnitee or asserted against any Indemnitee by any Obligor or other Person, in any way relating to (a) any Loans, Letters of Credit, Loan Documents, Borrower Materials, or the use thereof or transactions relating thereto, (b) any action taken or omitted in connection with any Loan Documents, (c) the existence or perfection of any Liens, or realization upon any Collateral, (d) exercise of any rights or remedies under any Loan Documents or Applicable Law, or (e) failure by any Obligor to perform or observe any terms of any Loan Document, in each case including all costs and expenses relating to any investigation, litigation, arbitration or other proceeding (including an Insolvency Proceeding or appellate proceedings), whether or not the applicable Indemnitee is a party thereto; provided, however, that Borrowers shall not be liable for (x) disputes solely between or among the Lenders, or (y) disputes solely between or among the Lenders and their respective Affiliates; it being understood and agreed that this indemnification shall extend to Agent (but not the Lenders) relative to disputes between or among Agent on the one hand, and one or more Lenders, or one or more of their Affiliates, on the other hand, or (z) any Taxes or any costs attributable to Taxes, which shall governed by Section 5.8). In no event shall any party to a Loan Document have any obligation thereunder to indemnify or hold harmless an Indemnitee with respect to a Claim that is determined in a final, non‑appealable judgment by a court of competent jurisdiction to result from the gross negligence or willful misconduct of such Indemnitee.

“Closing Date”: as defined in Section 6.1.

“CME”: means CME Group Benchmark Administration Limited.

“Code”: the Internal Revenue Code of 1986, as in effect from time to time.

“Collateral”: all Property described in Section 7.1, all Property described in any Security Documents as security for any Obligations, and all other Property that now or hereafter secures (or is intended to secure) any Obligations; provided that the term “Collateral” shall not include any Excluded Property.

“Commerzbank”: means Commerzbank International S.A.

“Commerzbank Credit Facility Agreement”: means that certain Dual‑Currency Revolving Credit Facility Agreement as amended and restated by that certain ~~Reinstatement,~~Third Amendment and Restatement Agreement dated on or about ~~April 15~~December 21, ~~2015~~2021, among Klöckner & Co SE, Kloeckner Metals, Commerzbank and the other lenders party thereto from time to time, as amended, restated, supplemented, or otherwise modified from time to time in accordance with the terms of this Agreement.

“Commerzbank Debt”: means Debt of Kloeckner Metals to Commerzbank and the other lenders party to the Commerzbank Credit Facility Agreement, in the aggregate principal amount of up to €~~310,000,000~~250,000,000, together with interest thereon, as may be outstanding from time to time, as evidenced by the Commerzbank Credit Facility Agre7ement.

~~156801973_3~~

160421929_11

“Commitment”: for any Lender, its obligation to make Loans and to participate in LC Obligations up to the maximum principal amount shown on Schedule 1.1, as hereafter modified pursuant to an Assignment to which it is a party.

“Commitments”: means the aggregate amount of all Lenders’ Commitments.

“Commodity Exchange Act”: the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

“Communication”: any notice, request, election, representation, certificate, report, disclosure, authorization, or other information or statement relating hereto, including any Loan Document or Borrower Materials.

“Compliance Certificate”: a certificate, substantially in the form attached hereto as Exhibit C (or in any other form reasonably satisfactory to Agent), by which Borrowers certify (a) compliance with Section 10.3 and (b) calculation of the Fixed Charge Coverage Ratio, regardless of whether a Fixed Charge Trigger Period is in effect.

“Conforming Changes” shall mean with respect to use, administration of or conventions associated with SOFR, Term SOFR or any proposed Successor Rate, as applicable, any conforming changes to the definitions of “Base Rate”, “SOFR”, “Term SOFR” and “Interest Period”, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of Business Day and U.S. Government Securities Business Day, timing of borrowing requests or prepayment, conversion or continuation notices, and length of lookback periods) as may be appropriate, in Agent's discretion, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by Agent in a manner substantially consistent with market practice (or, if Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate exists, in such other manner of administration as Agent determines is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).

“Connection Income Taxes”: Other Connection Taxes that are imposed on or measured by net income (however denominated), or are franchise or branch profits Taxes.

“Consolidated” or “consolidated” with reference to any term defined herein, means that term as applied to the accounts of Klöckner USA and all of its consolidated Subsidiaries, consolidated in accordance with GAAP.

“Consolidated Capital Expenditures”: means, for any applicable period of computation, an amount equal to the consolidated aggregate Capital Expenditures of Klöckner USA and its consolidated Subsidiaries made during such fiscal period net of trade‑ins and allowances, determined on a consolidated basis in accordance with GAAP.

“Consolidated Cash Taxes”: means, for any applicable period of computation, the sum of all federal, state, local and foreign income and similar taxes paid in cash by Klöckner USA and its consolidated Subsidiaries during such period, determined on a consolidated basis in accordance with applicable law and GAAP.

“Consolidated EBITDA”: means, for any applicable period of computation, (a) Consolidated Net Income for such period, but excluding therefrom all extraordinary items of income or loss for such period, plus (b) the sum of the following to the extent deducted in calculating Consolidated Net Income:

~~156801973_3~~

160421929_11

(i) Consolidated Interest Expense for such period, plus (ii) federal, state, local and foreign income and similar taxes of Klöckner USA and its consolidated Subsidiaries for such period, plus (iii) depreciation, amortization and other non‑cash charges (excluding non‑cash charges that are expected to become cash charges in a future period or that are reserves for future cash charges) of the Klöckner USA and its consolidated Subsidiaries for such period, plus (iv) costs, fees and expenses (including legal, tax, structuring and other costs and expenses) incurred in connection with the transactions contemplated hereby paid on the Closing Date in an aggregate amount not to exceed $600,000, plus (v) costs, fees and expenses (including legal, tax, structuring and other costs and expenses) or charges relating to any contemplated, proposed or consummated Investment, acquisition, asset sale or other disposition, recapitalization, Distributions, equity issuance, equity redemption, fundamental change, repayments or amendments, negotiations, modifications, restatements, waivers, forbearances or other transaction costs of Debt (in each case, whether or not consummated) in an aggregate amount not to exceed Five Million Dollars ($5,000,000) during any Fiscal Year, plus or minus (vi) losses or gains on the sale of assets (excluding sales of Inventory in the Ordinary Course of Business).

“Consolidated Funded Debt”: means, as of any date of determination, all Funded Debt of Klöckner USA and its consolidated Subsidiaries, determined on a consolidated basis.

“Consolidated Funded Debt Payments”: means, for any applicable period of computation, the sum of all scheduled or actual cash payments (whichever is greater on each tranche of Consolidated Funded Debt) of principal on Consolidated Funded Debt (~~other than~~(x) excluding any payments of principal with respect to the Klöckner Intercompany Debt ~~permitted under Section 10.2.8(b)~~or any Affiliate Guaranty paid by the Obligors to any Person (other than another Obligor) pursuant to Section 10.2.8(b) and/or Section 10.2.8(c), respectively, during such period, (y) including any payments of principal with respect to the CommerzBank Debt paid by the Obligors to any Person (other than another Obligor) during such period and (z) if Consolidated Funded Debt Payments are being determined to calculate the Fixed Charge Coverage Ratio for purposes of determining whether the Payment Conditions (Acquisitions/Investments) or the Payment Conditions (Distributions) are satisfied, then including any and all proposed payments to be made pursuant to Section 10.2.8(b) and/or Section 10.2.8(c) if the Payment Conditions (Distributions) are satisfied, if applicable), in each case, for such period other than amounts refinanced at final maturity as permitted by clauses (b) and (c) of Section 10.2.1 (including the principal component of payments due on Capital Leases during such period); it being understood that Consolidated Funded Debt Payments shall not include voluntary prepayments or the mandatory prepayments required pursuant to Section 5.2.

“Consolidated Interest Expense”: means, for any applicable period of computation, all interest expense, net of cash interest income, of Klöckner USA and its consolidated Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Income”: means, for any applicable period of computation, the net income (or net deficit) of Klöckner USA and its consolidated Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Control”: possession, directly or indirectly, of the power to direct or cause direction of a Person’s management or policies, whether through the ability to exercise voting power, by contract or otherwise.

“Controlled Account”: any Deposit Account maintained by an Obligor over which Agent has a Deposit Account Control agreement or otherwise has “control” under the UCC.

“Copyright Licenses”: any written agreement, naming any Obligor as licensor, granting any right under any Copyright. 9

~~156801973_3~~

160421929_11

“Copyrights”: (a) all registered United States copyrights in all Works, now existing or hereafter created or acquired, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Copyright Office and (b) all renewals thereof.

“Covered Entity”: (a) a “covered entity,” as defined and interpreted in accordance with 12 C.F.R. §252.82(b); (b) a “covered bank,” as defined in and interpreted in accordance with 12 C.F.R. §47.3(b); or (c) a “covered FSI,” as defined in and interpreted in accordance with 12 C.F.R. §382.2(b).

“Daily Simple SOFR”: means, with respect to any applicable determination date means SOFR published on such date on the FRBNY website (or any successor source satisfactory to Agent).

“Debt”: as to any Person means (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, or other financial products, (c) all obligations of such Person as a lessee under Capital Leases, (d) all obligations or liabilities of others secured by a Lien on any asset of such Person, irrespective of whether such obligation or liability is assumed, (e) all obligations of such Person to pay the deferred purchase price of assets (other than trade payables incurred in the Ordinary Course of Business and repayable in accordance with customary trade practices), (f) all obligations of such Person owing under Swap Agreements (which amount shall be calculated based on the amount that would be payable by such Person if the Swap Agreement were terminated on the date of determination), (g) any Prohibited Preferred Equity Interests of such Person, and (h) any obligation of such Person guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co‑made, discounted, or sold with recourse) any obligation of any other Person that constitutes Debt under any of clauses (a) through (g) above. For purposes of this definition, (i) the amount of any ~~Indebtedness~~Debt represented by a guaranty or other similar instrument shall be the lesser of the principal amount of the obligations guaranteed and still outstanding and the maximum amount for which the guaranteeing Person may be liable pursuant to the terms of the instrument embodying such ~~Indebtedness~~Debt, and (ii) the amount of any ~~Indebtedness~~Debt described in clause (d) above shall be the lower of the amount of the obligation and the fair market value of the assets of such Person securing such obligation.

“Default”: an event or condition that, with the lapse of time or giving of notice, would constitute an Event of Default.

“Default Rate”: for any Obligation (including, to the extent permitted by law, interest not paid when due), 2% plus the interest rate otherwise applicable thereto.

“Defaulting Lender”: any Lender that (a) has failed to comply with its funding obligations hereunder, and such failure is not cured within two Business Days; (b) has notified Agent or any Borrower that such Lender does not intend to comply with its funding obligations hereunder or under any other credit facility, or has made a public statement to that effect; (c) has failed, within three Business Days following request by Agent or any Borrower, to confirm in a manner satisfactory to Agent and Borrowers that such Lender will comply with its funding obligations hereunder; or (d) has, or has a direct or indirect parent company that has, become the subject of an Insolvency Proceeding (including reorganization, liquidation, or appointment of a receiver, custodian, administrator or similar Person by the Federal Deposit Insurance Corporation or any other regulatory authority) or Bail‑In Action; provided, that a Lender shall not be a Defaulting Lender solely by virtue of a Governmental Authority’s ownership of an equity interest in such Lender or parent company unless the ownership provides immunity for such Lender from jurisdiction of courts within the United States or from enforcement of judgments or writs of attachment on its assets, or permits such Lender or Governmental Authority to repudiate or otherwise to reject such Lender’s agreements. 10

~~156801973_3~~

160421929_11

“Deposit Account Control Agreement”: control agreement reasonably satisfactory to Agent executed by an institution maintaining a Deposit Account for an Obligor, to perfect Agent’s Lien on such account.

“Designated Jurisdiction”: a country or territory that is the target of a Sanction.

“Dilution Percent”: the percent, determined for Borrowers’ most recent Fiscal Quarter, equal to (a) bad debt write‑downs or write‑offs, discounts, returns, promotions, credits, credit memos and other dilutive items with respect to Accounts, divided by (b) gross sales.

“Dilution Reserve”: a reserve established by the Agent in its Permitted Discretion in an amount not to exceed to (a) the percent by which the Dilution Percent exceeds 5.0% multiplied by (b) the Eligible Accounts of the Borrowers.

“Distribution”: any declaration or payment of a distribution, interest or dividend on any Equity Interest (other than payment‑in‑kind); distribution, advance or repayment of Debt to a holder of Equity Interests; or purchase, redemption, or other acquisition or retirement for value of any Equity Interest.

“Division”: the creation of one or more new limited liability companies by means of any statutory division of a limited liability company pursuant to any applicable limited liability company act or similar statue of any jurisdiction. "Divide" shall have the corresponding meaning.

“DOL”: means the U.S. Department of Labor and any successor department or agency.

“Dollars”: lawful money of the United States.

“Domestic Subsidiary”: with respect to any Borrower or any other ~~Loan Party~~Obligor, any Subsidiary of such Person which is incorporated or organized under the laws of any state or territory of the United States or the District of Columbia.

“Early Pay Program”: a program developed by customer(s) of Borrowers in partnership with a Factor whereby Accounts owing by such customer to Borrowers are approved by such customer for participation in such program and such approved Accounts are then purchased by a Factor with payment for such purchase remitted to the applicable Borrower.

“Early Pay Program Accounts”: Accounts participating in an Early Pay Program.

“EEA Financial Institution”: (a) any credit institution or investment firm established in an EEA Member Country that is subject to the supervision of an EEA Resolution Authority; (b) any entity established in an EEA Member Country that is a parent of an institution described in clause (a) above; or (c) any financial institution established in an EEA Member Country that is a subsidiary of an institution described in the foregoing clauses and is subject to consolidated supervision with its parent.

“EEA Member Country”: any of the member states of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority”: any public administrative authority or any Person entrusted with public administrative authority of an EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Copy”: as defined in Section 141.18.

~~156801973_3~~

160421929_11

“Electronic Record and Electronic Signature”: as defined in 15 U.S.C. §7006.

“Eligible Account”: an Account owing to a Borrower that arises in the Ordinary Course of Business from the sale of goods or rendition of services, is payable in Dollars and that is not excluded as ineligible by virtue of one or more of the excluding criteria set forth below; provided, however, that such criteria may be revised from time to time by Agent in Agent’s Permitted Discretion to address the result of any field examination performed by (or on behalf of) Agent from time to time following the Closing Date. An Account shall not be included in Eligible Accounts if:

(a) it is unpaid for more than 90 days after the original due date, or more than 120 days after the original invoice date;

(b) 50% or more of the Accounts owing by the Account Debtor are not Eligible Accounts under the foregoing clause (a);

(c) when aggregated with other Accounts owing by the Account Debtor, it exceeds 20% of the aggregate Eligible Accounts (or such higher percentage as Agent may establish for the Account Debtor from time to time) but only to the extent of such excess;

(d) it is owing by a creditor or supplier, or is otherwise subject to a potential offset, counterclaim, dispute, deduction, discount, recoupment, reserve, defense, chargeback, credit or allowance (but ineligibility shall be limited to the amount thereof); provided, that, the aggregate amount of such offset, counterclaim, dispute, deduction, discount, recoupment, reserve, defense, chargeback, credit or allowance shall be reduced by an amount, equal to the payables to all of such creditors or suppliers that are included, without duplication, in the calculation of the Availability Reserve;

(e) an Insolvency Proceeding has been commenced by or against the Account Debtor; or the Account Debtor has failed, has suspended or ceased doing business, is liquidating, dissolving or winding up its affairs, is not Solvent, or is ~~the target of any Sanction or on any specially designated nationals list maintained by OFAC~~a Sanctioned Person or Sanctioned Entity; or the Borrower is not able to bring suit or enforce remedies against the Account Debtor through judicial process;

(f) the Account Debtor is organized or has its principal offices or assets outside the United States or Canada, unless the Account is supported by a letter of credit (delivered to and directly drawable by Agent) or credit insurance reasonably satisfactory in all respects to Agent;

(g) it is owing by a Governmental Authority, unless the Account Debtor is the United States or any department, agency or instrumentality thereof and the Account has been assigned to Agent in compliance with the federal Assignment of Claims Act;

(h) it is not subject to a duly perfected Lien in favor of Agent having first priority (other than in the case of any Permitted Lien with respect to which Agent has established an Availability Reserve in accordance with this Agreement), or is subject to any other Lien (other than a Permitted Lien);

(i) the goods giving rise to it have not been delivered to the Account Debtor, the services giving rise to it have not been accepted by the Account Debtor, or it otherwise does not represent a final sale;

(j) it is evidenced by Chattel Paper or an Instrument of any kind, or has been reduced to judgment;

~~156801973_3~~

160421929_11

(k) the Account Debtor has made a partial payment with respect to such Account in connection with a dispute between the Account Debtor and a Borrower;

(l) it arises from a sale to an Affiliate, from a sale on a cash‑on‑delivery, bill‑and‑hold, sale‑or‑return, sale‑on‑approval, consignment, or other repurchase or return basis, or from a sale for personal, family or household purposes;

(m) it represents a progress billing or retainage, or relates to services for which a performance, surety or completion bond or similar assurance has been issued;

(n) it includes a billing for interest, fees or late charges, but ineligibility shall be limited to the extent thereof; or

(o) it is a Transferred Account.

“Eligible Assignee”: (a) a Lender, Affiliate of a Lender or Approved Fund that satisfies Section 12.13; (b) an assignee approved by Borrower Agent (which approval shall not be unreasonably withheld or delayed, and shall be deemed given if no objection is made within three (3) Business Days after notice of the proposed assignment) and Agent; or (c) during an Event of Default, any Person acceptable to Agent in its discretion.

“Eligible Inventory”: means Inventory consisting of first quality finished goods held for sale in the ordinary course of Borrowers’ business, raw materials, and work‑in‑process, in each case that complies with each of the representations and warranties respecting Eligible Inventory made in the Loan Documents, and that is not excluded as ineligible by virtue of one or more of the excluding criteria set forth below; provided, however, that such criteria may be revised from time to time by Agent in Agent’s Permitted Discretion to address the results of any audit or appraisal performed by (or on behalf of) Agent from time to time after the Closing Date. An item of Inventory shall not be included in Eligible Inventory if:

(a) a Borrower does not have good, valid, and marketable title thereto,

(b) a Borrower does not have actual and exclusive possession thereof (either directly or through a bailee or agent of Borrowers),

(c) it is not located at one of the locations in the continental United States or Puerto Rico set forth on Schedule 8.6.1 (as such schedule may be updated from time to time in writing with Agent’s approval which approval is not to be unreasonably withheld) to this Agreement (or in‑transit from one such location to another such location); provided, however, that (i) until Agent receives a legal opinion of Borrowers’ Puerto Rican counsel as to the perfection of Agent’s Lien in Inventory located in Puerto Rico, and otherwise in form and substance reasonably acceptable to Agent, no Inventory located in, or in‑transit to or from, Puerto Rico may be included as Eligible Inventory, and (ii) thereafter, no more than $5,000,000 in the aggregate of Inventory located in, or in‑transit to or from, Puerto Rico may be included as Eligible Inventory at any time,

(d) it is in‑transit to or from a location of a Borrower (other than in‑transit from one location set forth on Schedule 8.6.1 to another location set forth on Schedule 8.6.1 (in each case, as such schedule may be updated from time to time in writing with Agent’s approval which approval is not to be unreasonably withheld)),

~~156801973_3~~

160421929_11

(e) it is located on real property leased by a Borrower, unless it is subject to a Lien Waiver executed by the applicable lessor or a Rent and Charges Reserve has been established by Agent to the extent it deems appropriate in its Permitted Discretion,

(f) it is being held by a Bailee, unless (i) a Bailee Reserve has been established by Agent to the extent it deems appropriate in its Permitted Discretion (unless such Inventory is subject to a Lien Waiver whereby the applicable Bailee waives, in a manner reasonably acceptable to Agent, all Liens in Borrowers’ Inventory held by such Bailee and all rights to receive any payment for its services or otherwise as a condition to the release of such Inventory to Agent), (ii) to the extent such Bailee is engaged in the business of selling goods of such type, UCC notice filings and other acceptable documentation regarding such Borrower’s interests in such Inventory have been provided to Agent, and (iii) it is segregated or otherwise separately identifiable from goods of others, if any, stored on the premises; provided, that, the aggregate amount of Inventory held by outside Bailees that may be deemed eligible shall not at any time exceed $100,000,000;

(g) it is being held on consignment by a third party, unless (i) it is subject to a Lien Waiver executed by the applicable consignee, (ii) UCC notice filings and other acceptable documentation regarding such Borrower’s interests in such Inventory have been provided to Agent, and (iii) it is segregated or otherwise separately identifiable from goods of others, if any, stored on the premises; provided, that, the aggregate amount of Inventory held on consignment by third parties that may be deemed eligible shall not at any time exceed $25,000,000,

(h) it is the subject of a bill of lading or other document of title,

(i) it is not subject to a duly perfected Lien in favor of Agent having first priority (other than in the case of any Permitted Lien with respect to which Agent has established an Availability Reserve in accordance with this Agreement), or is subject to any other Lien (other than a Permitted Lien),

(j) it consists of goods returned or rejected by a Borrower’s customer for which a credit has not yet been issued,

(k) it consists of goods that are obsolete or slow moving, restrictive or custom items, or goods that constitute spare parts, packaging and shipping materials, supplies used or consumed in Borrowers’ business, bill and hold goods, defective or damaged goods, “seconds,” no charge or sample items, or Inventory acquired on consignment, sale or return, sale on approval or similar arrangement,

(l) it is subject to third party trademark, licensing or other proprietary rights, unless Agent is satisfied that such Inventory can be freely sold by Agent on and after the occurrence of an Event of ~~a~~ Default despite such third party rights, or

(m) it was acquired in connection with a Permitted Acquisition, until the completion of any appraisal and field examination of such Inventory required by Agent, in each case, reasonably satisfactory to Agent (which appraisal and field examination may be conducted prior to the closing of such Permitted Acquisition); provided, that, solely for purposes of calculating ~~pro forma Excess~~Specified Availability for purposes of Payment Conditions (Acquisitions/Investments) under clause (~~f~~b) of the definition of Permitted Acquisition, no such field examination or appraisal shall be required ~~(x)~~ with respect to Inventory acquired in a Permitted Acquisition (it being understood that, for such purpose only, the Inventory acquired in a Permitted Acquisition shall be included in the calculation of Eligible Inventory at a value and in a manner that is reasonably acceptable to Agent and consistent with the valuation of similar Inventory of the Borrowers that has been appraised) ~~and (y) so long as no Event of Default is continuing, no such field exam shall be required prior to May 1, 2021 if the working capital assets being acquired would not increase the Borrow1i4ng Base by $20,000,000 or more~~.

~~156801973_3~~

160421929_11

“Enforcement Action”: any action to enforce any Obligations (other than Secured Bank Product Obligations) or Loan Documents or to exercise any rights or remedies relating to any Collateral, whether by judicial action, self‑help, notification of Account Debtors, setoff or recoupment, credit bid, deed in lieu of foreclosure, action in an Insolvency Proceeding or otherwise.

“Environmental Laws”: means any applicable federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy, or rule of common law now or hereafter in effect and in each case as amended, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, in each case, to the extent binding on any Borrower or its Subsidiaries, relating to the environment, the effect of the environment on employee health, or Hazardous Materials, in each case as amended from time to time.

“Environmental Notice”: a written notice from any Governmental Authority or other Person of any possible noncompliance with, investigation of a possible violation of, litigation relating to, or potential fine or liability under any Environmental Law, or with respect to any Environmental Release, environmental pollution or Hazardous Materials, including any complaint, summons, citation, order, claim, demand or request for correction, remediation or otherwise.

“Environmental Release”: a “release” as defined in CERCLA.

“Equity Interest”: the interest of any (a) shareholder in a corporation; (b) partner in a partnership (whether general, limited, limited liability or joint venture); (c) member in a limited liability company (including all of such member's limited liability company interests in, and right to participate in the management of or otherwise control or exercise rights as a member of, such limited liability company); or (d) other Person having any other form of equity security or ownership interest.

“ERISA”: the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate”: any trade or business (whether or not incorporated) under common control with an Obligor within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“EU Bail‑In Legislation Schedule”: the EU Bail‑In Legislation Schedule published by the Loan Market Association, as in effect from time to time.

“Event of Default”: as defined in Section 11.

“Excess Availability”: means, as of any date of calculation, the amount by which (a) the ~~lesser of the Borrowing Base and the aggregate Commitments~~Line Cap exceeds, (b) the sum of (i) the outstanding principal amount of all Loans (calculated as of such date), plus (ii) all LC Obligations (calculated as of such date).

“Excess Collateral Availability”: means Excess Availability, as calculated without regard to any limitation thereon imposed by the aggregate Commitments.

“Excluded Deposit Account”: means (i) any Deposit Account of any Obligor established solely as payroll, payroll taxes, other employee wage and benefit payments or other zero balance accounts, (ii) any Deposit Account of any Person that is not ~~a Loan Party~~an Obligor, and (iii) any Deposit Account of any Obligor containing cash or Cash Equivalents deposited in accordance with and for the purposes described in Section 10.2.2(e), (k), (p) or (v), to the extent any such Deposit Account contains only such

~~156801973_3~~

160421929_11

cash or Cash Equivalents on deposit for such purposes and only for so long as such cash and Cash Equivalents are on deposit for such purposes; provided however that no more than $20,000,000 in the aggregate may be on deposit in all such Deposit Accounts described in clause (iii) at any time.

“Excluded Domestic Holdco”: a Domestic Subsidiary substantially all of the assets of which consist of Equity Interests of one or more Foreign Subsidiaries that has not guaranteed or pledged any of its assets to secure, or with respect to which there shall not have been pledged two‑thirds or more of the voting Equity Interests to secure, any ~~Indebtedness~~Debt (other than the Loans) of an Obligor or any other Subsidiary of Klöckner USA which is a United States person within the meaning of Section 7701(a)(30) of the Code.

“Excluded Domestic Subsidiary”: any Domestic Subsidiary that is (a) a direct or indirect Subsidiary of a Foreign Subsidiary or (b) an Excluded Domestic Holdco.

“Excluded Property”: means

(a) any asset subject to a rule of law, statute or regulation or of a lease agreement or any general intangible (including a contract, permit, license or franchise) or a Permitted Lien, where the grant of such security interest would invalidate or constitute a breach or violation of any such rule of law, statute, regulation, lease agreement or general intangible or agreement or agreements creating or giving rise to such Permitted Lien, provided that the limitation set forth in this sentence shall (i) exist only for so long as such rule of law, statute, regulation, lease agreement or general intangible or agreement and the Permitted Lien created therein continue to be effective (and, upon the cessation, termination, expiration of such rule of law, statute, regulation, lease agreement or general intangible or Permitted Lien, or if any such rule of law, statute or regulation is no longer applicable, the security interest granted herein shall be deemed to have automatically attached to such asset) and (ii) not apply with respect to any asset if and to the extent that the security interest in and to such asset granted in this Security Agreement is permitted under Sections 9‑406, 9‑407, 9‑408, or 9‑409 of the UCC;

(b) Equity Interests issued, and property owned, by any Excluded Subsidiary (other than any Equity Interests of a Foreign Subsidiary or Excluded Domestic Subsidiary if the pledging of such property would not result in adverse tax consequences or the costs to the Obligors of providing such pledge are unreasonably excessive (as reasonably determined by Agent and Borrowers) in relation to the benefits to Agent and the Lenders afforded thereby);

(c) any United States intent‑to‑use Trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such intent‑to‑use Trademark application or any registration issuing therefrom under applicable federal law;

(d) Excluded Deposit Accounts (other than Deposit Accounts of the type described in clause (iii) of the definition of Excluded Deposit Accounts that are maintained at Bank of America~~);~~

~~(e) the Expense Reserve, the Treasury Management Fee Reserve and the Letter of Credit Cash Collateralization (in each case as defined in the Payoff Letter) so long as a Lien on such items is permitted pursuant to Section 10.2.2(y~~); and

(e) ~~(f)~~ property owned by any Obligor on the date hereof or hereafter acquired that is subject to a Permitted Lien securing a purchase money obligation or Capital Lease obligation permitted

~~156801973_3~~

160421929_11

to be incurred pursuant to Section 10.1.1 if the contract or other agreement in which such Lien is granted (or the documentation providing for such purchase money obligation or Capital Lease obligation) prohibits the creation of any other Lien on such property; provided that such property shall no longer constitute Excluded Property when such Lien is released and shall immediately and automatically without further action by the relevant Obligor or the Agent be and become part of the Collateral, except to the extent such property otherwise constitutes Excluded Property;

provided, however that the Proceeds of such Excluded Property shall not be excluded from the Collateral, except to the extent such proceeds otherwise constitute Excluded Property.

“Excluded Subsidiary”: (a) any Immaterial Subsidiary, (b) Kloeckner Metals de Mexico, S.A de C.V and Kloeckner Metals Servicios de Mexico, S.A de C.V, (c) any other Foreign Subsidiary or Excluded Domestic Subsidiary if a guaranty of the Obligations by such Subsidiary would result in adverse tax consequences or the costs to the Obligors of providing such guaranty are unreasonably excessive (as reasonably determined by Agent and Borrowers) in relation to the benefits to Agent and the Lenders afforded thereby and (d) any not‑for‑profit entity.

“Excluded Swap Obligation”: with respect to an Obligor, each Swap Obligation as to which, and only to the extent that, such Obligor’s guaranty of or grant of a Lien as security for such Swap Obligation is or becomes illegal under the Commodity Exchange Act because the Obligor does not constitute an “eligible contract participant” as defined in the act (determined after giving effect to any keepwell, support or other agreement for the benefit of such Obligor and all guarantees of Swap Obligations by other Obligors) when such guaranty or grant of Lien becomes effective with respect to the Swap Obligation. If a hedging agreement governs more than one Swap Obligation, only the Swap Obligation(s) or portions thereof described in the foregoing sentence shall be Excluded Swap Obligation(s) for the applicable Obligor.

“Excluded Taxes”: (a) Taxes imposed on or measured by a Recipient’s net income (however denominated), franchise Taxes and branch profits Taxes (i) as a result of such Recipient being organized under the laws of, or having its principal office or applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof), or (ii) constituting Other Connection Taxes; (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of a Lender with respect to its interest in a Loan or Commitment pursuant to a law in effect when the Lender acquires such interest (except pursuant to an assignment request by Borrower Agent under Section 13.4) or changes its Lending Office, unless the Taxes were payable to its assignor immediately prior to such assignment or to the Lender immediately prior to its change in Lending Office; (c) Taxes attributable to a Recipient’s failure to comply with Section 5.9.2; and (d) U.S. federal withholding Taxes imposed pursuant to FATCA.

“Extraordinary Expenses”: all costs, expenses or advances incurred by Agent during a Default or Event of Default or an Obligor’s Insolvency Proceeding, including those relating to (a) any audit, inspection, repossession, storage, repair, appraisal, insurance, manufacture, preparation or advertising for sale, sale, collection, or other preservation of or realization upon any Collateral; (b) any action, arbitration or other proceeding (whether instituted by or against Agent, any Lender, any Obligor, any creditor(s) of an Obligor or any other Person) in any way relating to any Collateral, Agent’s Liens, Loan Documents, Letters of Credit or Obligations, including any lender liability or other Claims; (c) exercise of any rights or remedies of Agent in, or the monitoring of, any Insolvency Proceeding; (d) settlement or satisfaction of taxes, charges or Liens with respect to any Collateral; (e) any Enforcement Action; and (f) negotiation and documentation of any modification, waiver, workout, restructuring or forbearance with respect to any Loan Documents or Obligations; provided, however, that with respect to any enforcement,

~~156801973_3~~

160421929_11

restructuring or workout, but without limitation of the inclusion of costs and expenses of Agent’s attorneys, the costs and expenses of attorneys to the other Indemnitees shall be limited to the reasonable attorneys’ fees of one law firm as counsel to such other Indemnitees, except to the extent that any such Indemnitee reasonably determines that it is necessary or appropriate for it to obtain separate counsel as a result of any conflict of interest. Such costs, expenses and advances include transfer fees, Other Taxes, storage fees, insurance costs, permit fees, utility reservation and standby fees, legal fees, appraisal fees, brokers’ and auctioneers’ fees and commissions, accountants’ fees, environmental study fees, wages and salaries paid to employees of any Obligor or independent contractors in liquidating any Collateral, and travel expenses.

“Factor”: as defined in the definition of Factoring Agreement.

“Factoring Agreement”: any receivables purchase agreement, factoring agreement or similar arrangement between a factoring counterparty (each a “Factor”) and a Borrower pursuant to which such Borrower sells Accounts to Factor and which agreement or arrangement, as applicable, is reasonably satisfactory, in form and substance, to Agent.

“Factoring Fees”: distributions or payments made directly or by means of discounts with respect to any Accounts or participation interest issued or sold in connection with, and other fees paid to a Person that is not a Borrower in connection with, any Factoring Agreement

“FATCA”: Sections 1471 through 1474 of the Code (including any amended or successor version if substantively comparable and not materially more onerous to comply with), and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Rate”: shall mean for any day, the per annum rate calculated by FRBNY based on such day's federal funds transactions by depository institutions (as determined in such manner as FRBNY shall set forth on its public website from time to time) and published on the next Business Day by FRBNY as the federal funds effective rate; provided, that in no event shall the Federal Funds Rate be less than zero.

“Fiscal Quarter”: each period of three months, commencing on the first day of a Fiscal Year.

“Fiscal Year”: the fiscal year of Klöckner USA and its Subsidiaries for accounting and tax purposes, ending on December 31 of each year.

“Fixed Charges”: for any applicable period of computation, without duplication, the sum of (i) all Consolidated Interest Expense paid in cash for such period plus (ii) Consolidated Funded Debt Payments made during such period.

“Fixed Charge Coverage Ratio”: for any applicable period of computation, the ratio of (a) (i) Consolidated EBITDA, minus (ii) Unfinanced Capital Expenditures for such period, minus (iii) Consolidated Cash Taxes for such period, minus (iv) cash Distributions ~~(except for~~during such period (excluding any payments of principal, interest or otherwise with respect to the Klöckner Intercompany Debt or ~~the Klöckner Bonds~~any Affiliate Guaranty paid by the Obligors to any Person (other than another Obligor) pursuant to Section 10.2.8(b) and/or Section 10.2.8(~~d~~c) during such period~~)~~ and any payments of principal, interest or otherwise with respect to the CommerzBank Debt paid by the Obligors to any Person during such period), minus (v) any loans to or investments in Klöckner & Co SE or any of its Subsidiaries (other than Subsidiaries of Klöckner USA) permitted pursuant to clause (m)(ii) of the definition of Permitted Investments and made during such period, to (b) without duplication of any amounts described in clause (a)(iv) above, ~~Consolidated~~ Fixed Charges. Notwithstanding anything to the

~~156801973_3~~

160421929_11

contrary, the “Fixed Charge Coverage Ratio” shall be calculated for Klöckner USA and its consolidated Subsidiaries without inclusion of Excluded Subsidiaries; provided, however, that so long as the gross revenues of Excluded Subsidiaries do not exceed 5% of the aggregate gross revenues of Klöckner USA and its consolidated Subsidiaries, Excluded Subsidiaries shall be included in the calculation of “Fixed Charge Coverage Ratio”. ~~For the avoidance of doubt, notwithstanding anything to the contrary contained herein, the incurrence of any guarantee with respect to the Klöckner Bonds or any payment thereon that is permitted under Section 10.2.8(d) shall not be included in the calculation of Fixed Charge Coverage Ratio.~~

“Fixed Charge Trigger Period”: means any period (a) beginning on the date when ~~Excess~~Specified Availability is less than the greater of (i) 10% of the ~~aggregate Commitments~~Line Cap and (ii) $45,000,000 and (b) ending on the earlier of (~~A~~i) the date that ~~Excess~~Specified Availability is equal to or greater than the greater of (~~i~~A) 10% of the ~~aggregate Commitments~~Line Cap and (B) $45,000,000 at all times during the prior thirty (30) consecutive calendar days ~~or~~, and (ii) the date that ~~Excess~~Specified Availability is equal to or greater than the greater of (A) 17.5% of the ~~aggregate Commitments~~Line Cap and (B) $78,750,000 at all times during the prior five (5) consecutive calendar days.

“FLSA”: the Fair Labor Standards Act of 1938.

“Flood Laws”: the National Flood Insurance Act of 1968, Flood Disaster Protection Act of 1973 and related laws.

“Foreign Lender”: any Lender that is not a U.S. Person.

“Foreign Subsidiary”: means, with respect to any Borrower or any other ~~Loan Party~~Obligor, any Subsidiary of such Person which is not a Domestic Subsidiary.

“Fourth Amendment Effective Date”: July 14, 2022.

“FRB”: the Board of Governors of the Federal Reserve System of the United States.

“FRBNY”: Federal Reserve Bank of New York.

“Fronting Exposure”: a Defaulting Lender’s interest in LC Obligations, Swingline Loans and Protective Advances, except to the extent Cash Collateralized by the Defaulting Lender or allocated to other Lenders hereunder.

“Full Payment”: with respect to any Obligations, (a) the full and indefeasible cash payment thereof, including any interest, fees and other charges accruing during an Insolvency Proceeding (whether or not allowed in the proceeding); and (b) if such Obligations are LC Obligations or inchoate or contingent in nature, Cash Collateralization thereof (or delivery of a standby letter of credit acceptable to Agent in its discretion, in the amount of required Cash Collateral). No Loans shall be deemed to have been paid in full unless all Commitments related to such Loans are terminated.

“Funded Debt”: as of any date of determination, all Debt for borrowed money or letters of credit of Klöckner USA and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, including, in any event, but without duplication, with respect to Klöckner USA and its consolidated Subsidiaries, the Revolver Usage, the amount of their Capitalized Lease Obligations, the Klöckner Intercompany ~~Line of Credit~~ Debt, ~~and~~ the Commerzbank Debt and the Affiliate Guaranties.

~~156801973_3~~

160421929_11

“GAAP”: generally accepted accounting principles in effect in the United States from time to time.

“Governmental Approvals”: all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and required reports to, all Governmental Authorities.

“Governmental Authority”: any federal, state, local, foreign or other agency, authority, body, commission, court, instrumentality, political subdivision, central bank, or other entity or officer exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions for any governmental, judicial, investigative, regulatory or self‑regulatory authority (including the Financial Conduct Authority, the Prudential Regulation Authority and any supra‑national bodies such as the European Union or European Central Bank).

“Guarantor Payment”: as defined in Section 5.10.3.

“Guarantors”: the Guarantors and each other Person that guarantees payment or performance of Obligations.

“Guaranty”: each guaranty agreement executed by a Guarantor in favor of Agent.

“Hazardous Material”: (a) any hazardous substance, as defined by CERCLA, as amended, and regulations promulgated thereunder; (b) any hazardous waste, as defined by the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq., or state corollaries, as amended, and regulations promulgated thereunder; (c) petroleum, including crude oil or any fraction thereof, except when used for refueling motor vehicles in commercially reasonably quantities that would not reasonably be expected to result in a Material Adverse Effect; (d) radioactive material, including any source, special nuclear, or byproduct material as defined in 42 U.S.C. § 2011 et seq.; (e) asbestos or asbestos‑containing materials; (f) electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million; and (g) any explosive or extremely dangerous material.

“IFRS” shall mean International Financial Reporting Standards, as adopted by the International Accounting Standards Board and/or the European Union, as in effect from time to time.

“Immaterial Subsidiary”: means, as of any date of determination, any Subsidiary of any Borrower as to which both of the following conditions apply: (a) less than $2,500,000 of Consolidated EBITDA, as calculated for the most recent four fiscal quarter period then ended for which financial statements are required to have been delivered to Agent under Section 10.1.2, is attributable to such Subsidiary, and (b) the assets of such Subsidiary have a book value of less than $20,000,000.

“Indemnified Taxes”: (a) Taxes, other than Excluded Taxes, imposed on or relating to any payment of an Obligation; and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitees”: Agent Indemnitees, Lender Indemnitees, Issuing Bank Indemnitees and Bank of America Indemnitees.

“Insolvency Proceeding”: any case or proceeding commenced by or against a Person under any state, federal or foreign law for, or any agreement of such Person to, (a) the entry of an order for relief under the Bankruptcy Code, or any other insolvency, debtor relief or debt adjustment law; (b) the appointment of a receiver, trustee, liquidator, administrator, conservator or other custodian for such Person or any part of its Property; or (c) an assignment or trust mortgage for the benefit of creditors.

~~156801973_3~~

160421929_11

“Inspection Trigger Event”: ~~Excess~~Specified Availability at any time is for five (5) consecutive days less than 15% of the ~~aggregate Commitments~~Line Cap.

“Intellectual Property”: all Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks, Trademark Licenses and all other intellectual property of the Obligors.

“Interest Payment Date”: (a) for each Term SOFR Loan, the last day of the applicable Interest Period and, if the Interest Period is more than three months, each three month anniversary of the beginning of the Interest Period; and (b) for all other Loans, the first day of each calendar quarter.

“Inventory”: as defined in the UCC, including all goods intended for sale, lease, display or demonstration; all work in process; and all raw materials, and other materials and supplies of any kind that are or could be used in connection with the manufacture, printing, packing, shipping, advertising, sale, lease or furnishing of such goods, or otherwise used or consumed in a Borrower’s business (but excluding Equipment).

“Inventory Formula Amount”: (a) the lesser of (i) ~~75~~80% of the Value of Eligible Inventory consisting of finished goods and raw materials; or (ii) 85% of the NOLV Percentage of the Value of Eligible Inventory consisting of finished goods and raw materials; plus (b) the least of (i) 85% of the NOLV Percentage of the Value of Eligible Inventory consisting of work‑in‑process~~,~~; (ii) ~~75~~80% of the Value of Eligible Inventory consisting of work‑in‑process~~, and~~; or (iii) $~~25 million~~25,000,000.

“Inventory Reserve”: reserves established by Agent in its Permitted Discretion to reflect factors that may negatively impact the Value of Inventory, including change in salability, obsolescence, seasonality, theft, shrinkage, imbalance, change in composition or mix, markdowns and vendor chargebacks.

“Investment”: an Acquisition, an acquisition of record or beneficial ownership of any Equity Interests of a Person or all or substantially all of the assets of such other Person (or of any division or business line of such other Person), or an advance or capital contribution to or other investment in a Person (including in the form of loans, guarantees, advances and capital contributions, but excluding (a) commission, travel, and similar advances to officers and employees of such Person made in the Ordinary Course of Business, and (b) bona fide Accounts arising in the Ordinary Course of Business).

“IRS”: the United States Internal Revenue Service.

“Issuing Bank”: Bank of America (including any Lending Office of Bank of America), or any replacement issuer appointed pursuant to Section 2.2.4.

“Issuing Bank Indemnitees”: Issuing Bank and its officers, directors, employees, Affiliates, agents, advisors, attorneys, consultants, service providers and other representatives.

“Klöckner & Co SE”: means Klöckner & Co SE, a Societe Europaea organized under the laws of Germany.

~~“Klöckner Bonds” shall mean those certain senior unsecured bonds, to be issued by Klöckner & Co SE, pursuant to the Klöckner Indenture Agreement in an aggregate principal amount not to exceed €325,000,000.~~

~~“Klöckner Indenture Agreement” shall mean that certain Indenture, by and among, inter alia, Klöckner & Co SE as the issuer of the Klöckner Bonds and Deutsche Trustee Company Limited as~~

~~156801973_3~~

160421929_11

~~notes trustee, dated on or about the issue date of the Klöckner Bonds, which shall be consistent in all material respect with the preliminary Offering Memorandum delivered to the Agent on or prior to the Second Amendment Effective Date.~~

“Klöckner Intercompany Debt”: collectively, (a) the Klöckner Intercompany Line of Credit Debt and (b) the Subordinated Intercompany Debt.

“Klöckner Intercompany Debt Acknowledgment”: an acknowledgment agreement executed by Klöckner & Co SE to and for the benefit of Agent and the Lenders, in form and substance reasonably satisfactory to Agent, with respect to the Klöckner Intercompany Line of Credit Debt and the restrictions on the payment thereof contained in this Agreement.

“Klöckner Intercompany Line of Credit Debt”: collectively, (a) the Klöckner USA Intercompany Debt, and (b) Debt of Klöckner USA to Klöckner & Co SE, in the aggregate principal amount of up to $200,000,000, together with interest thereon, as may be outstanding from time to time, as evidenced by that certain Intercompany Loan Agreement, dated April 26, 2011, as amended, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof and, if after the date hereof, in accordance with Section 10.2.19(b) of this Agreement.

“Klöckner USA Intercompany Debt”: Debt of Kloeckner Metals to Klöckner USA, as may be outstanding from time to time, as evidenced by that certain Intercompany Loan Agreement, dated June 30, 2021, as amended, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof and, if after the date hereof, in accordance with Section 10.2.19(b) of this Agreement.

“Klöckner USA”: has the meaning set forth in the preamble to this Agreement.

“Kloeckner Metals”: means Kloeckner Metals Corporation, a Delaware corporation.

~~“KNHC”: means Klockner Namasco Holding Corporation, a Delaware corporation.~~

“LC Application”: an application by Borrower Agent to Issuing Bank for issuance of a Letter of Credit, in form and substance satisfactory to Issuing Bank and Agent.

“LC Conditions”: upon giving effect to issuance of a Letter of Credit, (a) the conditions in Section 6 are satisfied; (b) total LC Obligations do not exceed the Letter of Credit Subline and Revolver Usage does not exceed the Borrowing Base; (c) the Letter of Credit and payments thereunder are denominated in Dollars or other currency satisfactory to Agent and Issuing Bank; and (d) the purpose and form of the Letter of Credit are satisfactory to Agent and Issuing Bank in their discretion.

“LC Documents”: all documents, instruments and agreements (including requests and applications) delivered by any Borrower or other Person to Issuing Bank or Agent in connection with a Letter of Credit.

“LC Obligations”: the sum of (a) all amounts owing by Borrowers for draws under Letters of Credit; and (b) the Stated Amount of all outstanding Letters of Credit.

“LC Request”: a request by Borrower Agent for issuance of a Letter of Credit, in form satisfactory to Agent and Issuing Bank.

~~156801973_3~~

160421929_11

“Lender Indemnitees”: Lenders and Secured Bank Product Providers, and their officers, directors, employees, Affiliates, agents, advisors, attorneys, consultants, service providers and other representatives.

“Lenders”: lenders party to this Agreement (including Agent in its capacity as provider of Swingline Loans or Protective Advances) and any Person who hereafter becomes a “Lender” pursuant to an Assignment, including any Lending Office of the foregoing.

“Lending Office”: the office (including any domestic or foreign Affiliate or branch) designated as such by Agent, a Lender or Issuing Bank by notice to Borrower Agent and, if applicable, Agent.

“Letter of Credit”: any standby or documentary letter of credit, foreign guaranty, documentary bankers acceptance, indemnity, reimbursement agreement or similar instrument issued by Issuing Bank for the account or benefit of a Borrower or Affiliate of a Borrower.

“Letter of Credit Subline”: $30,000,000.

“License”: any license or agreement under which an Obligor is authorized to use Intellectual Property in connection with any manufacture, marketing, distribution or disposition of Collateral, any use of Property or any other conduct of its business.

“Licensor”: any Person from whom an Obligor obtains the right to use any Intellectual Property.

“Lien”: an interest in Property securing an obligation or claim, including any lien, security interest, pledge, hypothecation, assignment, trust, reservation, assessment right, encroachment, easement, right‑of‑way, covenant, condition, restriction, lease, or other title exception or encumbrance.

“Lien Waiver”: a landlord waiver, bailee letter, or acknowledgement agreement of any lessor, Bailee, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in a Borrower’s or its Subsidiaries’ books and records, or Inventory, in each case, in form and substance reasonably satisfactory to Agent.

“Lien Waiver Negotiation Period”: as defined in Section 10.1.8(c).

“Line Cap”: means the lesser of the Borrowing Base and the aggregate Commitments.

“Loan”: a loan made by a Lender under the credit facility established by this Agreement.

“Loan Documents”: this Agreement, Other Agreements and Security Documents.

“Loan Year”: each 12 month period commencing on the Closing Date or an anniversary thereof.

“Margin Stock”: as defined in Regulation U of the Federal Reserve Board of Governors.

“Material Adverse Effect”: the effect of any event or circumstance that, taken alone or in conjunction with other events or circumstances, (a) has or could be reasonably expected to have a material adverse effect on the business, operations, Properties, prospects or condition (financial or otherwise) of any Obligor, the value of any material Collateral, the enforceability of any Loan Document, or the validity or priority of Agent’s Lien on any Collateral; (b) impairs the ability of an Obligor to perform its obligations under the Loan Documents, including repayment of any Obligations; or (c) otherwise impairs the ability of Agent or any Lender to enforce or collect any Obligations or to realize upon any Collateral.

~~156801973_3~~

160421929_11

“Material Contract”: any written agreement or arrangement to which a Borrower or Subsidiary is party (other than the Loan Documents) for which breach, termination, nonperformance or failure to renew could reasonably be expected to have a Material Adverse Effect.

“Material Subsidiary”: as of any date of determination, any Subsidiary of a Borrower which is not an Immaterial Subsidiary.

“Moody’s”: Moody’s Investors Service, Inc. or any successor reasonably acceptable to Agent.

“Multiemployer Plan”: any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which an Obligor or ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Multiple Employer Plan”: a Plan with two or more contributing sponsors, including an Obligor or ERISA Affiliate, at least two of whom are not under common control, as described in Section 4064 of ERISA.

“Net Cash Proceeds”: with respect to any sale or disposition by an Obligor ~~Borrower~~ or any of its Subsidiaries of assets, the amount of cash proceeds received (directly or indirectly) from time to time (whether as initial consideration or through the payment of deferred consideration) by or on behalf of such Borrower or any of its Subsidiaries, in connection therewith after deducting therefrom only (i) the amount of any Debt secured by any Permitted Lien on any asset (other than (A) Debt owing to Agent or any Lender under this Agreement or the other Loan Documents and (B) Debt assumed by the purchaser of such asset) which is required to be, and is, repaid in connection with such sale or disposition, (ii) reasonable fees, commissions, and expenses related thereto and required to be paid by such Borrower or such Subsidiary in connection with such sale or disposition and (iii) taxes paid or payable to any taxing authorities by such Borrower or such Subsidiary in connection with such sale or disposition, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid or payable to a Person that is not an Affiliate of any Borrower or any of its Subsidiaries, and are properly attributable to such transaction.

“NOLV Percentage”: the net orderly liquidation value of Inventory, expressed as a percentage, expected to be realized at an orderly, negotiated sale held within a reasonable period of time, net of all liquidation expenses, as determined from the most recent appraisal of Borrowers’ Inventory performed by an appraiser and on terms reasonably satisfactory to Agent.

“Notice of Borrowing”: a request by Borrower Agent for a Borrowing, in form reasonably satisfactory to Agent.

“Notice of Cash Dominion”: has the meaning specified therefor in Section 8.2.4.

“Notice of Conversion/Continuation”: a request by Borrower Agent for conversion or continuation of a Loan as a Term SOFR Loan, in form reasonably satisfactory to Agent.

“Obligations”: all (a) principal of and premium, if any, on the Loans, (b) LC Obligations and other obligations of Obligors with respect to Letters of Credit, (c) interest, expenses, fees, indemnification obligations, Claims and other amounts payable by Obligors under Loan Documents, (d) Secured Bank Product Obligations, and (e) other Debts, obligations and liabilities of any kind owing by Obligors pursuant to the Loan Documents, in each case whether now existing or hereafter arising, whether evidenced by a note or other writing, whether allowed in any Insolvency Proceeding, whether arising from an extension of credit, issuance of a letter of credit, acceptance, loan, guaranty,

~~156801973_3~~

160421929_11

indemnification or otherwise, and whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several; provided, that Obligations of an Obligor shall not include its Excluded Swap Obligations.

“Obligor”: each Borrower and Guarantor.

“OFAC”: Office of Foreign Assets Control of the U.S. Treasury Department.

“Ordinary Course of Business”: the ordinary course of business of any Borrower or Subsidiary, undertaken in good faith and consistent with Applicable Law and not for purposes of evading any covenant or restriction in any Loan Document

“Organic Documents”: with respect to any Person, its charter, certificate or articles of incorporation, bylaws, articles of organization, limited liability agreement, operating agreement, members agreement, shareholders agreement, partnership agreement, certificate of partnership, certificate of formation, voting trust agreement, or similar agreement or instrument governing the formation or operation of such Person.

“OSHA”: the Occupational Safety and Health Act of 1970.

“Other Agreement”: the Klöckner Intercompany Debt Acknowledgment, each Subordination Agreement, each LC Document, fee letter, Lien Waiver, Borrower Material, or other note, document, instrument or agreement (other than this Agreement or a Security Document) now or hereafter delivered by an Obligor or other Person to Agent or a Lender in connection with any transactions relating hereto.

“Other Connection Taxes”: Taxes imposed on a Recipient due to a present or former connection between it and the taxing jurisdiction (other than connections arising from the Recipient having executed, delivered, become party to, performed obligations or received payments under, received or perfected a Lien or engaged in any other transaction pursuant to, enforced, or sold or assigned an interest in, any Loan or Loan Document).

“Other Debt Trigger Date”: means: (a) in the case of the Commerzbank Debt, the 90th day prior to the scheduled maturity date thereof unless, as of such 90th day and at all times thereafter until the payment in full of the Commerzbank Debt, either (i) Borrowers would have the Required Liquidity after giving effect to the making of a Loan on such date in an amount equal to the aggregate outstanding amount of the Commerzbank Debt as of such date, or (ii) Borrowers have provided cash collateral (pursuant to documentation reasonably satisfactory to Agent) to Agent, to be held by Agent as additional Collateral for the Obligations, in an amount equal to the aggregate outstanding amount of the Commerzbank Debt from time to time (it being understood that, if the Commerzbank Debt has not been paid in full as of the 90th day prior to the scheduled maturity date thereof and either of the foregoing conditions fail to be satisfied as of any subsequent date, then such subsequent date shall be the Other Debt Trigger Date); and (b) in the case of any Klöckner Intercompany ~~Line of Credit~~ Debt, the 30th day prior to the scheduled maturity date thereof unless, as of such 30th day and at all times thereafter until the payment in full of such Klöckner Intercompany ~~Line of Credit~~ Debt, either (i) Borrowers would have the Required Liquidity after giving effect to the making of a Loan on such date in an amount equal to the aggregate outstanding amount of such Klöckner Intercompany ~~Line of Credit~~ Debt as of such date, or (ii) Borrowers have provided cash collateral (pursuant to documentation reasonably satisfactory to Agent) to Agent, to be held by Agent as additional Collateral for the Obligations, in an amount equal to the aggregate outstanding amount of such Klöckner Intercompany ~~Line of Credit~~ Debt from time to time (it being understood that, if any such Klöckner Intercompany ~~Line of Credit~~ Debt has not been paid in full as of the 30th day prior to the scheduled maturity date thereof and either of the foregoing conditions fail

~~156801973_3~~

160421929_11

to be satisfied as of any subsequent date, then such subsequent date shall be the Other Debt Trigger Date).

“Other Taxes”: all present or future stamp, court, documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a Lien under, or otherwise with respect to, any Loan Document, except Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 13.4(c)).

“Overadvance”: the amount by which Revolver Usage exceeds the Borrowing Base at any time.

“Participant”: as defined in Section 13.2.

“Patent License”: all agreements, whether written or oral, providing for the grant by or to an Obligor of any right to manufacture, use or sell any invention covered by a Patent.

“Patents”; (a) all letters patent of the United States or any other country and all reissues and extensions thereof and (b) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations‑in‑part thereof.

“Patriot Act”: the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107‑56, 115 Stat. 272 (2001).

“Payment Conditions (Acquisitions/Investments) ”: means (a) no Default or Event of Default exists or would occur immediately after giving pro forma effect to the proposed Acquisition or Investment, as applicable, and (b) either (i) ~~Excess~~Specified Availability is equal to or greater than the greater of ~~17.5~~15.0% of the ~~aggregate Commitments~~Line Cap and $~~78,750,000 (A)~~67,500,000 on a pro forma basis immediately after giving effect ~~thereto, immediately prior~~ to ~~making~~ such Acquisition or Investment, as applicable ~~and (B) immediately after giving effect thereto~~, or (ii) (A) ~~Excess~~Specified Availability is equal to or greater than the greater of 12.5% of the ~~aggregate Commitments~~Line Cap and $56,250,000 (but less than the greater of ~~17.5~~15.0% of the aggregate ~~Commitments~~Line Cap and $~~78,750,000) (1~~67,500,000) on a pro forma basis immediately after giving effect ~~thereto, immediately prior~~ to ~~making~~ such Acquisition or Investment, as applicable,~~,~~ and (~~2~~B) immediately after giving effect thereto, ~~and (B)~~ the Fixed Charge Coverage Ratio, calculated on a trailing twelve months basis for the most recently ended month for which the relevant financial statements have been delivered to Agent, is equal to or greater than 1.00 to 1.00 (on a pro forma basis giving effect to the Acquisition or Investment, as applicable, as if such Acquisition or Investment, as applicable, had been made on the first day of the measurement period).

“Payment Conditions (Distributions)”: means (a) no Default or Event of Default exists or would occur immediately after giving pro forma effect to the proposed Distribution or repayment and (b) either (i) ~~Excess~~Specified Availability is equal to or greater than the greater of ~~20~~17.5% of the ~~aggregate Commitments~~Line Cap and $~~90,000,000 (A)~~78,750,000 on a pro forma basis ~~giving effect thereto, immediately prior to making such Distribution or repayment and (B) immediately after giving effect thereto~~immediately after giving effect to such Distribution or repayment, as applicable, or (ii) (A) ~~Excess~~Specified Availability is equal to or greater than the greater of ~~15~~15.0% of the ~~aggregate Commitments~~Line Cap and $67,500,000 (but less than the greater of ~~20~~17.5% of the aggregate ~~Commitments~~Line Cap and $~~90,000,000) (1~~78,750,000) on a pro forma basis immediately after giving effect ~~thereto, immediately prior~~ to ~~making~~ such Distribution or repayment, ~~and (2) immediately after giving effect thereto~~as applicable, and (B) the Fixed Charge Coverage Ratio, calculated on a trailing twelve months basis for the most recently ended month for which the relevant financial statements have

~~156801973_3~~

160421929_11

been delivered to Agent, is equal to or greater than 1.00 to 1.00 (on a pro forma basis giving effect to the Distribution or repayment as if such Distribution or repayment had been made on the first day of the measurement period).

“Payment Item”: each check, draft or other item of payment payable to a Borrower, including those constituting proceeds of any Collateral.

~~“Payoff Letter”: as defined in Section 10.2.2(y).~~

“PBGC”: the Pension Benefit Guaranty Corporation.

“Pension Plan”: any employee pension benefit plan (as defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Obligor or ERISA Affiliate or to which the Obligor or ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the preceding five plan years.

“Permitted Acquisition”: means an Acquisition by Klöckner USA (directly or indirectly) of all or substantially all the assets of, or Equity Interests in, any Person or of a division or line of business of a Person or a merger or consolidation with any Person (any such Person or assets, as the case may be, the “Acquired Company”), which Acquisition complies with the following requirements (in each case to the reasonable satisfaction of the Agent):

(a) the Acquired Company shall be an operating company that engages in a line of business substantially similar to the business of a Borrower engaged in on the date hereof or any business or activity reasonably related, complementary or ancillary thereto,

(b) (i) the Payment Conditions (Acquisitions/Investments) are satisfied or (ii) all cash consideration paid in connection with any such Acquisition shall be funded with proceeds of either (A) the issuance of common Equity Interests of Klöckner USA, (B) the issuance of Subordinated Intercompany Debt or (C) the issuance of Debt permitted by Section 10.2.1(f), in each case received substantially concurrently with the closing of such Acquisition,

(c) if the consideration to be paid in connection with such Acquisition exceeds One Hundred Million Dollars ($100,000,000):

(i) the Agent shall have received the “Board Paper” for the Acquired Company (i.e. a short memo prepared by Klöckner USA with respect to the Acquired Company) or its equivalent, to the extent prepared,

(ii) the Agent shall have received the review of the financial condition of the Acquired Company conducted by a firm of independent certified public accountants of nationally recognized standing or Klöckner USA, as the case may be, together with financial projections,

(iii) except as set forth in clause (m) of the definition of Eligible Inventory, the Agent shall have received an appraisal from an appraiser reasonably satisfactory to the Agent setting forth the orderly liquidation value of the inventory of the Acquired Company, if such inventory is to be included in the Borrowing Base for any purpose,

(iv) the Agent shall have completed a field examination with respect to the working capital assets of the Acquired Company if such working capital assets are to be included in the Borrowing Base; 27

~~156801973_3~~

160421929_11

(v) in the case of an Acquisition of the Equity Interests of another Person, the stockholders of such other Person shall (by majority vote or such greater vote as is required by the charter documents of such Person) have duly approved such Acquisition,

(vi) at least five (5) Business Days (or such shorter period acceptable to the Agent) prior to the consummation of the Acquisition, Klöckner USA shall have delivered to the Agent a certificate either (A) demonstrating that~~, upon giving effect to~~ the Payment Conditions (Acquisitions/Investments) are satisfied or (B) certifying that all cash consideration paid in connection with any such Acquisition ~~on a pro forma basis, the Borrowers~~ shall be ~~in compliance~~funded with ~~the covenant set forth in Section 10.3 for the most recent 12‑month period for which Klöckner USA’s financial statements are available~~proceeds of either (1) the issuance of common Equity Interests of Klöckner USA, (2) the issuance of Subordinated Intercompany Debt, or (3) the issuance of Debt permitted by Section 10.2.1(f), in each case received substantially concurrently with the closing of such Acquisition,

(d) the Agent shall have received all items required by Section 10.1.9 (if applicable) and Section 10.1.13 in connection with the Acquired Company,

(e) no Default or Event of Default shall exist immediately prior to or immediately after the consummation of the Acquisition, and

(f) Klöckner USA shall have delivered to the Agent all material agreements relating to the Acquisition at least five (5) Business Days (or such shorter period acceptable to the Agent) prior to the consummation of the Acquisition.

“Permitted Asset Disposition”: an Asset Disposition constituting:

(a) sales, abandonment, or other dispositions of Equipment that is substantially worn, damaged, obsolete or no longer used or useful in the Ordinary Course of Business,

(b) sales of Inventory to buyers in the Ordinary Course of Business,

(c) the use or transfer of money or Cash Equivalents in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents,

(d) the licensing, on a non‑exclusive basis, of patents, trademarks, copyrights, and other Intellectual Property rights in the Ordinary Course of Business,

(e) the granting of Permitted Liens,

(f) the sale or discount, in each case without recourse, of Accounts arising in the Ordinary Course of Business, but only in connection with the compromise or collection thereof,

(g) any involuntary loss, damage or destruction of property,

(h) any involuntary condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, or confiscation or requisition of use of property,

(i) the leasing or subleasing of assets of any Borrower or its Subsidiaries in the Ordinary Course of Business,

~~156801973_3~~

160421929_11

(j) the sale or issuance of Equity Interests (other than Prohibited Preferred Equity Interests) of Borrower Agent,

(k) the lapse of registered Patents, Trademarks and other Intellectual Property of any Borrower and its Subsidiaries to the extent not economically desirable in the conduct of their business and so long as such lapse is not materially adverse to the interests of the Lenders,

(l) the making of a ~~Restricted Junior Payment~~Distribution that is expressly permitted to be made pursuant to this Agreement,

(m) the making of a Permitted Investment,

(n) dispositions of assets acquired by Borrowers and their Subsidiaries pursuant to a Permitted Acquisition consummated within 18 months of the date of the proposed Asset Disposition (the “Subject Permitted Acquisition”) so long as (i) the consideration received for the assets to be so disposed is at least equal to the fair market value thereof, (ii) the assets to be so disposed are not necessary, as determined by the Borrowers in good faith, in connection with the business of Borrowers and their Subsidiaries, and (iii) the assets to be so disposed are readily identifiable as assets acquired pursuant to the Subject Permitted Acquisition,

(o) dispositions of assets from one Obligor to another Obligor,

(p) dispositions of fixed assets to the extent such assets are exchanged for credit against the purchase price of similar replacement assets,

(q) dispositions of assets not otherwise permitted in clauses (a) through (p) above so long as made at fair market value and the aggregate fair market value of all assets disposed of in all such dispositions since the Closing Date (including the proposed disposition) would not exceed $10,000,000,

(r) the lease or license of real property so long as such lease or license does not create a Capital Lease (unless such Capital Lease is otherwise permitted hereunder),

(s) dispositions of property to the extent such property is exchanged for credit against the purchase price of similar replacement property or the proceeds of such disputation are promptly applied to the purchase price of such replacement property,

(t) the sale of Accounts to a Factor under a Factoring Agreement so long as such Factoring Agreement is in full force and effect at the time of any such sale and all proceeds of such sale are deposited into a Controlled Account, and

(u) a disposition approved in writing by Agent and Required Lenders.

“Permitted Discretion”: a determination made in good faith, exercising its reasonable (from the perspective of a secured asset‑based lender) credit judgment exercised in good faith in accordance with customary business practices of the Agent for similar asset‑based lending transactions.

“Permitted Investments”:

(a) Investments in cash and Cash Equivalents,

(b) Investments in negotiable instruments deposited or to be deposited for collection in the Ordinary Course of Business, 29

~~156801973_3~~

160421929_11

(c) advances made in connection with purchases of goods or services in the Ordinary Course of Business,

(d) Investments received in settlement of amounts due to any Obligor or any of its Subsidiaries effected in the Ordinary Course of Business or owing to any Obligor or any of its Subsidiaries as a result of Insolvency Proceedings involving an Account Debtor or upon the foreclosure or enforcement of any Lien in favor of any Obligor or any of its Subsidiaries,

(e) Investments owned by any Obligor or any of its Subsidiaries on the Closing Date and set forth on Schedule 10.2.5,

(f) guarantees permitted under Section 10.2.1,

(g) Equity Interests or other securities acquired in connection with the satisfaction or enforcement of Debt or claims due or owing to any Obligor or any of its Subsidiaries (in bankruptcy of customers or suppliers or otherwise outside the Ordinary Course of Business) or as security for any such Debt or claims,

(h) deposits of cash made in the Ordinary Course of Business to secure performance of operating leases,

(i) non‑cash loans to employees, officers, and directors of any Borrower for the purpose of purchasing Equity Interests in Borrower Agent so long as the proceeds of such loans are used in their entirety to purchase such Equity Interests in Borrower Agent,

(j) Permitted Acquisitions,

(k) Investments resulting from entering into (i) Bank Product Agreements, or (ii) agreements relative to Debt that is permitted under Section 10.2.1(j),

(l) Investments held by a Person acquired in a Permitted Acquisition to the extent that such Investments were not made in contemplation of or in connection with such Permitted Acquisition and were in existence on the date of such Permitted Acquisition, and

(m) loans to and Investments in (i) any Borrower or any Subsidiary of a Borrower that is an Obligor, (ii) Klöckner & Co SE or any of its Subsidiaries (other than Subsidiaries of Klöckner USA) made by Klöckner USA, so long as in the case of this clause (ii), (1) immediately prior to and after the making of such loan or investment, no Default or Event of Default exists and Borrowers have the Required Liquidity, (2) Borrowers had the Required Liquidity on each day during the 15‑day period immediately preceding the making of such loan or investment calculated on a pro forma basis as if such loan or investment were made on the first day of such 15‑day period and (3) the Fixed Charge Coverage Ratio for the most recent 12‑month period for which Klöckner USA’s financial statements are available is at least 1.10 to 1.0 calculated on a pro forma basis as if such loan or investment were made on the last day of such period, and (iii) any Excluded Subsidiary (including loans that are outstanding as of the Closing Date to Excluded Subsidiaries) in an amount not to exceed in the aggregate $60,000,000 less (A) the dollar amount of Permitted ~~Indebtedness~~Debt described in Section 10.2.1(t) incurred by any Obligor and any of its Subsidiaries under Section 10.2.2 and (B) the dollar amount of Distributions made by Obligors to Excluded Subsidiaries under Section 10.2.8,

(n) advances to officers, directors and employees for expenses incurred or anticipated to be incurred in the Ordinary Course of Business,

~~156801973_3~~

160421929_11

(o) Investments consisting of intercompany loans and advances (among Obligors and their Subsidiaries) to the extent permitted under Schedule 10.2.1,

(p) Investments constituting non‑cash consideration received in connection with a Permitted Asset Disposition,

(q) Investments by any Foreign Subsidiary of Klöckner USA in any other Foreign Subsidiary of Klöckner USA,

(r) Investments by the Borrowers or any Subsidiary in ~~and~~any joint ventures so long as Payment Conditions (Acquisitions/Investments) are satisfied,

(s) (i) prepaid expenses and extensions of trade credit made in the Ordinary Course of Business and (ii) deposits with financial institutions permitted hereunder, and

(t) so long as no Event of Default has occurred and is continuing or would result therefrom, any other Investments in an aggregate amount (valued at cost and net of any return representing return of any such Investment) not to exceed $10,000,000 during the term of the Agreement.

“Permitted Lien”: as defined in Section 10.2.2.

“Permitted Preferred Equity Interests”: means and refers to any Preferred Equity Interests issued by Borrower Agent (and not by one or more of its Subsidiaries) that is not Prohibited Preferred Equity Interests.

“Permitted Purchase Money Debt”: Purchase Money Debt of Borrowers and Subsidiaries that is unsecured or secured only by a Purchase Money Lien, as long as the aggregate amount does not exceed $~~40,000,000~~75,000,000 at any time.

“Person”: any individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization, Governmental Authority or other entity of any kind.

“Platform”: as defined in Section 14.3.3.

“Preferred Equity Interests”: means, as applied to the Equity Interests of any Person, the Equity Interests of any class or classes (however designated) that is preferred with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Equity Interests of any other class of such Person.

“Prime Rate”: the rate of interest announced by Bank of America from time to time as its prime rate. Such rate is set by Bank of America on the basis of various factors, including its costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such rate. Any change in such rate publicly announced by Bank of America shall take effect at the opening of business on the day specified in the announcement.

“Pro Rata”: with respect to any Lender, a percentage (rounded to the ninth decimal place) determined (a) by dividing the amount of such Lender’s Commitment by the aggregate outstanding Commitments; or (b) following termination of the Commitments, by dividing the amount of such Lender’s Loans and LC Obligations by the aggregate outstanding Loans and LC Obligations or, if all Loans and LC Obligations have been paid in full and/or Cash Collateralized, by dividing such Lender’s and its Affiliates’ remaining Obligations by the aggregate remaining Obligations.

~~156801973_3~~

160421929_11

“Prohibited Preferred Equity Interests”: means any Preferred Equity Interests that by its terms is mandatorily redeemable or subject to any other payment obligation (including any obligation to pay dividends, other than dividends of shares of Preferred Equity Interests of the same class and series payable in kind or dividends of shares of common stock) on or before a date that is less than 1 year after the Termination Date, or, on or before the date that is less than 1 year after the Termination Date, is redeemable at the option of the holder thereof for cash or assets or securities (other than distributions in kind of shares of Preferred Equity Interests of the same class and series or of shares of common stock).

“Properly Contested”: with respect to any obligation of an Obligor, (a) the obligation is subject to a bona fide dispute regarding amount or the Obligor’s liability to pay; (b) the obligation is being properly contested in good faith by appropriate proceedings promptly instituted and diligently pursued; (c) appropriate reserves have been established in accordance with GAAP; (d) non‑payment could not reasonably be expected to have a Material Adverse Effect, nor result in forfeiture or sale of any assets of the Obligor; and (e) Agent is reasonably satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of Agent’s Liens.

“Property”: any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Protective Advances”: as defined in Section 2.1.6.

“PTE”: a prohibited transaction class exemption issued by the U.S. Department of Labor, as amended from time to time.

“Purchase Money Debt”: (a) Debt (other than the Obligations) for payment of any of the purchase price of fixed assets (including, without limitation, Capital Leases); (b) Debt (other than the Obligations) incurred within 10 days before or after acquisition of any fixed assets, for the purpose of financing any of the purchase price thereof; and (c) any Refinancing Debt in respect thereof.

“Purchase Money Lien”: a Lien that secures Purchase Money Debt, encumbering only the fixed assets acquired with such Debt and constituting a Capital Lease or a purchase money security interest under the UCC.

“Qualified ECP”: an Obligor with total assets exceeding $10,000,000, or that constitutes an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” under Section 1a(18)(A)(v)(II) of such act.

“Real Estate”: all right, title and interest (whether as owner, lessor or lessee) in any real Property or any buildings, structures, parking areas or other improvements thereon.

“Recipient”: Agent, Issuing Bank, any Lender or any other recipient of a payment to be made by an Obligor under a Loan Document or on account of an Obligation.

“Refinancing Debt”: refinancings, renewals, or extensions of Debt so long as:

(a) such refinancings, renewals, or extensions do not result in an increase in the principal amount of the Debt so refinanced, renewed, or extended, other than by the amount of premiums paid thereon and the fees and expenses incurred in connection therewith and by the amount of unfunded commitments with respect thereto,

~~156801973_3~~

160421929_11

(b) such refinancings, renewals, or extensions do not result in a shortening of the average weighted maturity (measured as of the refinancing, renewal, or extension) of the Debt so refinanced, renewed, or extended, nor are they on terms or conditions that, taken as a whole, are or could reasonably be expected to be materially adverse to the interests of the Lenders,

(c) if the Debt that is refinanced, renewed, or extended was subordinated in right of payment to the Obligations, then the terms and conditions of the refinancing, renewal, or extension must include subordination terms and conditions that are at least as favorable to the Secured Parties as those that were applicable to the refinanced, renewed, or extended Debt, and

(d) the Debt that is refinanced, renewed, or extended is not recourse to any Person that is liable on account of the Obligations other than those Persons which were obligated with respect to the Debt that was refinanced, renewed, or extended.

“Reimbursement Date”: as defined in Section 2.2.2.

“Relevant Governmental Body”: the Board of Governors of the Federal Reserve System or the FRBNY, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“Rent and Charges Reserve”: a reserve established by Agent in its Permitted Discretion in the amount of the aggregate of (a) all past due rent and other amounts owing by an Obligor to any landlord, warehouseman, processor, repairman, mechanic, shipper, freight forwarder, broker or other Person who possesses any Borrowing Base Collateral or could assert a Lien on any Borrowing Base Collateral; and (b) a reserve at least equal to three months’ rent and other charges that could be payable to any such Person, unless it has executed a Lien Waiver.

“Report”: as defined in Section 12.2.3.

“Reportable Event”: any event set forth in Section 4043(c) of ERISA, other than an event for which the 30 day notice period has been waived.

“Reporting Trigger Period”: the period (a) commencing on any day that (i) an Event of Default occurs and is continuing or (ii) ~~Excess~~(x) Specified Availability at any time is less than ~~20~~15.0% of the ~~aggregate Commitments~~Line Cap and (y) Suppressed Availability is less than $100,000,000 and (b) continuing until (i) with respect to a Reporting Trigger Period triggered by the occurrence of an Event of Default, the date that such Event of Default is no longer continuing and (ii) with respect to a Reporting Trigger Period triggered by the failure to maintain the ~~Excess~~Specified Availability and Suppressed Availability described in clause (a)(ii) of this ~~Definition~~definition, the date that is 30th consecutive day that ~~Excess~~(x) Specified Availability has been greater than or equal to ~~20~~15.0% of the ~~aggregate Commitments~~Line Cap and (y) Suppressed Availability has been greater or equal to $100,000,000.

“Required Lenders”: two or more unaffiliated Secured Parties holding more than 50% of (a) the aggregate outstanding Commitments; or (b) after termination of the Commitments, the aggregate outstanding Loans and LC Obligations or, upon Full Payment of all Loans and LC Obligations, the aggregate remaining Obligations; provided, that Commitments, Loans and other Obligations held by a Defaulting Lender and its Affiliates shall be disregarded in making such calculation, but any related Fronting Exposure shall be deemed held as a Loan or LC Obligation by the Lender (including in its capacity as Issuing Bank) that funded the applicable Loan or issued the applicable Letter of Credit.

~~156801973_3~~

160421929_11

“Required Liquidity”: that either or both of the following conditions are satisfied: (a) ~~Excess~~Specified Availability is not less than the greater of $~~90,000,000~~78,750,000 or ~~20~~17.5% of the ~~aggregate Commitments~~Line Cap; or (b) ~~Excess~~Specified Availability is not less than $~~74,000,000~~67,500,000 and Excess Collateral Availability is not less than $112,500,000.

“Rescindable Amount”: as defined in Section 5.1.2.

“Resolution Authority”: an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restricted Investment”: any Investment by a Borrower or Subsidiary, other than Permitted Investments.

“Restrictive Agreement”: an agreement (other than a Loan Document) that conditions or restricts the right of any Borrower, Subsidiary or other Obligor to incur or repay ~~Borrowed Money~~borrowed money, to grant Liens on any assets or to declare or make Distributions.

“Revolver Usage”: (a) the aggregate amount of outstanding Loans; plus (b) the aggregate Stated Amount of outstanding Letters of Credit, except to the extent Cash Collateralized by Borrowers.

“S&P”: Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc., or any successor reasonably acceptable to Agent.

“Sanction”: ~~any sanction~~individually and collectively, respectively, any and all economic sanctions, financial sanctions and trade embargoes imposed, administered or enforced from time to time by the U.S . government (including OFAC), United Nations Security Council, European Union, U.K. government or other ~~sanctions authority~~Governmental Authority with jurisdiction over Agent, any Secured Party or any Obligor or any of their respective Subsidiaries or Affiliates.

“Sanctioned Entity”: (a) a country or territory or a government of a country or territory, (b) an agency of the government of a country or territory, (c) an organization directly or indirectly controlled by a country or territory or its government, or (d) a Person resident in or determined to be resident in a country or territory, in each case of clauses (a) through (d) that is a target of Sanctions, including a target of any country sanctions program administered and enforced by OFAC.

“Sanctioned Person”: at any time (a) any Person named on the list of Specially Designated Nationals and Blocked Persons maintained by OFAC, OFAC’s consolidated Non‑SDN list or any other Sanctions‑related list maintained by any Governmental Authority with jurisdiction over Agent, any Secured Party or any Obligor or any of their respective Subsidiaries or Affiliates, (b) a Person or legal entity that is a target of Sanctions, (c) any Person operating, organized or resident in a Sanctioned Entity, or (d) any Person directly or indirectly owned or controlled (individually or in the aggregate) by any such Person or Persons described in clauses (a) through (c) above.

“Scheduled Unavailability Date”: as defined in Section 3.6.6.

~~“Second Amendment Effective Date” shall mean January 14, 2022.~~

“Secured Bank Product Obligations”: Debt, obligations and other liabilities with respect to Bank Products owing by a Borrower or Affiliate of a Borrower to a Secured Bank Product Provider; provided, that Secured Bank Product Obligations of an Obligor shall not include its Excluded Swap Obligations.

~~156801973_3~~

160421929_11

“Secured Bank Product Provider”: (a) Bank of America or any of its Affiliates; and (b) any other Lender or Affiliate of a Lender that is providing a Bank Product, provided such provider delivers written notice to Agent, in form and substance reasonably satisfactory to Agent, within 10 days following the later of the Closing Date or creation of the Bank Product, (i) describing the Bank Product and setting forth the maximum amount to be secured by the Collateral and the methodology to be used in calculating such amount, and (ii) agreeing to be bound by Section 12.14.

“Secured Parties”: Agent, Issuing Bank, Lenders and Secured Bank Product Providers.

“Security Documents”: the Guaranties, Deposit Account Control Agreements, and all other documents, instruments and agreements now or hereafter securing (or given with the intent to secure) any Obligations.

“Senior Officer”: the chairman of the board, president, chief executive officer or chief financial officer of the applicable Obligor.

“Settlement Report”: a report summarizing Loans and participations in LC Obligations outstanding as of a given settlement date, allocated to Lenders on a Pro Rata basis in accordance with their Commitments.

“SOFR”: the secured overnight financing rate published by FRBNY (or a successor administrator), as administrator of the benchmark, on its website (or any successor source satisfactory to Agent).

“SOFR Adjustment”: (a) with respect to Daily Simple SOFR, ~~0.25~~0.10%, and (b) with respect to Term SOFR, 0.00% for a one month interest period, ~~0.25~~0.10% for a three month interest period and ~~0.25~~0.10% for a six month interest period.

“Solvent”: as to any Person, such Person (a) owns Property whose fair salable value is greater than the amount required to pay all of its debts (including contingent, subordinated, unmatured and unliquidated liabilities); (b) owns Property whose present fair salable value (as defined below) is greater than the probable total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of such Person as they become absolute and matured; (c) is generally able to pay all of its debts as they mature; (d) reasonably believes that it has capital that is not unreasonably small for its business and is sufficient to carry on its business and transactions and all business and transactions in which it is about to engage; (e) is not “insolvent” within the meaning of Section 101(32) of the Bankruptcy Code; and (f) has not incurred (by way of assumption or otherwise) any obligations or liabilities (contingent or otherwise) under any Loan Documents, or made any conveyance in connection therewith, with actual intent to hinder, delay or defraud either present or future creditors of such Person or any of its Affiliates. “Fair salable value” means the amount that could be obtained for assets within a reasonable time, either through collection or through sale under ordinary selling conditions by a capable and diligent seller to an interested buyer who is willing (but under no compulsion) to purchase.

“Specified Availability”: means, as of any date of determination, the sum of (a) Excess Availability on such date plus (b) five percent (5%) of Suppressed Availability on such date.

“Specified Obligor”: an Obligor that is not then an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 5.10).

“Stated Amount”: the outstanding amount of a Letter of Credit, including any automatic increase or tolerance (whether or not then in effect) provided by the Letter of Credit or related LC Documents.

~~156801973_3~~

160421929_11

“Subordinated Debt”: unsecured Debt incurred by a Borrower that is expressly subordinate and junior in right of payment to Full Payment of all Obligations, and is on terms (including maturity, interest, fees, repayment, covenants and subordination) reasonably satisfactory to Agent.

“Subordinated Intercompany Debt”: means any unsecured Debt (other than the Klöckner Intercompany Line of Credit Debt) owed by Klöckner USA and its Subsidiaries (or any one of them) to Klöckner & Co SE and ~~their respective~~its Affiliates and Subsidiaries (other than Obligors) outstanding from time to time ~~pursuant to intercompany loan agreements or promissory notes existing as of the date of this Agreement, or hereafter entered into~~ pursuant to intercompany loan agreements or promissory notes in form and substance reasonably satisfactory to Agent, as amended, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof and, if after the date hereof, in accordance with Section 10.2.19(b) of this Agreement, which matures more than ninety (90) days after the Termination Date and is subordinated in right of payment to the Obligations pursuant to a Subordination Agreement.

“Subordination Agreements”: means agreements entered into from time to time by and among one or more Obligors, Agent, on behalf of the Lenders, and a ~~third party~~ creditor of any such Obligor(s) providing for the subordination of such ~~third party~~ creditor’s claims to ~~those of~~ the ~~Lenders~~Obligations on terms and conditions reasonably satisfactory to Agent and otherwise in form and substance reasonably satisfactory to Agent.

“Subsidiary”: any entity at least 50.01% of whose voting securities or Equity Interests is owned by a Borrower or combination of Borrowers (including indirect ownership through other entities in which a Borrower directly or indirectly owns at least 50.01% of the voting securities or Equity Interests).

“Successor Rate”: has the meaning specified in Section 3.6.2.

“Suppressed Availability”: means, as of any date of determination, the amount by which the Borrowing Base exceeds the Commitments.

“Sustainability Coordinator” shall mean, individually or collectively, as applicable, (a) Bank of America, in its capacity as sustainability coordinator hereunder and (b) at the request of Borrower Agent, one additional Lender selected by Borrower Agent, in its capacity as a sustainability coordinator hereunder.

“Sustainability Linked Loan Principles” shall mean the Sustainability Linked Loan Principles as published in May 2021 by the Loan Market Association, Asia Pacific Loan Market Association and Loan Syndications & Trading Association and as in effect from time to time.

“Swap”: as defined in Section 1a(47) of the Commodity Exchange Act.

“Swap Agreement”: a “swap agreement” as that term is defined in Section 101(53B)(A) of the Bankruptcy Code.

“Swap Obligations”: obligations under an agreement relating to a Swap.

“Sweep Depositary” shall have the meaning set forth in the definition of Sweep to Loan Arrangement.

“Sweep to Loan Arrangement” means a cash management arrangement established by the Borrowers and the Agent or an affiliate of the Agent as depositary (in such capacity, the “Sweep

~~156801973_3~~

160421929_11

Depositary”), pursuant to which the Agent is authorized (a) to make Swingline Loans hereunder, the proceeds of which are deposited into a designated account of any Borrower maintained at the Sweep Depositary, and (b) to accept as prepayments of the Swingline Loans hereunder proceeds of excess targeted balances held in such designated account at the Sweep Depositary, which cash management arrangement is subject to such agreement(s) and on such terms as are reasonably acceptable to the Agent.

“Swingline Loan”: any Borrowing of Term SOFR Loans funded with Agent’s funds, until such Borrowing is settled among Lenders or repaid by Borrowers.

“Taxes”: all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Event”: means (i) a Reportable Event with respect to any Pension Plan or Multiemployer Plan, to the extent applicable; (ii) the withdrawal of any Obligors or any of their Subsidiaries or ERISA Affiliates from a Pension Plan during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA; (iii) the providing of notice of intent to terminate a Pension Plan pursuant to Section 4041 of ERISA; (iv) the institution by the PBGC of proceedings to terminate a Pension Plan or Multiemployer Plan; (v) any event or condition (a) which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan, or (b) that may result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA; or (vi) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of any Obligors or any of their Subsidiaries or ERISA Affiliates from a Multiemployer Plan.

“Term SOFR” shall mean (a) for any Interest Period relating to a Term SOFR Loan, a per annum rate equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to such Interest Period, with a term equivalent to such Interest Period (or if such rate is not published prior to 11:00 a.m. on the determination date, the applicable Term SOFR Screen Rate on the U.S. Government Securities Business Day immediately preceding such date), plus the SOFR Adjustment for such Interest Period; and (b) for any Interest Period relating to an Base Rate Loan on any day, a per annum rate equal to the Term SOFR Screen Rate with a term of one month commencing that day; provided, that in no event shall Term SOFR be less than zero.

“Term SOFR Loan” shall mean a Loan that bears interest based on clause (a) of the definition of Term SOFR.

“Term SOFR Screen Rate” shall mean the forward‑looking SOFR term rate administered by CME (or any successor administrator satisfactory to Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by Agent from time to time).

“Termination Date”: ~~March 16~~July 14, ~~2024~~2027, or such earlier date on which the Commitments terminate hereunder.

“Trademark License”: any agreement, written or oral, providing for the grant by or to an Obligor of any right to use any Trademark.

“Trademarks”: (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and the goodwill associated therewith, now existing or hereafter adopted or acquired, all

~~156801973_3~~

160421929_11

registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise and (b) all renewals thereof.

“Transferee”: any actual or potential Eligible Assignee, Participant or other Person acquiring an interest in any Obligations.

“Transferred Accounts”: the Early Pay Program Accounts previously owned by Borrowers that are from time to time assigned and sold by the applicable Borrower to a Factor pursuant to a Factoring Agreement.

“UCC”: the Uniform Commercial Code as in effect in the State of New York, when the laws of any other jurisdiction govern the perfection or enforcement of any Lien, the Uniform Commercial Code of such jurisdiction.

“UK Financial Institution”: any BRRD Undertaking (as defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any Person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority”: the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unfinanced Capital Expenditures”: for any period, Consolidated Capital Expenditures made during such period and not financed from the proceeds of Consolidated Funded Debt (other than Loans), insurance proceeds or proceeds of dispositions of assets.

“Unused Line Fee Rate”: a per annum rate equal to ~~(a) 0.500%, if average daily Revolver Usage was 50% or less of the Commitments during the preceding calendar quarter, or (b) 0.375%, if average daily Revolver Usage was greater than 50% of the Commitments during such quarter~~0.200%.

“Upstream Payment”: a Distribution by a Subsidiary of a Borrower to such Borrower or to a Subsidiary of a Borrower that is an Obligor.

“U.S. Government Securities Business Day” shall mean any Business Day, except any day on which the Securities Industry and Financial Markets Association, New York Stock Exchange or FRBNY is not open for business because the day is a legal holiday under New York law or U.S. federal law.

“U.S. Person”: “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate”: as defined in Section 5.9.2(b)(iii).

“Value”: (a) for Inventory, its value determined on the basis of the lower of cost or market, calculated on a basis consistent with Borrowers’ historical accounting practices, and excluding any portion of cost attributable to intercompany profit among Borrowers and their Affiliates, and reduced by the amount of all applicable vendor rebates and the amount determined by Agent from time to time in its Permitted Discretion for shrinkage reserves; and (b) for an Account, its face amount, net of any actual returns, rebates, discounts, credits, allowances or Taxes (including sales, excise or other taxes) that have been claimed by the Account Debtor or any other Person in writing.

~~156801973_3~~

160421929_11

“Work”: any work which is subject to copyright protection pursuant to Title 17 of the United States Code.

“Write‑Down and Conversion Powers”: (a) the write‑down and conversion powers of the applicable EEA Resolution Authority from time to time under the Bail‑In Legislation for the applicable EEA Member Country, which powers are described in the EU Bail‑In Legislation Schedule; or (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail‑In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail‑In Legislation that are related to or ancillary to any of those powers.

1.2. Accounting Terms

. Under the Loan Documents (except as otherwise specified therein), all accounting terms with respect to the financial statement required to be delivered pursuant to clauses (a) and (b) of Section 10.1.2 (the “Specified Financial Statements”) shall be interpreted and prepared in accordance with GAAP applied on a basis consistent with the most recent audited financial statements of Klöckner USA and its Subsidiaries; provided, however, that if any Borrower notifies Agent that such Borrower requests an amendment to any provision hereof to eliminate the effect of any Accounting Change occurring after the Closing Date or in the application thereof on the operation of such provision (or if Agent notifies any Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such Accounting Change or in the application thereof, then Agent and such Borrower agree that they will negotiate in good faith amendments to the provisions of this Agreement that are directly affected by such Accounting Change with the intent of having the respective positions of the Lenders and such Borrower after such Accounting Change conform as nearly as possible to their respective positions as of the date of this Agreement and, until any such amendments have been agreed upon, and agreed to by the Required Lenders, the provisions in this Agreement shall be calculated as if no such Accounting Change had occurred; provided, further, that GAAP will be deemed to treat operating leases and capital leases in a manner consistent with their current treatment under generally accepted accounting principles as in effect on the Closing Date, notwithstanding any modifications, implementation or interpretive changes thereto that may occur thereafter. With respect to all other accounting terms and financial deliverables (including, without limitation, projections but excluding, for the avoidance of doubt the Specified Financial Statements) set forth herein and delivery of all other financial information, the Borrower Agent may elect (which election shall be deemed made by the Borrower Agent on the Closing Date) to apply for all purposes of this Agreement, in lieu of GAAP, IFRS and, upon such election, references to GAAP herein for such purposes will be construed to mean IFRS as in effect from time to time.

1.3. Uniform Commercial Code

. As used herein, the following terms are defined in accordance with the UCC in effect in the State of New York: “Account,” “Account Debtor,” “Chattel Paper,” “Commercial Tort Claim,” “Deposit Account,” “Document,” “Equipment,” “General Intangibles,” “Goods,” “Instrument,” “Investment Property,” “Letter‑of‑Credit Right” and “Supporting Obligation.”

1.4. Certain Matters of Construction

~~156801973_3~~

160421929_11

. The rules of construction and interpretation included in this Section apply to all Loan Documents. The terms “herein,” “hereof,” “hereunder” and other words of similar import refer to the applicable document as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. In the computation of periods of time from a specified date to a later date, “from” means “from and including,” and “to” and “until” each mean “to but excluding.” The terms “including” and “include” shall mean “including, without limitation” and the rule of ejusdem generis shall not apply to limit any provision. Section titles appear as a matter of convenience only and shall not affect the interpretation of a Loan Document. Reference to any (a) law includes all related regulations, interpretations, supplements, amendments and successor provisions; (b) document, instrument or agreement includes any amendment, extension, supplement, waiver, replacement and other modification thereto (to the extent permitted by the Loan Documents); (c) section means, unless the context otherwise requires, a section of the applicable document; (d) exhibit or schedule means, unless the context otherwise requires, an exhibit or schedule to the applicable document, which is thereby incorporated by reference; (e) Person includes its permitted successors and assigns; (f) time of day means the time at Agent’s notice address under Section 14.3.1; or (g) discretion of Agent, Issuing Bank or any Lender means the sole and absolute discretion of such Person exercised at any time. Any references to Value, Borrowing Base components, Loans, Letters of Credit, Obligations and other amounts herein shall be denominated in Dollars, unless expressly provided otherwise, and any determination (including calculation of Borrowing Base and financial covenants) made from time to time by Obligors under the Loan Documents shall be made in light of the circumstances existing at such time. Borrowing Base calculations shall be consistent with historical methods of valuation and calculation, and otherwise reasonably satisfactory to Agent (and not necessarily calculated in accordance with GAAP). Obligors have the burden of establishing any alleged negligence, misconduct or lack of good faith by any Indemnitee under a Loan Document. No provision of a Loan Document shall be construed against a party by reason of it having, or being deemed to have, drafted the provision. Reference to an Obligor’s “knowledge” or similar concept means actual knowledge of a Senior Officer, or knowledge that a Senior Officer would have obtained if he or she had engaged in good faith and diligent performance of his or her duties, including reasonably specific inquiries of employees or agents and a good faith attempt to ascertain the matter.

1.5. Division

. Any reference herein to a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation) as if it were a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder.

SECTION 2 CREDIT FACILITIES

2.1. Loan Commitments.

2.1.1. Commitments. Each Lender agrees, severally on a Pro Rata basis up to its Commitment, on the terms set forth herein, to make Loans to Borrowers from time to time through the Termination Date. The Loans may be repaid and reborrowed as provided herein. In no event shall Lenders have any obligation to honor a request for a Loan if Revolver Usage at such time plus the requested Loan would exceed the Borrowing Base.

2.1.2. Notes. Loans and interest accruing thereon shall be evidenced by the records of Agent and the applicable Lender. At the request of a Lender, Borrowers shall deliver promissory note(s) to such Lender, evidencing its Loans. 40

~~156801973_3~~

160421929_11

2.1.3. Use of Proceeds. The proceeds of Loans shall be used by Borrowers solely (a) to satisfy existing Debt; (b) to pay fees and transaction expenses associated with the closing of this credit facility; (c) to pay Obligations in accordance with this Agreement; and (d) for lawful corporate purposes of Borrowers, including working capital, capital expenditures and general corporate purposes. Borrowers shall not, directly or indirectly, use any Letter of Credit or Loan proceeds, nor use, lend, contribute or otherwise make available any Letter of Credit or Loan proceeds to any Subsidiary, joint venture partner or other Person, (i) to purchase or carry, or to reduce or refinance any debt incurred to purchase or carry, any margin stock or for any related purpose as governed by any regulation (including Regulation U) of the Federal Reserve Board of Governors, (ii) to fund any activities of or business with any Person, or in any country or territory, that, at the time of issuance of the Letter of Credit or funding of the Loan, is the target of any Sanction; or (iii) in any manner that would result in a violation of a Sanction, Anti‑Corruption Law or other Applicable Law by any Person (including any Secured Party or other individual or entity participating in any transaction).

2.1.4. Voluntary Reduction or Termination. Upon at least ten (10) days prior written notice to Agent at any time, Borrowers may terminate or reduce the Commitments. Each reduction shall be in an increment of $1,000,000, but not less than $5,000,000, and shall be specified in the notice. Any notice of termination or reduction by Borrowers shall be irrevocable; provided, that, such notice may be revocable if conditioned upon the occurrence of a related transaction.

2.1.5. Overadvances. Any Overadvance shall be repaid by Borrowers within one (1) Business Day of written demand by Agent, and shall constitute an Obligation secured by the Collateral, entitled to all benefits of the Loan Documents. Agent may require Lenders to fund Base Rate Loans that cause or constitute an Overadvance and to forbear from requiring Borrowers to cure an Overadvance, as long as the total Overadvance does not exceed the greater of (a) $45,000,000 or (b) 10% of the aggregate Commitments and does not continue for more than 30 consecutive days without the consent of Required Lenders. In no event shall Loans be required that would cause Revolver Usage to exceed the aggregate Commitments. No funding or sufferance of an Overadvance shall constitute a waiver by Agent or Lenders of the Event of Default caused thereby. No Obligor shall be a beneficiary of this Section nor authorized to enforce any of its terms. In any event: (x) if any Overadvance remains outstanding for more than 30 days, unless otherwise agreed to by the Required Lenders, Borrowers shall immediately repay Loans in an amount sufficient to eliminate all such Overadvances, and (y) after the date all Overadvances have been eliminated, there must be at least five consecutive days before intentional Overadvances are made.

2.1.6. Protective Advances. Agent shall be authorized, in its discretion, at any time that any condition in Section 6 is not satisfied, to make Base Rate Loans (“Protective Advances”) (a) up to an aggregate amount of the greater of (a) $45,000,000 or (b) 10% of the aggregate Commitments outstanding at any time, if Agent deems such Loans necessary or desirable to preserve or protect Collateral, or to enhance the collectability or repayment of Obligations, as long as such Loans do not cause Revolver Usage to exceed the aggregate Commitments; or (b) to pay any other amounts that are due and payable from the Obligors under any Loan Documents, including interest, costs, fees and expenses. Lenders shall participate on a Pro Rata basis in Protective Advances outstanding from time to time. Required Lenders may at any time revoke Agent’s authority to make further Protective Advances under clause (a) by written notice to Agent. Absent such revocation, Agent’s determination that funding of a Protective Advance is appropriate shall be conclusive. No funding of a Protective Advance shall constitute a waiver by Agent or Lenders of any Event of Default relating thereto. No Obligor shall be a beneficiary of this Section nor authorized to enforce any of its terms.

~~156801973_3~~

160421929_11

2.1.7. The ability of Agent to make Protective Advances is separate and distinct from its ability to make Overadvances and its ability to make Overadvances is separate and distinct from its ability to make Protective Advances. For the avoidance of doubt, the limitations on Agent’s ability to make Protective Advances do not apply to Overadvances and the limitations on Agent’s ability to make Overadvances do not apply to Protective Advances. Notwithstanding anything contained in this Agreement or any other Loan Document to the contrary: (A) no Overadvance or Protective Advance may be made by Agent if such Overadvance or Protective Advance would cause the aggregate principal amount of Overadvances and Protective Advances outstanding to exceed an amount equal to the greater of (a) $45,000,000 or (b) 10% of the aggregate Commitments; and (B) to the extent any Protective Advance causes the aggregate outstanding amount of Loans and LC Obligations to exceed the aggregate Commitments, such excess portion of such Protective Advance (i) shall not exceed 5% of the aggregate Commitments, and (ii) shall be for Agent’s sole and separate account and not for the account of any Lender and shall be entitled to priority in repayment in accordance with Section 5.5.

2.1.8. Increase in Commitments.

(a) Borrowers may request an increase in Commitments from time to time upon not less than 10 days’ notice to Agent, as long as (i) the requested increase is in a minimum amount of $25,000,000 and is offered on the same terms as existing Commitments, except for fees and compensation specified by Borrowers that is customary and mutually agreed to by the Increasing Lenders (as defined below) and the Borrowers, (ii) total increases under this Section do not exceed $300,000,000 (provided, that, if at the time of any such increase, Suppressed Availability exceeds $300,000,000, then the total increases may be up to the amount of Suppressed Availability at such time), and (iii) no more than 3 increases are made.

(b) Agent shall promptly notify Lenders of the requested increase and, within five (5) Business Days thereafter, each Lender shall notify Agent if and to what extent such Lender commits to increase its Commitment. Any Lender not responding within such period shall be deemed to have declined an increase. In addition to any Lenders, Eligible Assignees may issue additional Commitments and become Lenders hereunder. Borrower may allocate, in its discretion, the increased Commitments among committing Lenders and Eligible Assignees (each such Lender or Eligible Assignee becoming a Lender in connection with such increase, an “Increasing Lender”).

(c) Notwithstanding the foregoing clause (b), Borrowers may, on or before July 14, 2023, request a one‑time increase in Commitments of up to $100,000,000 (but not less than $25,000,000) which increase: (i) is offered on the same terms as existing Commitments, except for fees and compensation specified by Borrowers that is customary and mutually agreed to by the Increasing Lenders and the Borrowers and (ii) does not have to be offered to the Lenders but may instead be offered to one or two Eligible Assignees who may issue additional Commitments and become Lenders hereunder. Borrowers may allocate, in their discretion, the increased Commitments in connection with any such increase.

(d) Total Commitments shall be increased by the requested amount (or such lesser amount committed by Lenders and Eligible Assignees) on a date agreed upon by Agent and Borrower Agent, provided the conditions set forth in Section 6.2 are satisfied at such time. Agent, Borrowers, and the Increasing Lenders shall execute and deliver such documents and agreements as Agent and Borrowers deem appropriate to evidence the increase in and allocations of Commitments. On the effective date of an increase, the Revolver Usage and other exposures under the Commitments shall be reallocated among Lenders, and settled by Agent as necessary, in accordance with Lenders’ adjusted shares of Commitments.

~~156801973_3~~

160421929_11

2.2. Letters of Credit. Issuing Bank shall issue Letters of Credit from time to time until the Termination Date, on the terms set forth herein, including the following:

(a) Each Borrower acknowledges that Issuing Bank’s issuance of any Letter of Credit is conditioned upon Issuing Bank’s receipt of a LC Application with respect to the requested Letter of Credit, as well as such other instruments and agreements as Issuing Bank may customarily require for issuance of a letter of credit of similar type and amount. Issuing Bank shall have no obligation to issue any Letter of Credit unless (i) Issuing Bank receives a LC Request and LC Application at least three Business Days prior to the requested date of issuance; (ii) each LC Condition is satisfied; and (iii) if a Defaulting Lender exists, such Lender or Borrowers have entered into arrangements satisfactory to Agent and Issuing Bank to eliminate any Fronting Exposure associated with such Lender. If, in sufficient time to act, Issuing Bank receives written notice from Agent or Required Lenders that a LC Condition has not been satisfied, Issuing Bank shall not issue the requested Letter of Credit. Prior to receipt of any such notice, Issuing Bank shall not be deemed to have knowledge of any failure of LC Conditions.

(b) Letters of Credit may be requested by a Borrower to support obligations incurred in the Ordinary Course of Business or as otherwise approved by Agent. Increase, renewal or extension of a Letter of Credit shall be treated as issuance of a new Letter of Credit, but Issuing Bank may require a new LC Application in its discretion.

(c) Borrowers assume all risks of beneficiaries’ acts, omissions or misuses of Letters of Credit. None of Agent, Issuing Bank or Lenders shall be responsible for the existence, character, quality, quantity, condition, packing, value or delivery of any goods purported to be represented by any Documents; differences or variation in the character, quality, quantity, condition, packing, value or delivery of any goods from that expressed in any Documents; the form, validity, sufficiency, accuracy, genuineness or legal effect of any Documents or any endorsements thereon; the time, place, manner or order in which shipment of goods is made; partial, incomplete or failed shipment of any goods referred to in a Letter of Credit or Documents; deviation from instructions, delay, default or fraud by any shipper or other Person in connection with any goods, shipment or delivery; breach of contract between a shipper or vendor and a Borrower; errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, telecopy, e‑mail, telephone or otherwise; errors in interpretation of technical terms; misapplication by a beneficiary of a Letter of Credit or proceeds thereof; or consequences arising from causes beyond the control of Issuing Bank, Agent or any Lender, including any act or omission of a Governmental Authority. Borrowers shall take all action (including enforcement of available rights against a beneficiary) to avoid and mitigate damages relating to Letters of Credit or claimed against Issuing Bank, Agent or any Lender. Issuing Bank shall be fully subrogated to all rights and remedies of a beneficiary whose claims are discharged through a Letter of Credit.

(d) In connection with its administration of and enforcement of rights or remedies under any Letters of Credit or LC Documents, Issuing Bank shall be entitled to act, and shall be fully protected in acting, upon any certification, documentation or other Communication in whatever form believed by Issuing Bank, in good faith, to be genuine and correct and to have been signed, sent or made by a proper Person. Issuing Bank may use legal counsel, accountants and other experts to advise it concerning its obligations, rights and remedies, and shall be entitled to act (and shall be fully protected in any action taken in good faith reliance) upon any advice given by such experts. Issuing Bank may employ agents and attorneys‑in‑fact in connection with any matter relating to Letters of Credit or LC Documents, and shall not be liable for the negligence or misconduct of agents and attorneys‑in‑fact selected with reasonable care.

2.2.2. Reimbursement; Participations.

~~156801973_3~~

160421929_11

(a) If Issuing Bank honors any request for payment under a Letter of Credit, Borrowers shall pay to Issuing Bank, on the same day that Borrowers receive notice from the Issuing Bank of such payment (“Reimbursement Date”), the amount paid by Issuing Bank under such Letter of Credit, together with interest at the interest rate for Base Rate Loans from the Reimbursement Date until payment by Borrowers. The obligation of Borrowers to reimburse Issuing Bank for any payment made under a Letter of Credit shall be absolute, unconditional, irrevocable, and joint and several, and shall be paid without regard to any lack of validity or enforceability of any Letter of Credit or the existence of any claim, setoff, defense or other right that Borrowers may have at any time against the beneficiary. Whether or not Borrower Agent submits a Notice of Borrowing, Borrowers shall be deemed to have requested a Borrowing of Base Rate Loans in an amount necessary to pay all amounts due Issuing Bank on any Reimbursement Date and each Lender shall fund its Pro Rata share of such Borrowing whether or not the Commitments have terminated, an Overadvance exists or is created thereby, or the conditions in Section 6 are satisfied.

(b) Each Lender hereby irrevocably and unconditionally purchases from Issuing Bank, without recourse or warranty, an undivided Pro Rata participation in all LC Obligations outstanding from time to time. Issuing Bank is issuing Letters of Credit in reliance upon this participation. If Borrowers do not make a payment to Issuing Bank when due hereunder, Agent shall promptly notify Lenders and each Lender shall within one Business Day after such notice pay to Agent, for the benefit of Issuing Bank, the Lender’s Pro Rata share of such payment. Upon request by a Lender, Issuing Bank shall provide copies of Letters of Credit and LC Documents in its possession.

(c) The obligation of each Lender to make payments to Agent for the account of Issuing Bank in connection with Issuing Bank’s payment under a Letter of Credit shall be absolute, unconditional and irrevocable, not subject to any counterclaim, setoff, qualification or exception whatsoever, and shall be made as provided in this Agreement under all circumstances, irrespective of any lack of validity or unenforceability of any Loan Documents; a draft, certificate or other document presented under a Letter of Credit being determined to be forged, fraudulent, noncompliant, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; waiver by Issuing Bank of a requirement that exists for its protection (and not a Borrower’s protection) or that does not materially prejudice a Borrower; honor of an electronic demand for payment even if a draft is required; payment of an item presented after a Letter of Credit’s expiration date if authorized by the UCC or applicable customs or practices; or any setoff or defense that an Obligor may have with respect to any Obligations. Issuing Bank does not assume responsibility for any failure or delay in performance or any breach by any Borrower or other Person of any obligations under any LC Documents. Issuing Bank does not make any express or implied warranty, representation or guaranty to Lenders with respect to any Letter of Credit, Collateral, LC Document or Obligor. Issuing Bank shall not be responsible to any Lender for any recitals, statements, information, representations or warranties contained in, or for the execution, validity, genuineness, effectiveness or enforceability of, any LC Documents; the validity, genuineness, enforceability, collectability, value or sufficiency of any Collateral or perfection of any Lien therein; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Obligor.

(d) No Indemnitee shall be liable to any Obligor, Lender or other Person for any action taken or omitted to be taken in connection with any Letter of Credit or LC Document except as a result of such Indemnitee’s gross negligence or willful misconduct. Issuing Bank may refrain from taking any action with respect to a Letter of Credit until it receives written instructions (and in its discretion, appropriate assurances) from the Lenders.

~~156801973_3~~

160421929_11

2.2.3. Cash Collateral. At Agent’s or Issuing Bank’s request, Borrowers shall Cash Collateralize (a) the Fronting Exposure of any Defaulting Lender; and (b) all outstanding Letters of Credit if an Event of Default exists, the Termination Date is scheduled to occur within 5 Business Days or the Termination Date occurs. If Borrowers fail to provide any Cash Collateral as required hereunder, Lenders may (and shall upon direction of Agent) advance, as Loans, the amount of Cash Collateral required (whether or not the Commitments have terminated, an Overadvance exists or the conditions in Section 6 are satisfied).

2.2.4. Resignation of Issuing Bank. Issuing Bank may resign at any time upon notice to Agent and Borrowers, and any resignation of Agent hereunder shall automatically constitute its concurrent resignation as Issuing Bank. From the effective date of its resignation, Issuing Bank shall have no obligation to issue, amend, renew, extend or otherwise modify any Letter of Credit, but shall otherwise have all rights and obligations of an Issuing Bank hereunder relating to any Letter of Credit issued by it prior to such date. A replacement Issuing Bank may be appointed by written agreement among Agent, Borrower Agent and the new Issuing Bank.

SECTION 3 INTEREST, FEES AND CHARGES

3.1. Interest.

3.1.1. Rates and Payment of Interest.

(a) The Obligations shall bear interest (i) if a Base Rate Loan, at the Base Rate in effect from time to time, plus the Applicable Margin; (ii) if a Term SOFR Loan, at Term SOFR for the applicable Interest Period, plus the Applicable Margin; and (iii) if any other Obligation (including, to the extent permitted by law, interest not paid when due), unless otherwise specified herein, at the Base Rate in effect from time to time, plus the Applicable Margin for Base Rate Loans.

(b) During an Insolvency Proceeding with respect to any Obligor, or during any other Event of Default if Agent or Required Lenders in their discretion so elect, Obligations shall bear interest at the Default Rate (whether before or after any judgment), payable on demand.

(c) Interest shall accrue from the date a Loan is advanced or Obligation is incurred or payable, as applicable, until paid in full by Borrowers, and shall in no event be less than zero at any time. Interest accrued on the Loans is due and payable in arrears (i) on each Interest Payment Date; (ii) concurrently with prepayment of any Term SOFR Loan, with respect to the principal amount being prepaid; and (iii) on the Termination Date. Interest accrued on any other Obligations shall be due and payable as provided in the applicable agreements or, if no payment date is specified, on demand.

3.1.2. Application of Term SOFR to Outstanding Loans.

(a) Borrowers may elect to convert any portion of Base Rate Loans to, or to continue any Term SOFR Loan at the end of its Interest Period as, a Term SOFR Loan. During any Default or Event of Default, Agent may (and shall at the direction of Required Lenders) declare that no Loan may be made, converted or continued as a Term SOFR Loan.

(b) Borrower Agent shall give Agent a Notice of Conversion/Continuation no later than 2:00 p.m. at least two Business Days before the requested conversion or continuation date. Promptly after receiving any such notice, Agent shall notify each Lender thereof. Each Notice of Conversion/Continuation shall be irrevocable, and shall specify the amount of Loans to be converted or continued, the conversion or continuation date (which shall be a Business Day), and the duration of the

~~156801973_3~~

160421929_11

Interest Period (which shall be deemed to be one month if not specified). If, at expiration of an Interest Period for a Term SOFR Loan, Borrowers have failed to deliver a Notice of Conversion/Continuation, the Loan shall convert into a Base Rate Loan. Agent and the Lenders do not warrant, nor accept responsibility, nor shall Agent or any of the Lenders have any liability with respect to the administration, submission or any other matter related to any reference rate referred to herein or with respect to any rate that is an alternative or replacement for or successor to any of such rate (including, for the avoidance of doubt, the selection of such rate and any related spread or other adjustment) that is an alternate, replacement or successor to such rate (including any Successor Rate), or any component thereof, or the effect of any of the foregoing, or of any Conforming Changes.

3.1.3. Interest Periods. Borrowers shall select an interest period (“Interest Period”) of one or three or, if consented to by all Lenders, six, nine or twelve months to apply to each Term SOFR Loan; provided, that (a) the Interest Period shall begin on the date the Loan is made or continued as, or converted into, a Term SOFR Loan, and shall expire on the numerically corresponding day in the calendar month at its end; (b) if any Interest Period begins on a day for which there is no corresponding day in the calendar month at its end or if such corresponding day falls after the last Business Day of the ending month, then the Interest Period shall expire on such month’s last Business Day; and if any Interest Period would otherwise expire on a day that is not a Business Day, the period shall expire on the next Business Day; and (c) no Interest Period shall extend beyond the Termination Date.

3.2. Fees.

3.2.1. Unused Line Fee. Borrowers shall pay to Agent, for the Pro Rata benefit of Lenders, a fee equal to the Unused Line Fee Rate times the amount by which the Commitments exceed the average daily Revolver Usage during any month. Such fee shall be payable in arrears, on the first day of each month and on the Termination Date.

3.2.2. LC Facility Fees. Borrowers shall pay (a) to Agent, for the Pro Rata benefit of Lenders, a fee equal to the Applicable Margin in effect for Term SOFR Loans times the average daily Stated Amount of Letters of Credit, payable in arrears on the first day of each month; (b) to Agent, for its own account, a fronting fee equal to 0.125% per annum on the Stated Amount of each Letter of Credit, payable in arrears on the first day of each month; and (c) to Issuing Bank, for its own account, all customary charges associated with the issuance, amending, negotiating, payment, processing, transfer and administration of Letters of Credit, which charges shall be paid as and when incurred. During an Event of Default, the fee payable under clause (a) shall be increased by 2% per annum.

3.2.3. Fee Letters. Borrowers shall pay all fees set forth in any fee letter executed in connection with this Agreement or any amendment hereto.

3.3. Computation of Interest, Fees, Yield Protection

. All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to Term SOFR) shall be computed for actual days elapsed, based on a year of 365 or 366 days, as applicable. All other interest, as well as fees and other charges calculated on a per annum basis, shall be computed for the actual days elapsed, based on a year of 360 days. Each determination by Agent of any interest, fee, interest rate or amounts payable hereunder shall be final, conclusive and binding for all purposes, absent manifest error. All fees shall be fully earned when due and shall not be subject to rebate, refund or proration. All fees payable under Section 3.2 are compensation for services and are not, and shall not be deemed to be, interest or any other charge for the use, forbearance or detention of money. A certificate as to amounts payable by Borrowers under Sections 3.4, 3.6, 3.7, 3.9 or 5.8 that is submitted to Borrower Agent by Agent or the affected Lender shall be final, conclusive and binding for

~~156801973_3~~

160421929_11

all purposes, absent manifest error, and Borrowers shall pay such amounts to the appropriate party within 10 days following receipt of the certificate.

3.4. Reimbursement Obligations

. Borrowers shall pay all Claims within fifteen (15) days of written request. Borrowers shall also reimburse Agent for all reasonable out‑of‑pocket legal, accounting, appraisal, consulting, and other fees and expenses incurred by it in connection with (a) negotiation and preparation of Loan Documents, including any modification thereof; (b) administration of and actions relating to any Collateral, Loan Documents and transactions contemplated thereby, including any actions taken to perfect or maintain priority of Agent’s Liens on any Collateral, to maintain any insurance required hereunder or to verify Collateral; and (c) subject to the limits of Section 10.1.1(b), any examination or appraisal with respect to any Obligor or Collateral by Agent’s personnel or a third party; provided, however, that Borrowers shall not be liable for costs and expenses (including attorneys’ fees) of any Lender (other than Bank of America) incurred in advising, structuring, drafting, reviewing, administering or syndicating the Loan Documents. All legal, accounting and consulting fees shall be charged to Borrowers by Agent’s professionals at their full hourly rates, regardless of any alternative fee arrangements that Agent, any Lender or any of their Affiliates may have with such professionals that otherwise might apply to this or any other transaction. Borrowers acknowledge that counsel may provide Agent with a benefit (such as a discount, credit or accommodation for other matters) based on counsel’s overall relationship with Agent, including fees paid hereunder. If, for any reason (including inaccurate information in Borrower Materials), it is determined that a higher Applicable Margin should have applied to a period than was actually applied, then the proper margin shall be applied retroactively and Borrowers shall immediately pay to Agent, for the ratable benefit of Lenders, an amount equal to the difference between the amount of interest and fees that would have accrued using the proper margin and the amount actually paid. All amounts payable by Borrowers under this Section shall be due on demand.

3.5. Illegality

. If any Lender reasonably determines that any Change in Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to perform any of its obligations hereunder, to make, maintain, issue, fund, commit to, participate in, or charge applicable interest or fees with respect to any Loan or Letter of Credit, or to determine or charge interest based on SOFR or Term SOFR, then, on notice thereof by such Lender to Agent (at which time such Lender shall be deemed an “Affected Lender”), (a) any obligations of such Affected Lender to perform such obligations, to make, maintain, issue, fund, commit to or participate in the Loan or Letter of Credit (or to charge interest or fees otherwise applicable thereto), or to continue or convert Loans as Term SOFR Loans, shall be suspended and Borrowers shall make such appropriate accommodations regarding affected Letters of Credit as such Lender may reasonably request, and (b) if such notice asserts the illegality of such Lender to make or maintain Base Rate Loans whose interest rate is determined by reference to Term SOFR, the interest rate applicable to such Lender’s Base ~~Rare~~Rate Loans shall, as necessary to avoid such illegality, be determined by Agent without reference to Term SOFR component of the Base Rate, in each case until such Lender notifies Agent that the circumstances giving rise to Lender’s determination no longer exist. Upon delivery of such notice, Borrowers shall prepay or convert Term SOFR Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain the Loan and charge applicable interest to such day, or immediately, if such Lender cannot so maintain the Loan. Upon any such prepayment or conversion of a Loan pursuant to this Section, Borrowers shall also pay accrued interest on the amount so prepaid or converted.

~~156801973_3~~

160421929_11

3.6. Inability to Determine Rates.

3.6.1. Inability to Determine Rate. If in connection with any request for a Term SOFR Loan or a conversion to or continuation thereof, as applicable, (a) Agent determines (which determination shall be conclusive absent manifest error) that (i) no Successor Rate has been determined in accordance with Section 3.6.2 and the circumstances under Section 3.6.2(i) or the Scheduled Unavailability Date has occurred (as applicable), or (ii) adequate and reasonable means do not otherwise exist for determining Term SOFR for any requested Interest Period with respect to a proposed Term SOFR Loan or in connection with an existing or proposed Base Rate Loan, or (b) Agent or Required Lenders determine that for any reason that Term SOFR for any requested Interest Period with respect to a proposed Term SOFR Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, Agent will promptly so notify Borrowers and Lenders. Thereafter, (x) the obligation of Lenders to make, maintain, or convert Base Rate Loans to, Term SOFR Loans shall be suspended (to the extent of the affected Term SOFR Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Term SOFR component of Base Rate, the utilization of such component in determining Base Rate shall be suspended, in each case until Agent (or, in the case of a determination by Required Lenders described above, until Agent upon instruction of Required Lenders) revokes such notice. Upon receipt of such notice, (I) Borrowers may revoke any pending request for a Borrowing, conversion or continuation of Term SOFR Loans (to the extent of the affected Term SOFR Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for Base Rate Loans, and (II) any outstanding Term SOFR Loans shall convert to Base Rate Loans at the end of their respective Interest Periods.

3.6.2. Successor Rates. Notwithstanding anything to the contrary in any Loan Document, if Agent determines (which determination shall be conclusive absent manifest error), or Borrower Agent or Required Lenders notify Agent (with, in the case of the Required Lenders, a copy to the Borrower Agent) that Borrowers or Required Lenders (as applicable) have determined, that:

(i) adequate and reasonable means do not exist for ascertaining one, three and six month interest periods of Term SOFR, including because the Term SOFR Screen Rate is not available or published on a current basis, and such circumstances are unlikely to be temporary; or

(ii) CME or any successor administrator of the Term SOFR Screen Rate or a Governmental Authority having jurisdiction over Agent, CME or such administrator with respect to its publication of Term SOFR, in each case acting in such capacity, has made a public statement identifying a specific date after which one, three and six month interest periods of Term SOFR or the Term SOFR Screen Rate shall or will no longer be made available or permitted to be used for determining the interest rate of U.S. dollar denominated syndicated loans, or shall or will otherwise cease, provided, that at the time of such statement, there is no successor administrator satisfactory to Agent that will continue to provide such interest periods of Term SOFR after such specific date (the latest date on which one, three and six month interest periods of Term SOFR or the Term SOFR Screen Rate are no longer available permanently or indefinitely, "Scheduled Unavailability Date");

then, on a date and time determined by Agent (any such date, "Term SOFR Replacement Date"), which date shall be at the end of an Interest Period or on the relevant interest payment date, as applicable, for interest calculated and, solely with respect to clause (b) above, no later than the Scheduled Unavailability Date, Term SOFR will be replaced hereunder and under any other applicable Loan Document with Daily Simple SOFR plus the SOFR Adjustment, for any payment period for interest calculated that can be determined by Agent, in each case, without any amendment to, or further action or consent of any other

~~156801973_3~~

160421929_11

party to any Loan Document ("Successor Rate"). If the Successor Rate is Daily Simple SOFR plus the SOFR Adjustment, all interest will be payable on a quarterly basis.

Notwithstanding anything to the contrary herein, (x) if Agent determines that Daily Simple SOFR is not available on or prior to the Term SOFR Replacement Date or (y) if the events or circumstances of the type described in Sections 3.6.1 or 3.6.2 above have occurred with respect to the Successor Rate then in effect, then in each case, Agent and the Borrowers may amend this Agreement solely for the purpose of replacing Term SOFR or any then current Successor Rate in accordance with this Section at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, as applicable, with an alternative benchmark rate giving due consideration to any evolving or then existing convention for such alternative benchmarks in similar U.S. dollar denominated syndicated credit facilities syndicated and agented in the United States and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for such benchmarks in similar U.S. dollar denominated credit facilities syndicated and agented in the United States, which adjustment or method for calculating such adjustment shall be published on an information service selected by Agent from time to time in its discretion and may be periodically updated. For the avoidance of doubt, any such proposed rate and adjustments shall constitute a Successor Rate. Any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after Agent posts such proposed amendment to all Lenders and Borrowers unless, prior to such time, Required Lenders deliver to Agent written notice that Required Lenders object to the amendment.

Agent will promptly (in one or more notices) notify Borrowers and Lenders of implementation of any Successor Rate. A Successor Rate shall be applied in a manner consistent with market practice; provided, that to the extent market practice is not administratively feasible for Agent, the Successor Rate shall be applied in a manner as otherwise reasonably determined by Agent. Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than zero, the Successor Rate will be deemed to be zero for all purposes of the Loan Documents.

In connection with implementation of a Successor Rate, Agent may make Conforming Changes from time to time and, notwithstanding anything to the contrary in any Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided, that with respect to any such amendment effected, Agent shall post each amendment implementing Conforming Changes to Borrowers and Lenders reasonably promptly after such amendment becomes effective.

3.7. Increased Costs; Capital Adequacy.

3.7.1. Increased Costs Generally. If any Change in Law shall:

(a) impose, modify or deem applicable any reserve, liquidity, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in calculating Term SOFR) or Issuing Bank;

(b) subject any Recipient to Taxes (other than (i) Indemnified Taxes, (ii) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes, and (iii) Connection Income Taxes) with respect to any Loan, Letter of Credit, Commitment or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(c) impose on any Lender, Issuing Bank or interbank market any other condition, cost or expense (other than taxes) affecting any Loan, Letter of Credit, participation in LC Obligations, Commitment or Loan Document; 49

~~156801973_3~~

160421929_11

and the result thereof shall be to increase the cost to a Lender of making or maintaining any Loan or its Commitment, or converting to or continuing any interest option for a Loan, or to increase the cost to a Lender or Issuing Bank of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by a Lender or Issuing Bank hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or Issuing Bank, Borrowers will pay to it such additional amount(s) as will compensate it for the additional costs incurred or reduction suffered.

3.7.2. Capital Requirements. If a Lender or Issuing Bank determines that a Change in Law affecting it or its holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s, Issuing Bank’s or holding company’s capital as a consequence of this Agreement, or such Lender’s or Issuing Bank’s Commitment, Loans, Letters of Credit or participations in LC Obligations or Loans, to a level below that which such Lender, Issuing Bank or holding company could have achieved but for such Change in Law (taking into consideration its policies with respect to capital adequacy), then from time to time Borrowers will pay to such Lender or Issuing Bank, as the case may be, such additional amounts as will compensate it or its holding company for the reduction suffered.

3.7.3. Compensation. Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section 3.7 shall not constitute a waiver of its right to demand such compensation, but Borrowers shall not be required to compensate a Lender or Issuing Bank for any increased costs or reductions suffered more than 180 days (plus any period of retroactivity of the Change in Law giving rise to the demand) prior to the date that the Lender or Issuing Bank notifies Borrower Agent of the applicable Change in Law and of such Lender’s or Issuing Bank’s intention to claim compensation therefor.

3.8. Mitigation

. If any Lender gives a notice under Section 3.5 or requests compensation under Section 3.7, or if Borrowers are required to pay any Indemnified Taxes or additional amounts with respect to a Lender under Section 5.8, then at the request of Borrower Agent, such Lender shall use reasonable efforts to designate or assign its obligations hereunder to a different Lending Office, if, in the judgment of such Lender, such designation or assignment would eliminate the need for such notice or reduce amounts payable or to be withheld in the future, would not subject the Lender to any unreimbursed cost or expense, and would not otherwise be disadvantageous to it or unlawful. Borrowers shall pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

3.9. Funding Losses

. If for any reason (a) any Borrowing, conversion or continuation of a Term SOFR Loan does not occur on the date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation (whether or not withdrawn), (b) any repayment or conversion of a Term SOFR Loan occurs on a day other than the end of its Interest Period or tenor, (c) Borrowers fail to repay a Term SOFR Loan when required, or (d) a Lender (other than a Defaulting Lender) is required to assign a Term SOFR Loan prior to the end of its Interest Period or tenor pursuant to Section 13.4, then Borrowers shall pay to Agent its customary administrative charge and to each Lender all losses, expenses and fees arising from redeployment of funds or termination of match funding.

3.10. Maximum Interest

~~156801973_3~~

160421929_11

. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non‑usurious interest permitted by Applicable Law (“maximum rate”). If Agent or any Lender shall receive interest in an amount that exceeds the maximum rate, the excess interest shall be applied to the principal of the Obligations or, if it exceeds such unpaid principal, refunded to Borrowers. In determining whether the interest contracted for, charged or received by Agent or a Lender exceeds the maximum rate, such Person may, to the extent permitted by Applicable Law, (a) characterize any payment that is not principal as an expense, fee or premium rather than interest; (b) exclude voluntary prepayments and the effects thereof; and (c) amortize, prorate, allocate and spread (in equal or unequal parts) the total amount of interest throughout the contemplated term of the Obligations hereunder.

SECTION 4 LOAN ADMINISTRATION

4.1. Manner of Borrowing and Funding Loans.

4.1.1. Notice of Borrowing.

(a) To request Loans, Borrower Agent shall deliver a Notice of Borrowing by 12:00 p.m. (i) on the requested funding date, in the case of Base Rate Loans, and (ii) at least two Business Days prior to the requested funding date, in the case of Term SOFR Loans. Notices received by Agent after such time shall be deemed received on the next Business Day. Each Notice of Borrowing is irrevocable and must specify (A) the Borrowing amount, (B) the requested funding date (which must be a Business Day), (C) whether the Borrowing is to be made as a Base Rate Loan or Term SOFR Loan, and (D) in the case of a Term SOFR Loan, the applicable Interest Period (which shall be deemed to be 30 days if not specified).

(b) Unless payment is otherwise made by Borrowers, the becoming due of any Obligation (whether principal, interest, fees or other charges, including Extraordinary Expenses, LC Obligations, Cash Collateral and Secured Bank Product Obligations) shall be deemed to be a request for a Base Rate Loan on the due date in the amount due and the Loan proceeds shall be disbursed as direct payment of such Obligation. In addition, Agent may, at its option, charge such amount against any operating, investment or other account of a Borrower maintained with Agent or any of its Affiliates.

(c) If a Borrower maintains a disbursement account with Agent or any of its Affiliates, then presentation for payment in the account of a Payment Item when there are insufficient funds to cover it shall be deemed to be a request for a Base Rate Loan on the presentation date, in the amount of the Payment Item. Proceeds of the Loan may be disbursed directly to the account.

4.1.2. Fundings by Lenders. Except for Swingline Loans, Agent shall endeavor to notify Lenders of each Notice of Borrowing (or deemed request for a Borrowing) by 2:00 p.m. on the proposed funding date for a Base Rate Loan or by 4:00 p.m. two Business Days before a proposed funding of a Term SOFR Loan. Each Lender shall fund its Pro Rata share of a Borrowing in immediately available funds not later than 4:00 p.m. on the requested funding date, unless Agent’s notice is received after the times provided above, in which case Lender shall fund by 10:00 a.m. on the next Business Day. Subject to its receipt of such amounts from Lenders, Agent shall disburse the Borrowing proceeds in a manner directed by Borrower Agent and reasonably acceptable to Agent. Unless Agent receives (in sufficient time to act) written notice from a Lender that it will not fund its share of a Borrowing, Agent may assume that such Lender has deposited or promptly will deposit its share with Agent, and Agent may disburse a corresponding amount to Borrowers. If a Lender’s share of a Borrowing or of a settlement under Section 4.1.3(b) is not received by Agent, then Borrowers agree to repay to Agent on demand the amount of such share, together with interest thereon from the date disbursed until repaid, at the rate

~~156801973_3~~

160421929_11

applicable to the Borrowing. Agent, a Lender or Issuing Bank may fulfill its obligations under Loan Documents through one or more Lending Offices, and this shall not affect any obligation of Obligors under the Loan Documents or with respect to any Obligations.

4.1.3. Swingline Loans; Settlement~~; Rescindable Amounts~~.

(a) Procedures for Borrowing. Each Borrowing shall be made by a written request by Borrower Agent delivered to Agent. Unless Agent is not obligated to make a Swingline Loan pursuant to Section 4.1.3(b) below, such notice must be received by Agent no later than 12:00 p.m. on the Business Day that is the requested funding date of such Borrowing specifying (i) the Borrowing amount, and (ii) the requested funding date (which must be a Business Day); provided, however, that if Agent is not obligated to make a Swingline Loan as to a requested Borrowing, such notice must be received by Agent no later than 12:00 p.m. on the Business Day prior to the date that is the requested funding date of such Borrowing. At Agent’s election, in lieu of delivering the above‑described written request, any Senior Officer may give Agent telephonic notice of such request by the required time. In such circumstances, each Borrower agrees that any such telephonic notice will be confirmed in writing (including e‑mail) after the giving of such telephonic notice but before the funding of such Borrowing.

(b) Making of Swingline Loans. In the case of a request for a Swingline Loan hereunder, so long as the aggregate outstanding amount of Swingline Loans plus the requested Loan does not exceed the greater of (i) $67,500,000 and (ii) 15% of the aggregate Commitments, Agent shall make a Swingline Loan to Borrowers in the amount of such requested Borrowing. Anything contained herein to the contrary notwithstanding, Agent may, but shall not be obligated to, make Swingline Loans at any time that one or more of the Lenders is a Defaulting Lender. Agent shall not make and shall not be obligated to make any Swingline Loan if Agent has actual knowledge that (i) one or more of the applicable conditions precedent set forth in Section 6.2 will not be satisfied on the requested funding date for the applicable Swingline Loan, or (ii) the requested Loan would cause the Revolver Usage to exceed the Borrowing Base on the proposed funding date. Agent shall not otherwise be required to determine whether the applicable conditions precedent set forth in Section 6 have been satisfied on the funding date applicable thereto prior to making any Swingline Loan. Swingline Loans shall constitute Loans for all purposes, except that payments thereon shall be made to Agent for its own account until settled with or funded by Lenders hereunder. Swingline Loans shall be secured by Agent’s Liens, constitute Loans and Obligations hereunder, and bear interest on the daily balance thereof at Term SOFR plus the Applicable Margin for Term SOFR Loans. For purposes of the foregoing, the interest rate for Swingline Loans shall be reset on the first day of each month to Term SOFR for a one‑month interest period as of that date (provided, however, if the first day of any month is not a Business Day, Term SOFR shall be as of the most recent preceding Business Day), plus the Applicable Margin for Term SOFR Loans.

(c) Settlement. Settlement of Loans, including Swingline Loans, among Lenders and Agent shall take place on a date determined from time to time by Agent (but at least weekly, unless the settlement amount is de minimis), on a Pro Rata basis in accordance with the Settlement Report delivered by Agent to Lenders. Between settlement dates, Agent may in its discretion apply payments on Loans to Swingline Loans, regardless of any designation by Borrowers or anything herein to the contrary. Each Lender hereby purchases, without recourse or warranty, an undivided Pro Rata participation in all Swingline Loans outstanding from time to time until settled. If a Swingline Loan cannot be settled among Lenders, whether due to an Obligor’s Insolvency Proceeding or for any other reason, each Lender shall pay the amount of its participation in the Loan to Agent, in immediately available funds, within one Business Day after Agent’s request therefor. Lenders’ obligations to make settlements and to fund participations are absolute, irrevocable and unconditional, without offset, counterclaim or other defense,

~~156801973_3~~

160421929_11

and whether or not the Commitments have terminated, an Overadvance exists or the conditions in Section 6 are satisfied.

(d) Sweep to Loan Arrangement. So long as a Sweep to Loan Arrangement is in effect, and subject to the terms and conditions thereof, Swingline Loans may be advanced and prepaid hereunder notwithstanding any notice, minimum amount, or funding and payment location requirements hereunder for any advance of Swingline Loans or for any prepayment of any Swingline Loans. The making of any such Swingline Loans shall otherwise be subject to the other terms and conditions of this Agreement. All Loans advanced or prepaid pursuant to such Sweep to Loan Arrangement shall bear interest at the Base Rate plus the Applicable Margin for Base Rate Loans. Neither the Agent nor any Lender shall be liable to the Borrowers or any other Person for any losses directly or indirectly resulting from events beyond the Agent’s or such Lender’s reasonable control, including without limitation any interruption of communications or data processing services or legal restriction or for any special, indirect, consequential or punitive damages in connection with any Sweep to Loan Arrangement.

4.1.4. Notices. If Borrowers request, convert or continue Loans, select interest rates or transfer funds based on telephonic or electronic instructions to Agent, Borrowers shall confirm the request by prompt delivery to Agent of a Notice of Borrowing or Notice of Conversion/Continuation, as applicable. Agent and Lenders are not liable for any loss suffered by a Borrower as a result of Agent or a Lender acting on its understanding of telephonic or electronic instructions from a person believed in good faith to be authorized to give instructions on a Borrower’s behalf.

4.2. Defaulting Lender

. Notwithstanding anything herein to the contrary:

4.2.1. Reallocation of Pro Rata Share; Amendments. For purposes of determining Lenders’ obligations or rights to fund, participate in or receive collections with respect to Loans and Letters of Credit (including existing Swingline Loans, Protective Advances and LC Obligations), Agent may in its discretion reallocate Pro Rata shares by excluding a Defaulting Lender’s Commitments and Loans from the calculation of shares. A Defaulting Lender shall have no right to vote on any amendment, waiver or other modification of a Loan Document, except as provided in Section 14.1.1(c).

4.2.2. Payments; Fees. Agent may, in its discretion, receive and retain any amounts payable to a Defaulting Lender under the Loan Documents, and a Defaulting Lender shall be deemed to have assigned to Agent such amounts until all Obligations owing to Agent, non‑Defaulting Lenders and other Secured Parties have been paid in full. Agent may use such amounts to cover the Defaulting Lender’s defaulted obligations, to Cash Collateralize such Lender’s Fronting Exposure, to readvance the amounts to Borrowers or to repay Obligations. A Lender shall not be entitled to receive any fees accruing hereunder while it is a Defaulting Lender and its unfunded Commitment shall be disregarded for purposes of calculating the unused line fee under Section 3.2.1. If any LC Obligations owing to a Defaulted Lender are reallocated to other Lenders, fees attributable to such LC Obligations under Section 3.2.2 shall be paid to such Lenders. Agent shall be paid all fees attributable to LC Obligations that are not reallocated.

4.2.3. Status; Cure. Agent may determine in its discretion that a Lender constitutes a Defaulting Lender and the effective date of such status shall be conclusive and binding on all parties, absent manifest error. Borrowers, Agent and Issuing Bank may agree in writing that a Lender has ceased to be a Defaulting Lender, whereupon Pro Rata shares shall be reallocated without exclusion of the reinstated Lender’s Commitments and Loans, and the Revolver Usage and other exposures under the Commitments shall be reallocated among Lenders and settled by Agent (with appropriate payments by

~~156801973_3~~

160421929_11

the reinstated Lender, including its payment of breakage costs for reallocated Term SOFR Loans) in accordance with the readjusted Pro Rata shares. Unless expressly agreed by Borrowers, Agent and Issuing Bank, or as expressly provided herein with respect to Bail‑In Actions and related matters, no reallocation of Commitments and Loans to non‑Defaulting Lenders or reinstatement of a Defaulting Lender shall constitute a waiver or release of claims against such Lender. The failure of any Lender to fund a Loan, to make a payment in respect of LC Obligations or otherwise to perform obligations hereunder shall not relieve any other Lender of its obligations under any Loan Document. No Lender shall be responsible for default by another Lender.

4.3. Number and Amount of Term SOFR Loans; Determination of Rate

Each Borrowing of Term SOFR Loans when made shall be in a minimum amount of $2,000,000, plus an increment of $1,000,000 in excess thereof. No more than eight (8) Borrowings of Term SOFR Loans may be outstanding at any time, and all Term SOFR Loans having the same length and beginning date of their Interest Periods shall be aggregated together and considered one Borrowing for this purpose. Upon determining Term SOFR for any Interest Period requested by Borrowers, Agent shall promptly notify Borrowers thereof by telephone or electronically and, if requested by Borrowers, shall confirm any telephonic notice in writing.

4.4. Borrower Agent

Each Borrower hereby designates Kloeckner Metals (“Borrower Agent”) as its representative and agent for all purposes under the Loan Documents, including requests for and receipt of Loans and Letters of Credit, designation of interest rates, delivery or receipt of Communications, delivery of Borrower Materials, payment of Obligations, requests for waivers, amendments or other accommodations, actions under the Loan Documents (including in respect of compliance with covenants), and all other dealings with Agent, Issuing Bank or any Lender. Borrower Agent hereby accepts such appointment. Agent and Lenders shall be entitled to rely upon any Communication (including any notice of borrowing) delivered by or to Borrower Agent on behalf of any Borrower. Each of Agent, Issuing Bank and Lenders shall have the right, in its discretion, to deal exclusively with Borrower Agent for all purposes under the Loan Documents. Each Borrower agrees that any Communication, delivery, action, omission or undertaking by Borrower Agent shall be binding upon and enforceable against such Borrower.

4.5. One Obligation

The Loans, LC Obligations and other Obligations constitute one general obligation of Borrowers and are secured by Agent’s Lien on all Collateral; provided, that Agent and each Lender shall be deemed to be a creditor of, and the holder of a separate claim against, each Borrower to the extent of any Obligations jointly or severally owed by such Borrower.

4.6. Effect of Termination

On the effective date of the termination of all Commitments, the Obligations shall be immediately due and payable, and each Secured Bank Product Provider may terminate its Bank Products. Until Full Payment of the Obligations, all undertakings of Borrowers contained in the Loan Documents shall continue, and Agent shall retain its Liens in the Collateral and all of its rights and remedies under the Loan Documents. Agent shall not be required to terminate its Liens unless Full Payment of the Obligations has occurred and Agent receives Cash Collateral or a written agreement, in each case reasonably satisfactory to it, protecting Agent and Lenders from dishonor or return of any Payment Item previously applied to the Obligations. Sections 2.2, 3.4, 3.6, 3.7, 3.9, 5.1.2, 5.4, 5.8, 5.9, 12, 15.2, this

~~156801973_3~~

160421929_11

Section, and each indemnity or waiver given by an Obligor or Lender in any Loan Document, shall survive any assignment by Agent, Issuing Bank or any Lender of rights or obligations hereunder, termination of any Commitment, and any repayment, satisfaction, discharge or Full Payment of any Obligations.

SECTION 5 PAYMENTS

5.1. Payment Provisions

5.1.1. General. All payments of Obligations shall be made in Dollars, without offset, counterclaim or defense of any kind, free and clear of (and without deduction for) any Taxes except as required in Section 5.8, and in immediately available funds, not later than 1:00 p.m. on the due date. Any payment after such time shall be deemed made on the next Business Day. Any payment of a Term SOFR Loan prior to the end of its Interest Period shall be accompanied by all amounts due under Sections 3.1.1(c) and 3.9. Agent shall have the continuing, exclusive right to apply and reapply payments and proceeds of Collateral against the Obligations, at Agent’s discretion, but whenever possible (provided no Default or Event of Default exists) any prepayment shall be applied to Base Rate Loans before Term SOFR Loans. If any payment (other than payments on Term SOFR Loans) under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day. If any payment on a Term SOFR Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate for the period of such extension.

5.1.2. Payments Made in Error. Unless Agent has received notice from the Borrower Agent prior to the date on which any payment is due to the Agent for the account of any Lender or any Issuing Bank hereunder that the Borrowers will not make such payment, Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the applicable Lender or Issuing Bank the amount due. With ~~Respect~~respect to any payment that Agent makes for the account of the Lenders or Issuing Bank hereunder as to which Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”): (1) the Borrowers have not in fact made such payment; (2) Agent has made a payment in excess of the amount so paid by the Borrowers (whether or not then owed); or (3) Agent has for any reason otherwise erroneously made such payment; then each of the Lenders or the applicable Issuing Bank, as the case may be, severally agrees to repay to Agent forthwith on demand the Rescindable Amount so distributed to such Lender or such Issuing Bank, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to Agent, at the greater of the Federal Funds Rate and a rate determined by Agent in accordance with banking industry rules on interbank compensation.

5.2. Repayment of Loans

Loans may be prepaid from time to time, without penalty or premium, pursuant to a notice of prepayment (in form reasonably satisfactory to Agent), delivered to Agent concurrently with such prepayment; provided, that no such notice shall be required for payments applied pursuant to Section 5.6. Loans shall be due and payable in full on the Termination Date, unless payment is sooner required

~~156801973_3~~

160421929_11

hereunder, and any Overadvance or Protective Advance shall be due and payable as provided in Sections 2.1.5 and 2.1.6. Within two (2) Business Days of the date of receipt by any Borrower of the Net Cash Proceeds of any Asset Disposition (excluding Permitted Asset Dispositions under clauses (a), (b), (c), (d), (e), (f), (i), (j), (k), (l), (m), (p), (q), (r), (s), or (t) of the definition of Permitted Asset Disposition) which either: (a) occurs while a Default or Event of Default or Cash Dominion Period exists, or (b) results in a Default or Event of Default or a Cash Dominion Period Trigger Event, Borrowers shall apply 100% of such Net Cash Proceeds to repay Loans; provided that, so long as (A) no Default or Event of Default shall have occurred and is continuing or would result therefrom, (B) Borrowers shall have given Agent prior written notice of Borrowers’ intention to apply such monies to the costs of replacement of the properties or assets that are the subject of such sale or disposition or the cost of purchase or construction of other assets useful in the business of Borrowers or their Subsidiaries, (C) the monies are held in a Controlled Account, and (D) Borrowers or their Subsidiaries, as applicable, complete such replacement, purchase, or construction within 365 days (which period shall be extended an additional 180 days if a valid contract with respect to such replacement, purchase or construction has been entered into prior to the expiration of the initial 365 day period) after the initial receipt of such monies, then the ~~Loan Party~~Obligor whose assets were the subject of such disposition shall have the option to apply such monies to the costs of replacement of the assets that are the subject of such sale or disposition (or other assets used or useful in Borrowers’ businesses) unless and to the extent that such applicable period shall have expired without such replacement, purchase, or construction being made or completed, in which case, any amounts remaining in a Controlled Account referred to in clause (C) above shall be paid to Agent and applied in accordance with Section 5.5. Nothing contained in this Section 5.2 shall permit Borrowers or any of their Subsidiaries to sell or otherwise dispose of any assets other than in accordance with Section 10.2.6.

5.3. Payment of Other Obligations

Obligations other than Loans, including LC Obligations and Claims, shall be paid by Borrowers as provided in the Loan Documents or, if no payment date is specified, on demand.

5.4. Marshaling; Payments Set Aside

None of Agent or Lenders shall be under any obligation to marshal any assets in favor of any Obligor or against any Obligations. If any payment by or on behalf of Borrowers is made to Agent, Issuing Bank or any Lender, or if Agent, Issuing Bank or any Lender exercises a right of setoff, and any of such payment or setoff is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Agent, Issuing Bank or a Lender in its discretion) to be repaid to a trustee, receiver or any other Person, then the Obligation originally intended to be satisfied, and all Liens, rights and remedies relating thereto, shall be revived and continued in full force and effect as if such payment or setoff had not occurred.

5.5. Application and Allocation of Payments.

5.5.1. Application. Payments made by Borrowers hereunder shall be applied (a) first, as specifically required hereby; (b) second, to Obligations then due and owing; (~~b~~c) third, to other Obligations specified by Borrowers; and (~~c~~d) fourth, as determined by Agent in its discretion. If funds received by or available to Agent under clause (b) are insufficient to pay fully all Obligations then due and owing, such funds shall be applied (i) ratably to pay interest and fees until paid in full, and then (ii) ratably to pay unreimbursed draws under Letters of Credit and Loan principal then due and owing.

5.5.2. Post‑Default Allocation. Notwithstanding anything in any Loan Document to the contrary, during an Event of Default under Section 11.1(j), or during any other Event of Default at

~~156801973_3~~

160421929_11

the discretion of Agent or Required Lenders, monies to be applied to the Obligations, whether arising from payments by Obligors, realization on Collateral, setoff or otherwise, shall be allocated as follows:

(a) first, to all fees, indemnification, costs and expenses, including Extraordinary Expenses, owing to Agent;

(b) second, to all other amounts owing to Agent, including Swingline Loans, Protective Advances, and Loans and participations that a Defaulting Lender has failed to settle or fund;

(c) third, to all amounts owing to Issuing Bank;

(d) fourth, to all Obligations (other than Secured Bank Product Obligations) constituting fees, indemnification, costs or expenses owing to Lenders;

(e) fifth, to all Obligations (other than Secured Bank Product Obligations) constituting interest;

(f) sixth, to Cash Collateralize all LC Obligations;

(g) seventh, to all Loans, and to Secured Bank Product Obligations constituting Swap Obligations (including Cash Collateralization thereof) up to the amount of ~~Reserves~~Availability Reserve existing therefor;

(h) eighth, to all other Secured Bank Product Obligations; and

(i) last, to all remaining Obligations.

Amounts shall be applied to payment of each category of Obligations only after Full Payment of amounts payable from time to time under all preceding categories. If amounts are insufficient to satisfy a category, they shall be paid ratably among outstanding Obligations in the category. Monies and proceeds obtained from an Obligor shall not be applied to its Excluded Swap Obligations, but appropriate adjustments shall be made with respect to amounts obtained from other Obligors to preserve the allocations in each category. Agent shall have no obligation to calculate the amount of any Secured Bank Product Obligation and may request a reasonably detailed calculation thereof from a Secured Bank Product Provider. If the provider fails to deliver the calculation within five days following request, Agent may assume the amount is zero. The allocations in this Section are solely to determine the priorities among Secured Parties and may be changed by agreement of affected Secured Parties without the consent of any Obligor. This Section is not for the benefit of or enforceable by any Obligor, and no Borrower has any right to direct the application of payments or Collateral proceeds subject to this Section.

5.5.3. Erroneous Application. Agent shall not be liable for any application of amounts made by it in good faith and, if any such application is subsequently determined to have been made in error, the sole recourse of any Lender or other Person to which such amount should have been paid shall be to recover the amount from the Person that actually received it (and, if such amount was received by a Secured Party, the Secured Party agrees to return it).

5.6. Controlled Accounts

During any Cash Dominion Period, the ledger balance in the Controlled Accounts as of the end of a Business Day shall be applied to repay outstanding Loans (including Swingline Loans), accrued

~~156801973_3~~

160421929_11

interest, unreimbursed LC Obligations and other outstanding Obligations then due and payable and, if an Event of Default exists, to Cash Collateralize LC Obligations, in each case, in accordance with the terms of this Agreement at the beginning of the next Business Day. Any resulting credit balance shall not accrue interest in favor of Borrowers and shall be made available to Borrowers as long as no Default or Event of Default exists.

5.7. Account Stated

Agent shall maintain, in accordance with its customary practices, loan account(s) evidencing the Debt of Borrowers hereunder. Any failure of Agent to record anything in a loan account, or any error in doing so, shall not limit or otherwise affect the obligation of Borrowers to pay any amount owing hereunder. Entries in a loan account shall be presumptive evidence of the information contained therein. If information in a loan account is provided to or inspected by or on behalf of a Borrower, the information shall be conclusive and binding on Borrowers for all purposes absent manifest error, except to the extent Borrower Agent notifies Agent in writing within 30 days of specific information subject to dispute.

5.8. Taxes.

5.8.1. Payments Free of Taxes; Obligation to Withhold; Tax Payment.

(a) All payments of Obligations by Obligors shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If Applicable Law (as determined by Agent or an Obligor, as applicable, in its reasonable discretion) requires the deduction or withholding of any Tax from any such payment by Agent or an Obligor, then Agent or such Obligor shall be entitled to make such deduction or withholding based on information and documentation provided pursuant to Section 5.9. For purposes of Sections 5.8 and 5.9, “Applicable Law” shall include FATCA and “Lender” shall include Issuing Bank.

(b) If Agent or any Obligor is required by the Code to withhold or deduct Taxes, including backup withholding and withholding taxes, from any payment, then (i) Agent shall pay the full amount that it determines is to be withheld or deducted to the relevant Governmental Authority pursuant to the Code, and (ii) to the extent the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Obligor shall be increased as necessary so that the Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(c) If Agent or any Obligor is required by any Applicable Law other than the Code to withhold or deduct Taxes from any payment, then (i) Agent or such Obligor, to the extent required by Applicable Law, shall timely pay the full amount to be withheld or deducted to the relevant Governmental Authority, and (ii) to the extent the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Obligor shall be increased as necessary so that the Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

5.8.2. Payment of Other Taxes. Without limiting the foregoing, Borrowers shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at Agent’s option, timely reimburse Agent for payment of, any Other Taxes.

~~156801973_3~~

160421929_11

5.8.3. Tax Indemnification.

(a) Each Borrower shall indemnify and hold harmless, on a joint and several basis, each Recipient against any Indemnified Taxes (including those imposed or asserted on or attributable to amounts payable under this Section) payable or paid by a Recipient or required to be withheld or deducted from a payment to a Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Each Borrower shall indemnify and hold harmless Agent against any amount that a Lender or Issuing Bank fails for any reason to pay indefeasibly to Agent as required pursuant to this Section. Each Borrower shall make payment within 10 days after demand for any amount or liability payable under this Section. A certificate setting forth in reasonable detail a calculation of the amount of such payment or liability delivered to Borrowers by a Lender or Issuing Bank (with a copy to Agent), or by Agent on its own behalf or on behalf of any Recipient, shall be conclusive absent manifest error.

(b) Each Lender and Issuing Bank shall indemnify and hold harmless, on a several basis, (i) Agent against any Indemnified Taxes attributable to such Lender or Issuing Bank (but only to the extent Borrowers have not already paid or reimbursed Agent therefor and without limiting Borrowers’ obligation to do so), (ii) Agent and Obligors, as applicable, against any Taxes attributable to such Lender’s failure to maintain a Participant register as required hereunder, and (iii) Agent and Obligors, as applicable, against any Excluded Taxes attributable to such Lender or Issuing Bank, in each case, that are payable or paid by Agent or an Obligor in connection with any Obligations, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Each Lender and Issuing Bank shall make payment within 10 days after demand for any amount or liability payable under this Section. A certificate setting forth in reasonable detail a calculation of the amount of such payment or liability delivered to any Lender or Issuing Bank by Agent shall be conclusive absent manifest error.

5.8.4. Evidence of Payments. As soon as practicable after payment by an Obligor of any Taxes pursuant to this Section, Borrower Agent shall deliver to Agent the original or a certified copy of a receipt issued by the appropriate Governmental Authority evidencing the payment, a copy of any return required by Applicable Law to report the payment or other evidence of payment reasonably satisfactory to Agent.

5.8.5. Treatment of Certain Refunds. Unless required by Applicable Law, at no time shall Agent have any obligation to file for or otherwise pursue on behalf of a Lender or Issuing Bank, nor have any obligation to pay to any Lender or Issuing Bank, any refund of Taxes withheld or deducted from funds paid for the account of a Lender or Issuing Bank. If a Recipient determines in its discretion that it has received a refund of Taxes that were indemnified by Borrowers or with respect to which a Borrower paid additional amounts pursuant to this Section, it shall pay the amount of such refund to Borrowers (but only to the extent of indemnity payments or additional amounts actually paid by Borrowers with respect to the Taxes giving rise to the refund), net of all out‑of‑pocket expenses (including Taxes) incurred by such Recipient and without interest (other than interest paid by the relevant Governmental Authority with respect to such refund). Borrowers shall, upon request by the Recipient, repay to the Recipient such amount paid over to Borrowers (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) if the Recipient is required to repay such refund to the Governmental Authority. Notwithstanding anything herein to the contrary, no Recipient shall be required to pay any amount to Borrowers if such payment would place it in a less favorable net after‑Tax position than it would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional

~~156801973_3~~

160421929_11

amounts with respect to such Tax had never been paid. In no event shall Agent or any Recipient be required to make its tax returns (or any other information relating to its taxes that it deems confidential) available to any Obligor or other Person.

5.9. Lender Tax Information.

5.9.1. Status of Lenders. Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments of Obligations shall deliver to Borrowers and Agent properly completed and executed documentation reasonably requested by Borrowers or Agent as will permit such payments to be made without or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by Borrowers or Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by Borrowers or Agent to enable them to determine whether such Lender is subject to backup withholding or information reporting requirements. Notwithstanding the foregoing, such documentation (other than documentation described in Sections 5.9.2(a), (b) and (d)) shall not be required if a Lender reasonably believes delivery of the documentation would subject it to any material unreimbursed cost or expense or would materially prejudice its legal or commercial position.

5.9.2. Documentation. Without limiting the foregoing, if any Borrower is a U.S. Person,

(a) Any Lender that is a U.S. Person shall deliver to Borrowers and Agent on or prior to the date on which such Lender becomes a Lender hereunder (and from time to time thereafter upon reasonable request of Borrowers or Agent), executed copies of IRS Form W‑9, certifying that such Lender is exempt from U.S. federal backup withholding Tax;

(b) Any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrowers and Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender hereunder (and from time to time thereafter upon reasonable request of Borrowers or Agent), whichever of the following is applicable:

(i) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party, (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W‑8BEN or IRS Form W‑8BEN‑E establishing an exemption from or reduction of U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty, and (y) with respect to other payments under the Loan Documents, IRS Form W‑8BEN or IRS Form W‑8BEN‑E establishing an exemption from or reduction of U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(ii) executed copies of IRS Form W‑8ECI;

(iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate in form satisfactory to Agent to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of a Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (“U.S. Tax Compliance Certificate”), and (y) executed copies of IRS Form W‑8BEN or IRS Form W‑8BEN‑E; or

(iv) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W‑8IMY, accompanied by IRS Form W‑8ECI, IRS Form W‑8BEN, IRS

~~156801973_3~~

160421929_11

Form W‑8BEN‑E, a U.S. Tax Compliance Certificate in form satisfactory to Agent, IRS Form W‑9, and/or other certification documents from each beneficial owner, as applicable; provided, that if the Foreign Lender is a partnership and one or more of its direct or indirect partners is claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate on behalf of each such partner;

(c) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrowers and Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender hereunder (and from time to time thereafter upon reasonable request), executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit Borrowers or Agent to determine the withholding or deduction required to be made; and

(d) if payment of an Obligation to a Lender would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code), such Lender shall deliver to Borrowers and Agent, at the time(s) prescribed by law and otherwise upon reasonable request, such documentation prescribed by Applicable Law (including Section 1471(b)(3)(C)(i) of the Code) and such additional documentation as may be appropriate for Borrowers or Agent to comply with their obligations under FATCA and to determine that such Lender has complied with its obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (d), “FATCA” shall include any amendments made to FATCA after the date hereof.

5.9.3. Redelivery of Documentation.~~.~~ If any form or certification previously delivered by a Lender pursuant to this Section expires or becomes obsolete or inaccurate in any respect, such Lender shall promptly update the form or certification or notify Borrowers and Agent in writing of its inability to do so.

5.10. Nature and Extent of Each Borrower’s Liability.

5.10.1. ~~.~~ Each Borrower agrees that it is jointly and severally liable for, and absolutely and unconditionally guarantees to Agent, Lenders and any other Secured Party the prompt payment and performance of, all Obligations, except its Excluded Swap Obligations. Each Borrower agrees that its guaranty obligations hereunder constitute a continuing guaranty of payment and not of collection, that such obligations shall not be discharged until Full Payment of the Obligations, and that such obligations are absolute and unconditional, irrespective of (a) the genuineness, validity, regularity, enforceability, subordination or any future modification of, or change in, any Obligations or Loan Document, or any other document, instrument or agreement to which any Obligor is or may become a party or be bound; (b) the absence of any action to enforce this Agreement (including this Section) or any other Loan Document, or any waiver, consent or indulgence of any kind by any Secured Party with respect thereto; (c) the existence, value or condition of, or failure to perfect a Lien or to preserve rights against, any security or guaranty for any Obligations or any action or inaction of any Secured Party in respect thereof (including the release of any security or guaranty); (d) insolvency of any Obligor; (e) election by any Secured Party in an Insolvency Proceeding for the application of Section 1111(b)(2) of the Bankruptcy Code; (f) any borrowing or grant of a Lien by any other Borrower as debtor‑in‑possession under Section 364 of the Bankruptcy Code or otherwise; (g) disallowance of any claims of a Secured Party against an Obligor for repayment of any Obligations under Section 502 of the Bankruptcy Code or otherwise; or (h) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, other than Full Payment of the Obligations.

~~156801973_3~~

160421929_11

5.10.2. Waivers.

(a) Each Borrower expressly waives all rights that it may have now or in the future under any statute, at common law, in equity or otherwise, to compel any Secured Party to marshal assets or to proceed against any Obligor, other Person or security for the payment or performance of any Obligations before, or as a condition to, proceeding against such Borrower. Each Borrower waives all defenses available to a surety, guarantor or accommodation co‑obligor other than Full Payment of Obligations and waives, to the maximum extent permitted by law, any right to revoke any guaranty of Obligations as long as it is a Borrower. It is agreed among each Borrower and Secured Party that the provisions of this Section are of the essence of the transaction contemplated by the Loan Documents and that, but for such provisions, Agent and Lenders would decline to make Loans and issue Letters of Credit. Each Borrower acknowledges that its guaranty pursuant to this Section is necessary to the conduct and promotion of its business, and can be expected to benefit such business.

(b) Secured Parties may pursue such rights and remedies as they deem appropriate, including realization upon Collateral or any Real Estate by judicial foreclosure or nonjudicial sale or enforcement, without affecting any rights and remedies under this Section. If, in taking any action in connection with the exercise of any rights or remedies, a Secured Party shall forfeit any other rights or remedies, including the right to enter a deficiency judgment against any Borrower or other Person, whether because of any Applicable Laws pertaining to “election of remedies” or otherwise, each Borrower consents to such action and waives any claim based upon it, even if the action may result in loss of any rights of subrogation that any Borrower might otherwise have had. Any election of remedies that results in denial or impairment of the right of a Secured Party to seek a deficiency judgment against any Borrower shall not impair any other Borrower’s obligation to pay the full amount of the Obligations. Each Borrower waives all rights and defenses arising out of an election of remedies, such as nonjudicial foreclosure with respect to any security for Obligations, even though that election of remedies destroys such Borrower’s rights of subrogation against any other Person. Agent may bid Obligations, in whole or part, at any foreclosure, trustee or other sale, including any private sale, and the amount of such bid need not be paid by Agent but may be credited against the Obligations. The amount of the successful bid at any such sale, whether Agent or any other Person is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral, and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Section, notwithstanding that any present or future law or court decision may have the effect of reducing the amount of any deficiency claim to which a Secured Party might otherwise be entitled but for such bidding at any such sale.

5.10.3. Extent of Liability; Contribution.

(a) Notwithstanding anything herein to the contrary, each Borrower’s liability under this Section shall not exceed the greater of (i) all amounts for which such Borrower is primarily liable, as described in clause (c) below, or (ii) such Borrower’s Allocable Amount.

(b) If any Borrower makes a payment under this Section of any Obligations (other than amounts for which such Borrower is primarily liable) (a “Guarantor Payment”) that, taking into account all other Guarantor Payments previously or concurrently made by any other Borrower, exceeds the amount that such Borrower would otherwise have paid if each Borrower had paid the aggregate Obligations satisfied by such Guarantor Payments in the same proportion that such Borrower’s Allocable Amount bore to the total Allocable Amounts of all Borrowers, then such Borrower shall be entitled to receive contribution and indemnification payments from, and to be reimbursed by, each other Borrower for the amount of such excess, ratably based on their respective Allocable Amounts in effect immediately

~~156801973_3~~

160421929_11

prior to such Guarantor Payment. The “Allocable Amount” for any Borrower shall be the maximum amount that could then be recovered from such Borrower under this Section without rendering such payment voidable under Section 548 of the Bankruptcy Code or under any applicable state fraudulent transfer or conveyance act, or similar statute or common law.

(c) This Section shall not limit the liability of any Borrower to pay or guarantee Loans made directly or indirectly to it (including Loans advanced hereunder to any other Person and then re‑loaned or otherwise transferred to, or for the benefit of, such Borrower), LC Obligations relating to Letters of Credit issued to support its business, Secured Bank Product Obligations incurred to support its business, and all accrued interest, fees, expenses and other related Obligations with respect thereto, for which such Borrower shall be primarily liable for all purposes hereunder. Agent and Lenders shall have the right, at any time in their discretion, to condition Loans and Letters of Credit upon a separate calculation of borrowing availability for each Borrower and to restrict the disbursement and use of Loans and Letters of Credit to a Borrower based on that calculation.

(d) Each Obligor that is a Qualified ECP when its guaranty of or grant of Lien as security for a Swap Obligation becomes effective hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide funds or other support to each Specified Obligor with respect to such Swap Obligation as may be needed by such Specified Obligor from time to time to honor all of its obligations under the Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP’s obligations and undertakings under this Section voidable under any applicable fraudulent transfer or conveyance act). The obligations and undertakings of each Qualified ECP under this Section shall remain in full force and effect until Full Payment of all Obligations. Each Obligor intends this Section to constitute, and this Section shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support or other agreement” for the benefit of, each Obligor for all purposes of the Commodity Exchange Act.

5.10.4. Joint Enterprise. Each Borrower has requested that Agent and Lenders make this credit facility available to Borrowers on a combined basis, in order to finance Borrowers’ business most efficiently and economically. Borrowers’ business is a mutual and collective enterprise, and the successful operation of each Borrower is dependent upon the successful performance of the integrated group. Borrowers believe that consolidation of their credit facility will enhance the borrowing power of each Borrower and ease administration of the facility, all to their mutual advantage. Borrowers acknowledge that Agent’s and Lenders’ willingness to extend credit and to administer the Collateral on a combined basis hereunder is done solely as an accommodation to Borrowers and at Borrowers’ request.

5.10.5. Subordination. Each Borrower hereby subordinates any claims, including any rights at law or in equity to payment, subrogation, reimbursement, exoneration, contribution, indemnification or set off, that it may have at any time against any other Obligor, howsoever arising, to the Full Payment of its Obligations.

SECTION 6 CONDITIONS PRECEDENT

6.1. Conditions Precedent to Initial Loans

In addition to the conditions set forth in Section 6.2, Lenders shall not be required to fund any requested Loan, issue any Letter of Credit, or otherwise extend credit to Borrowers hereunder, until the date (“Closing Date”) that each of the following conditions has been satisfied:

(a) Each Loan Document shall have been duly executed and delivered to Agent by each of the signatories thereto, and each Obligor sha6l3l be in compliance with all terms thereof.

~~156801973_3~~

160421929_11

(b) Agent shall have received acknowledgments of all filings or recordations necessary to perfect its Liens in the Collateral, as well as UCC and Lien searches and other evidence satisfactory to Agent that such Liens are the only Liens upon the Collateral, except Permitted Liens.

(c) Agent shall have received Deposit Account Control Agreements with respect to Obligors’ Deposit Accounts maintained at Wells Fargo Bank, National Association (other than (a) Excluded Deposit Accounts and (b) Deposit Accounts used solely for disbursements and agreed to by Agent).

(d) Agent shall have received certificates, in form and substance reasonably satisfactory to it, from a knowledgeable Senior Officer of each Borrower certifying that, after giving effect to the initial Loans and transactions hereunder, (i) such Borrower is Solvent; (ii) no Default or Event of Default exists; and (iii) the representations and warranties of each Borrower or its Subsidiaries contained in Section 9 shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the Closing Date, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date).

(e) Agent shall have received a certificate of a duly authorized officer of each Obligor, certifying (i) that attached copies of such Obligor’s Organic Documents are true and complete, and in full force and effect, without amendment except as shown; (ii) that an attached copy of resolutions authorizing execution and delivery of the Loan Documents is true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified or revoked, and constitute all resolutions adopted with respect to this credit facility; and (iii) to the title, name and signature of each Person authorized to sign the Loan Documents. Agent may conclusively rely on this certificate until it is otherwise notified by the applicable Obligor in writing.

(f) Agent shall have received a written opinion of King & Spalding LLP, in form and substance reasonably satisfactory to Agent.

(g) Agent shall have received copies of the charter documents of each Obligor, certified by the Secretary of State or other appropriate official of such Obligor’s jurisdiction of organization. Agent shall have received good standing certificates for each Obligor, issued by the Secretary of State or other appropriate official of (i) such Obligor’s jurisdiction of organization and (ii) each jurisdiction where such Obligor’s conduct of business or ownership of Property necessitates qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

(h) Agent shall have received copies of policies or certificates of insurance for the insurance policies carried by Borrowers, all in compliance with the Loan Documents.

(i) Agent shall have received (i) at least five business days prior to the Closing Date all documentation and other information required by bank regulatory authorities under applicable “know‑your‑customer” and anti‑money laundering rules and regulations, including the Patriot Act, to the extent requested at least ten days prior to the Closing Date and (ii) at least five business days prior to the Closing Date, to the extent any Borrower qualifies as a “legal entity customer” under 31 C.F.R. § 1010.230 (the “Beneficial Ownership Regulation”), a certification regarding beneficial ownership required by the Beneficial Ownership Regulation (the “Beneficial Ownership Certification”), to the extent requested at least ten days prior to the Closing Date.

~~156801973_3~~

160421929_11

(j) Agent shall have received (i) financial projections of the Borrowers (it being acknowledged and agreed that all projections prepared based upon assumptions believed to be reasonable by the Borrowers at the time) in form and substance reasonably satisfactory to Agent evidencing the Borrowers' ability to comply with the financial covenants set forth herein, and (ii) interim financial statements for Borrowers as of a date not more than 45 days prior to the Closing Date in form and substance reasonably satisfactory to Agent.

(k) Agent shall have completed its business, financial and legal due diligence of Obligors, with results reasonably satisfactory to Agent. No material adverse change in the financial condition of any Obligor or in the quality, quantity or value of any Collateral shall have occurred since December 31, 2019.

(l) Borrowers shall have paid all fees and expenses due and owing to Agent and Lenders on the Closing Date.

(m) Agent shall have received a Borrowing Base Report as of October 31, 2020. Upon giving effect to the initial funding of Loans and issuance of Letters of Credit, and the payment by Borrowers of all fees and expenses incurred in connection herewith as well as any payables stretched beyond their customary payment practices, Excess Availability shall be at least $150,000,000.

(n) No action, suit, investigation, litigation or proceeding pending or threatened in any court or before any arbitrator or governmental instrumentality shall exist that in Agent’s judgment could reasonably be expected to have a Material Adverse Effect or materially and adversely affect the Loan Documents or the transactions contemplated thereby. Borrowers have received all required governmental and third party consents.

(o) Agent shall have obtained commitments from Lenders for the full amount of the aggregate Commitments.

For purposes of determining compliance with the conditions specified in this Section 6.1 on the Closing Date, each Lender that has funded a Loan under this Agreement on such date shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to a Lender.

6.2. Conditions Precedent to All Credit Extensions

Agent, Issuing Bank and Lenders shall not be required to make any credit extension hereunder (including funding any Loan, arranging any Letter of Credit, or granting any other accommodation to or for the benefit of any Borrower), if the following conditions are not satisfied on such date and upon giving effect thereto:

(a) No Default or Event of Default exists;

(b) The representations and warranties of each Borrower or its Subsidiaries contained in this Agreement or in the other Loan Documents shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date); and

(c) With respect to a Letter of Credit issuance, all LC Conditions are satisfied.

~~156801973_3~~

160421929_11

Each request (or deemed request) by a Borrower for any credit extension shall constitute a representation by Borrowers that the foregoing conditions are satisfied on the date of such request and on the date of the credit extension. As an additional condition to a credit extension, Agent may request any other information, certification, document, instrument or agreement as it deems appropriate.

SECTION 7 COLLATERAL

7.1. Grant of Security Interest

To secure the prompt payment and performance of its Obligations, each Obligor hereby grants to Agent, for the benefit of Secured Parties, a continuing Lien on all personal Property of such Obligor, including the following, whether now owned or hereafter acquired, and wherever located:

(a) all Accounts, other than the Accounts of any after acquired Subsidiary of an Obligor that does not become a party to this Agreement;

(b) all Inventory;

(c) the Investment Property consisting of the ~~Stock~~Equity Interests issued by any Borrower or any Subsidiary (other than an Excluded Subsidiary);

(d) all extensions of credit made by any Obligor from time to time to, or for the account of, any other Obligor or any Subsidiary thereof;

(e) all Deposit Accounts and any replacement or successor accounts (other than Excluded Deposit Accounts) and all financial assets held in such Deposit Accounts;

(f) all Documents, all Chattel Paper, all Payment Intangibles, all Letter of Credit Rights, all Instruments, all Supporting Obligations, all Promissory Notes, in each case to the extent any of the foregoing relate to items identified as Collateral in clauses (a) through (e) above;

(g) all monies, whether or not in the possession or under the control of Agent, including any Cash Collateral;

(h) all accessions to, substitutions for, and all replacements, products, and cash and non‑cash proceeds of the foregoing, including proceeds of and unearned premiums with respect to insurance policies, and claims against any Person for loss, damage or destruction of any Collateral; and

(i) all books and records (including customer lists, files, correspondence, tapes, computer programs, print‑outs and computer records) pertaining to the foregoing;

provided that the term “Collateral” shall not include, and this Section 7.1 shall not constitute a grant of security interest in, any Excluded Property.

The Obligors and the Agent, for itself and on behalf of the Lenders, hereby acknowledge and agree that the security interest created hereby in the Collateral (i) constitutes continuing collateral security for all of the ~~Secured~~ Obligations, whether now existing or hereafter arising and (ii) except as set forth in Section 11.3 is not to be construed as an assignment of any Intellectual Property.

~~156801973_3~~

160421929_11

7.2. Lien on Deposit Accounts; Cash Collateral.

7.2.1. Lien on Deposit Accounts. Agent’s Lien hereunder encumbers all amounts credited to any Deposit Account of an Obligor constituting Collateral, including sums in any blocked, lockbox, sweep or collection account. Each Obligor hereby authorizes and directs each bank or other depository to deliver to Agent, upon request, all balances in any Deposit Account constituting Collateral maintained for such Obligor, without inquiry into the authority or right of Agent to make such request.

7.2.2. Cash Collateral. Cash Collateral may be invested, at Agent’s discretion (with the consent of Obligors, provided no Event of Default exists), but Agent shall have no duty to do so, regardless of any agreement or course of dealing with any Obligor, and shall have no responsibility for any investment or loss. As security for its Obligations, each Obligor hereby grants to Agent a security interest in and Lien upon all Cash Collateral delivered hereunder from time to time, whether held in a segregated cash collateral account or otherwise. Agent may apply Cash Collateral to payment of such Obligations as they become due, in such order as Agent may elect. All Cash Collateral and related deposit accounts shall be under the sole dominion and control of Agent, and no Obligor or other Person shall have any right to any Cash Collateral until Full Payment of the Obligations.

7.3. Investment Property and other Equity Interests.

7.3.1. Delivery of Certificates. All certificates or instruments representing or evidencing any Investment Property or Equity Interests constituting Collateral hereunder (“Pledged Interests”), including the Pledged Interests as of the Closing Date, which are set forth on Schedule 7.3.1 hereto, shall be delivered to Agent and held by or on behalf of Agent pursuant hereto, shall be in suitable form for further transfer by delivery, and shall be accompanied by all necessary instruments of transfer or assignment, duly executed in blank, provided that the Obligors shall not be required to deliver any instrument constituting a Pledged Interest evidencing Debt in favor of the Obligors with a value of less than $~~3.000,000~~3,000,000 individually or, when taken together with other such Pledged Interests excluded under this proviso, $3,000,000 in the aggregate at any time. The Pledged Interests consisting of Equity Interests pledged hereunder have been duly authorized and validly issued and are fully paid and non‑assessable.

7.3.2. Issuer Agreements. Each Obligor that is the issuer of any Pledged Interests hereby (a) acknowledges the security interest and Lien of Lender in such Collateral granted by the Obligor owning such Pledged Interests and (~~ii~~b) agrees that, with respect to any such Pledged Interests, following the occurrence and during the continuance of an Event of Default, it will comply with the instructions originated by Lender without further consent of any other Obligor.

7.3.3. Distributions on Investment Property and other Equity Interests. In the event that any cash dividend or cash distribution (a “Dividend”) paid in accordance with this Agreement on any Pledged Interests of any Obligor at a time when no Event of Default has occurred and is continuing, such Dividend may be paid directly to the applicable Obligor. If an Event of Default has occurred and is continuing, then any such Dividend or payment shall be paid directly to Lender for the benefit of the Secured Parties.

7.3.4. Voting Rights with respect to Equity Interests. So long as no Event of Default has occurred and is continuing and the Obligors have not received at least one (1) Business Days’ written notice from the Agent, Obligors shall be entitled to exercise any and all voting and other consensual rights pertaining to any of the Pledged Interests or any part thereof for any purpose not prohibited by the terms of this Agreement. If an Event of Default shall have occurred and be continuing and the Agent has provided at least one (1) Business Day’s prior written notice to the Borrower Agent, all rights of Obligors

~~156801973_3~~

160421929_11

to exercise the voting and other consensual rights that it would otherwise be entitled to exercise shall, at Lender’s option, be suspended, and all such rights shall, at Lender’s option, thereupon become vested in Lender for the benefit of the Secured Parties during the continuation of such Event of Default, and Lender shall, at its option, thereupon have the sole right to exercise such voting and other consensual rights during the continuation of such Event of Default and Lender shall thereupon have the right to act with respect thereto as though it were the outright owner thereof. After all Events of Default have been waived in accordance with the provisions hereof, and so long as the Obligations shall not have been accelerated, each Obligor shall have the right to exercise the voting and other consensual rights and powers that it would have otherwise been entitled to pursuant to this Section 7.4.4.

7.3.5. Waiver of Certain Provisions of Organic Documents. Each Obligor irrevocably waives any and all of its rights under those provisions of the Organic Documents or any equity holders agreement of each of its Subsidiaries that (a) prohibit, restrict, condition, or otherwise affect the grant hereunder of any Lien on any of the Pledged Interests or any enforcement action (including the sale, transfer or disposition of such Pledged Interests to Lender or a third party) which may be taken in respect of any such Lien or (b) otherwise conflict with the terms of this Agreement. Each Obligor represents and warrants to the Lender that written waivers of any such restrictions have been executed by all holders of Pledged Interests that are not Obligors and that all such written waivers have been delivered to the Lender. The Obligors hereby agree that the Lender shall be deemed to be the “holder of record” with respect the Pledged Interests in the event that, during the continuance of any Event of Default, it elects to exercise remedies or otherwise transfer of any Pledged Interests.

7.3.6. Securities Accounts. Each Obligor irrevocably authorizes and directs each securities intermediary or other Person with which any securities account or similar investment property is maintained, if any, upon written instruction of the Lender (with a copy to the Borrower Agent), to dispose of such Collateral at the direction of the Lender and comply with the instructions originated by Lender without further consent of any Obligor. The Lender agrees with the Obligors that such instruction shall not be given by the Lender unless an Event of Default has occurred and is continuing.

7.4. Other Collateral.

7.4.1. Commercial Tort Claims. Obligors shall promptly notify Agent in writing if any Obligor has a Commercial Tort Claim (other than, as long as no Default or Event of Default exists, a Commercial Tort Claim for less than $3,000,000), shall promptly amend Schedule 9.1.16 to include such claim, and shall take such actions as Agent deems appropriate to subject such claim to a duly perfected, first priority Lien in favor of Agent.

7.4.2. Certain After‑Acquired Collateral. Obligors shall (a) promptly notify Agent if a Borrower obtains an interest in any Deposit Account, Chattel Paper, Document or Instrument evidencing Collateral valued in excess of $3,000,000, Investment Property in the form of certificated securities, in each case, constituting Collateral or Letter‑of‑Credit Right constituting collateral with a value in excess of $3,000,000, and (b) upon written request, take such actions as Agent reasonably deems necessary or advisable to effect its perfected, first priority Lien on the Collateral, including obtaining any possession or control agreement. If Collateral with a fair market value in excess of $3,000,000 is in the possession of a third party, Obligors shall obtain an acknowledgment (in form and substance reasonably satisfactory to Agent) from such party that it holds the Collateral for the benefit of Agent.

7.5. Limitations

The Lien on Collateral granted hereunder is given as security only and shall not subject Agent or any Lender to, or in any way modify, any obligation or liability of Obligors relating to any Collateral.

~~156801973_3~~

160421929_11

In no event shall any Obligor’s grant of a Lien under any Loan Document secure its Excluded Swap Obligations.

7.6. Further Assurances

All Liens granted to Agent under the Loan Documents are for the benefit of Secured Parties. Promptly upon request, Obligors shall deliver such instruments and agreements, and shall take such actions, as Agent reasonably deems appropriate under Applicable Law to evidence or perfect its Lien on any Collateral, or otherwise to give effect to the intent of this Agreement. Each Obligor authorizes Agent to file any financing statement that describes the Collateral as “all assets” or “all personal property” of such Obligor, or words to similar effect, and ratifies any action taken by Agent before the Closing Date to effect or perfect its Lien on any Collateral.

SECTION 8 COLLATERAL ADMINISTRATION

8.1. Borrowing Base Reports

By the 15th day of each month (or, during a Reporting Trigger Period, Wednesday of each week) commencing on December 15, 2020 (for the month ending November 30, 2020), Borrowers shall deliver to Agent (and Agent shall promptly deliver same to Lenders) a Borrowing Base Report as of the close of business of the previous month (or week, as applicable), and on a more frequent basis at the election of the Borrower Agent. All information (including calculation of Excess Availability) in a Borrowing Base Report shall be certified by Borrowers. Agent may from time to time adjust such report to the extent any information or calculation does not comply with this Agreement.

8.2. Accounts.

8.2.1. Records and Schedules of Accounts. Each Borrower shall keep accurate and complete records of its Accounts, including all payments and collections thereon. Each Borrower shall provide to Agent, on or before the 15th day of each month, a summary aged trial balance of all Accounts as of the end of the preceding month.

8.2.2. Taxes. If an Account of any Borrower includes a charge for any Taxes, Agent is authorized during the continuance of an Event of Default or upon five (5) Business Days’ prior written notice to the Borrower Agent, in its discretion, to pay the amount thereof to the proper taxing authority for the account of such Borrower and to charge Borrowers therefor; provided, that neither Agent nor Lenders shall be liable for any Taxes that may be due from Borrowers or relate to any Collateral.

8.2.3. Account Verification. Agent shall have the right at any time, in the name of Agent, any designee of Agent or any Borrower, to verify the validity, amount or any other matter relating to any Accounts of Borrowers by mail, telephone or otherwise. Borrowers shall cooperate fully with Agent in an effort to facilitate and promptly conclude any such verification process.

8.2.4. Maintenance of Dominion Account. Obligors shall maintain all Deposit Accounts (other than (a) Excluded Deposit Accounts and (b) Deposit Accounts used solely for disbursements and agreed to by Agent) as Controlled Accounts. Obligors shall obtain a Deposit Account Control Agreement (in form and substance reasonably satisfactory to Agent) from each Controlled Account bank, establishing Agent’s control over and Lien in the Controlled Account (which may be exercised by Agent only during a Cash Dominion Period) and waiving offset rights of such servicer or bank, except for customary administrative charges. If a Controlled Account is not maintained with Bank of America, Agent may, during any Cash Dominion Period upon notice by Agent to the applicable

~~156801973_3~~

160421929_11

financial institution (“Notice of Cash Dominion”) but without further consent of any Obligor, require immediate transfer of all funds in such account to a Controlled Account maintained with Bank of America. Agent and Lenders assume no responsibility to Obligors for any Controlled Account, including any claim of accord and satisfaction or release with respect to any Payment Items accepted by any bank.

8.2.5. Proceeds of Collateral. Obligors shall request in writing and otherwise take all necessary steps to ensure that all payments on Accounts or otherwise relating to Collateral are made to a Controlled Account (or a lockbox relating to a Controlled Account) within one (1) Business Day of receipt. If any Obligor or Subsidiary receives cash or Payment Items with respect to any Collateral, it shall hold same in trust for Agent and promptly (but in any event within one (1) Business Day) deposit same into a Controlled Account.

8.3. Inventory

Each Borrower shall keep accurate and complete records of its Inventory, including costs and daily withdrawals and additions, and shall submit to Agent, on or before the 15th day of each month (a) a detailed Inventory system/perpetual report (delivered electronically in a reasonably acceptable format if Borrowers have implemented electronic reporting), (b) a detailed calculation of Inventory categories that are not eligible for the Borrowing Base (if Borrowers have not implemented electronic reporting) and (c) a schedule of Inventory owned by each Borrower by location. Agent may participate in and observe each physical inventory count performed by the Obligors.

8.4. Reserved.

8.5. Deposit Accounts

Schedule 8.5 lists all Deposit Accounts maintained by Obligors, including Controlled Accounts. Each Obligor shall take all actions necessary to establish Agent’s first priority Lien on each Deposit Account (except Excluded Deposit Accounts). Obligors shall be the sole account holders of each such Deposit Account listed on Schedule 8.5 and shall not allow any Person (other than Agent and the depository bank) to have control over their Deposit Accounts constituting Collateral or any Property deposited therein. Obligors shall promptly notify Agent of any opening or closing of a Deposit Account of an Obligor and, with the consent of Agent, will amend Schedule 8.5 to reflect same.

8.6. General Provisions.

8.6.1. Location of Collateral. All tangible items of Collateral, other than Inventory in transit, shall at all times be kept by Obligors at the business locations set forth in Schedule 8.6.1, except that Obligors may (a) make sales or other dispositions of Collateral in accordance with Section 10.2.6; and (b) move Collateral to another location in the United States so long as such location has been included on inventory reports provided pursuant to Section 8.3.1.

8.6.2. Insurance of Collateral. At Borrowers’ expense, maintain insurance respecting each of the Obligors’ and their Subsidiaries’ assets wherever located, covering loss or damage by fire, theft, explosion, and all other hazards and risks as ordinarily are insured against by other Persons engaged in the same or similar businesses. Obligors also shall maintain (with respect to each of the Obligors and their Subsidiaries) business interruption, general liability, product liability insurance, director’s and officer’s liability insurance, fiduciary liability insurance, and employment practices liability insurance, as well as insurance against larceny, embezzlement, and criminal misappropriation. All such policies of insurance shall be with responsible and reputable insurance companies reasonably acceptable to Agent and in such amounts as is carried generally in accordance with sound business

~~156801973_3~~

160421929_11

practice by companies in similar businesses similarly situated and located and in any event in amount, adequacy and scope reasonably satisfactory to Agent. All property insurance policies covering the Collateral are to be made payable to Agent for the benefit of Agent and the Lenders, as their interests may appear, in case of loss, pursuant to a standard loss payable endorsement with a standard non contributory “lender” or “secured party” clause and are to contain such other provisions as Agent may reasonably require to fully protect the Lenders’ interest in the Collateral and to any payments to be made under such policies. All certificates of property and general liability insurance are to be delivered to Agent, with the lender’s loss payable (but only in respect of Collateral) and additional insured endorsements in favor of Agent and shall provide for not less than 30 days (10 days in the case of non‑payment) prior written notice to Agent of the exercise of any right of cancellation. If any Obligor fails to maintain such insurance, Agent may arrange for such insurance, but at such Obligor’s expense and without any responsibility on Agent’s part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims. Each Obligor shall give Agent written notice of the occurrence of any of the following events within five (5) Business Days after such Obligor has knowledge of the occurrence of such event: any asset or property owned or used by any Obligor or any of its Subsidiaries is (i) materially damaged or destroyed, or suffers any other material loss or (ii) is condemned, confiscated or otherwise taken, in whole or in part, or the use thereof is otherwise diminished so as to render impracticable or unreasonable the use of such asset or property for the purpose to which such asset or property were used immediately prior to such condemnation, confiscation or taking, by exercise of the powers of condemnation or eminent domain or otherwise, and in either case the amount of the damage, destruction, loss or diminution in value of the Collateral is in excess of (A) $3,000,000 for Collateral which is Inventory included in the Borrowing Base or (B) $5,000,000 for all other Collateral (collectively, a “Casualty Loss”). Each Obligor will diligently file and prosecute its claim or claims for any award or payment in connection with a Casualty Loss. So long as no Default or Event of Default has occurred and is continuing, in the event of a Casualty Loss of Inventory included in the Borrowing Base, the Obligors will apply the Net Cash Proceeds received by any Obligor or any of its Subsidiaries on account of damage, destruction or loss of all or any portion of such Collateral in accordance with Section 5.5. After the occurrence and during the continuance of a Default or an Event of Default or during a Cash Dominion Period, in the event of any Casualty Loss, the Obligors will apply the Net Cash Proceeds received by any Obligor or any of its Subsidiaries on account of damage, destruction or loss of all or any portion of the affected Collateral in accordance with Section 5.5. After the occurrence and during the continuance of an Event of Default, (i) no settlement on account of any such Casualty Loss shall be made without the consent of the Lenders and (ii) the Agent may participate in any such proceedings and the Obligors will deliver to the Agent such documents as may be requested by the Agent to permit such participation and will consult with the Agent, its attorneys and agents in the making and prosecution of such claim or claims. Each Obligor hereby irrevocably authorizes and appoints the Agent its attorney‑in‑fact, after the occurrence and continuance of an Event of Default, to collect and receive for any such award or payment and to file and prosecute such claim or claims, which power of attorney shall be irrevocable and shall be deemed to be coupled with an interest, and each Obligor shall, upon demand of the Agent, make, execute and deliver any and all assignments and other instruments sufficient for the purpose of assigning any such award or payment to the Agent for the benefit of the Lenders, free and clear of any encumbrances of any kind or nature whatsoever.

8.6.3. Protection of Collateral. All expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping any Collateral, all Taxes payable with respect to any Collateral (including any sale thereof), and all other payments required to be made by Agent to any Person to realize upon any Collateral, shall be borne and paid by Obligors. Agent shall not be liable or responsible in any way for the safekeeping of any Collateral, for any loss or damage thereto (except for reasonable care in its custody while Collateral is in Agent’s actual possession), for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency or other Person whatsoever, but the same shall be at Obligors’ sole risk.

~~156801973_3~~

160421929_11

8.6.4. Defense of Title. Each Borrower shall use commercially reasonable efforts to defend its title to Collateral and Agent’s Liens therein against all Persons, claims and demands, except Permitted Liens.

8.7. Power of Attorney

Each Obligor hereby irrevocably constitutes and appoints Agent (and all Persons designated by Agent) as such Obligor true and lawful attorney (and agent‑in‑fact) for the purposes provided in this Section. Agent, or Agent’s designee, may (in its discretion), without notice and in either its or a Obligor’s name, but at the cost and expense of Obligors:

(a) During the continuance of an Event of Default, endorse an Obligor’s name on any Payment Item or other proceeds of Collateral (including proceeds of insurance) that come into Agent’s possession or control; and

(b) During the continuance of an Event of Default, (i) notify any Account Debtors of the assignment of their Accounts, demand and enforce payment of Accounts by legal proceedings or otherwise, and generally exercise any rights and remedies with respect to Accounts; (ii) settle, adjust, modify, compromise, discharge or release any Accounts or other Collateral, or any legal proceedings brought to collect Accounts or Collateral; (iii) sell or assign any Accounts and other Collateral upon such terms, for such amounts and at such times as Agent deems advisable; (iv) collect, liquidate and receive balances in Deposit Accounts or investment accounts, and take control, in any manner, of proceeds of Collateral; (v) prepare, file and sign a Borrower’s name to a proof of claim or other document in a bankruptcy of an Account Debtor, or to any notice, assignment or satisfaction of Lien or similar document; (vi) receive, open and dispose of mail addressed to a Borrower, and notify postal authorities to deliver any such mail to an address designated by Agent; (vii) endorse any Chattel Paper, Document, Instrument, bill of lading, or other document or agreement relating to any Accounts, Inventory or other Collateral; (viii) use an Obligor’s stationery and sign its name to verifications of Accounts and notices to Account Debtors; (ix) use information contained in any data processing, electronic or information systems relating to Collateral; (x) make and adjust claims under insurance policies; (xi) take any action as may be necessary or appropriate to obtain payment under any letter of credit, banker’s acceptance or other instrument for which an Obligor is a beneficiary; (xii) exercise any voting or other rights relating to Investment Property; and (xiii) take all other actions as Agent deems appropriate to fulfill any Obligor’s obligations under the Loan Documents.

SECTION 9 REPRESENTATIONS AND WARRANTIES

9.1. General Representations and Warranties

To induce Agent and Lenders to enter into this Agreement and to make available the Commitments, Loans and Letters of Credit, each Obligor makes the following representations and warranties to Agent and the Lenders which shall be true, correct, and complete, in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), as of the Closing Date, and shall be true, correct, and complete, in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), as of the date of the making of each Loan (or other extension of credit) made thereafter, as though made on and as of the date of such Loan (or other extension of credit) (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this Agreement:

~~156801973_3~~

160421929_11

9.1.1. Organization and Qualification. Each Obligor and Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Each Obligor and Subsidiary is duly qualified, authorized to do business and in good standing as a foreign corporation in each jurisdiction where failure to be so qualified could reasonably be expected to have a Material Adverse Effect. No Obligor is an Affected Financial Institution or Covered Entity. The information included in the Beneficial Ownership Certification provided to Agent and each Lender on the ~~Closing~~Fourth Amendment Effective Date is true and complete in all respects.

9.1.2. Power and Authority. Each Obligor has all requisite power and authority to own and operate its properties and carry on its business as now conducted and as proposed to be conducted and is duly authorized to execute, deliver and perform its Loan Documents. The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary action, and do not (a) require any approval of any Obligor’s interest holders or any approval or consent of any Person under any Material Contract of any Obligor, other than consents or approvals that have been obtained and that are still in force and effect and except, in the case of Material Contracts, for consents or approvals, the failure to obtain could not individually or in the aggregate reasonably be expected to cause a Material Adverse Effect; (b) contravene the Organic Documents of any Obligor; (c) violate any Applicable Law, the violation of which, could not individually or in the aggregate reasonably be expected to have a Material Adverse Effect; (d) cause a default under any Material Contract, except to the extent that any such conflict, breach or default could not individually or in the aggregate reasonably be expected to have a Material Adverse Effect; or (e) result in or require imposition of a Lien (other than a Permitted Lien) on any Obligor’s Property. The execution, delivery, and performance by each Obligor of the Loan Documents to which such Obligor is a party and the consummation of the transactions contemplated by the Loan Documents do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority, other than registrations, consents, approvals, notices, or other actions that have been obtained and that are still in force and effect and except for filings and recordings with respect to the Collateral to be made, or otherwise delivered to Agent for filing or recordation, as of the Closing Date.

9.1.3. Enforceability. Each Loan Document is a legal, valid and binding obligation of each Obligor party thereto, enforceable in accordance with its terms, except as enforceability may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

9.1.4. Capital Structure. As of the ~~Closing~~Fourth Amendment Effective Date, the only direct or indirect Subsidiaries of Klöckner & Co SE are those listed on Schedule 9.1.4. On the ~~Closing~~Fourth Amendment Effective Date, Klöckner & Co SE and the Obligors identified on Schedule 9.1.4 are the record and beneficial owner of all of the shares of Equity Interests of each of the Persons listed on Schedule 9.1.4 as being owned by thereby, there are no proxies, irrevocable or otherwise, with respect to such shares, and no equity securities of any of any of such Persons are or may become required to be issued by reason of any options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any Equity Interests of any such Person, and there are no contracts, commitments, understandings or arrangements by which any such Person is or may become bound to issue additional shares of its Equity Interests or securities convertible into or exchangeable for such shares. As of the ~~Closing~~Fourth Amendment Effective Date, each Obligor has good title to its Equity Interests in its Subsidiaries, subject only to Agent’s Lien and Permitted Liens of the type described in Sections 10.2.2(c) and (g), and all such Equity Interests are duly issued, fully paid and non‑assessable. Schedule 9.1.4 accurately describes as of the ~~Closing~~Fourth Amendment Effective Date which Persons referenced in such Schedule are Obligors, and whether such Obligor is a Borrower or Guarantor.

~~156801973_3~~

160421929_11

9.1.5. Title to Properties; Priority of Liens. Each Obligor and Subsidiary has good and sufficient title to (or valid leasehold interests in) all of its Real Estate, and good title to all of its personal Property, including all Property reflected in any financial statements delivered to Agent or Lenders (except for Property disposed of since the date of such financial statements), in each case free of Liens except Permitted Liens and except, in the case of Real Estate, for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such Real Estate for its intended purposes. Except as set forth on Schedule 9.1.5, no owned Real Estate is located in a special flood hazard zone. Each Obligor and Subsidiary has paid and discharged all lawful claims that, if unpaid, could become a Lien on its Properties, other than Permitted Liens. All Liens of Agent in the Collateral are duly perfected, first priority Liens, subject only to Permitted Liens that are expressly allowed to have priority over Agent’s Liens.

9.1.6. Accounts. Agent may rely, in determining which Accounts are Eligible Accounts, on all statements and representations made by Borrowers with respect thereto. Borrowers warrant, with respect to each Account shown as an Eligible Account in a Borrowing Base Report, that:

(a) it is genuine and what it purports to be in all material respects;

(b) it is not excluded as ineligible by virtue of one or more of the excluding criteria (other than Agent‑discretionary criteria) set forth in the definition of Eligible Accounts; provided, that, any inadvertent breach of this representation and warranty with respect to Accounts included in any Borrowing Base Certificate with an aggregate value of $5,000,000 or less for all such Accounts shall not constitute a Default or an Event of Default unless the removal of such Accounts from the Borrowing Base would otherwise result in a Default or Event of Default.

9.1.7. Financial Statements. The consolidated balance sheets, and related statements of income, cash flow and shareholders’ equity, of Klöckner USA and its Subsidiaries that have been and are hereafter delivered to Agent and Lenders, are prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year‑end audit adjustments), and present fairly in all material respects the financial positions and results of operations of Klöckner USA and its Subsidiaries at the dates and for the periods indicated. All projections delivered from time to time to Agent and Lenders have been prepared in good faith, based on assumptions believed to be reasonable at the time made in light of the circumstances at such time (it being understood that projections are subject to uncertainties and contingencies, many of which are beyond the control of the Obligors and their Subsidiaries, that no assurances can be given that such projections will be realized, and that actual results may differ in a material manner from such projections). Since December 31, 2019, there has been no event, circumstance or change that could reasonably be expected to have a Material Adverse Effect. No financial statement (other than forward‑looking information and projections and information of a general economic nature and general information about Borrowers’ industry) delivered to Agent or Lenders at any time contains any untrue statement of a material fact, nor fails to disclose any material fact necessary to make such statement not materially misleading in light of the circumstances in which made. Each Obligor is Solvent, after taking into account the provisions of Section 14.5 and any subrogation and contribution rights of such Obligor. No transfer of property is being made by any Obligor and no obligation is being incurred by any Obligor in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of such Obligor.

9.1.8. [Reserved].

9.1.9. Taxes. Except as otherwise permitted under Section 10.1.6, all federal, and all material foreign, state and local, tax returns and reports of each Obligor required to be filed by any of

~~156801973_3~~

160421929_11

them have been timely filed, and all taxes shown on such tax returns to be due and payable and all assessments, fees and other governmental charges upon a Obligor and upon their respective assets, income, businesses and franchises that are due and payable have been paid when due and payable. Each Obligor has made adequate provision in accordance with GAAP for all taxes not yet due and payable. No Obligor knows of any proposed tax assessment against a Obligor that is not being actively contested by such Obligor diligently, in good faith, and by appropriate proceedings; provided such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

9.1.10. Brokers. Other than as disclosed to the Agent prior to the Closing Date, there are no brokerage commissions, finder’s fees or investment banking fees payable in connection with any transactions contemplated by the Loan Documents on the Closing Date.

9.1.11. Intellectual Property. Each Obligor and its Subsidiaries own, or hold Licenses in, all Trademarks, trade names, Copyrights, Patents, and Licenses that are necessary to the conduct of its business as currently conducted, except to the extent that failure to own or hold such licenses, either individually or in the aggregate, could not be reasonably expected to result in a Material Adverse Effect.

9.1.12. Governmental Approvals. Each Obligor and Subsidiary has, is in compliance with, and is in good standing with respect to, all Governmental Approvals necessary to conduct its business and to own, lease and operate its Properties, except to the extent that a failure of such, either individually or in the aggregate, could not be reasonably expected to result in a Material Adverse Effect.

9.1.13. Compliance with Laws. Each Obligor and Subsidiary is in compliance, in all material respects with all Applicable Law, except where noncompliance could not reasonably be expected to have a Material Adverse Effect. No Obligor nor any of its Subsidiaries is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No Inventory has been produced in violation of the FLSA.

9.1.14. Compliance with Environmental Laws. Except as disclosed on Schedule 9.1.14, (a) to Obligors’ knowledge, no Obligor’s nor any of its Subsidiaries’ properties or assets has ever been used by an Obligor, its Subsidiaries, or by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials, where such disposal, production, storage, handling, treatment, release or transport was in violation, in any material respect, of any applicable Environmental Law, (b) to Obligors’ knowledge, no Obligor’s nor any of its Subsidiaries’ properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site, (c) since November 16, 2018, no Obligor nor any of its Subsidiaries has received notice that a Lien arising under any Environmental Law has attached to any revenues or to any Real Property owned or operated by an Obligor or its Subsidiaries, and (d) no Obligor nor any of its Subsidiaries nor any of their respective facilities or operations is subject to any outstanding written order, consent decree, or settlement agreement with any Person relating to any Environmental Law that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

9.1.15. Burdensome Contracts. No Obligor or Subsidiary is a party or subject to any contract, agreement or charter restriction that could reasonably be expected to have a Material Adverse Effect. No Obligor or Subsidiary is party or subject to any Restrictive Agreement, except as shown on Schedule 9.1.15. No such Restrictive Agreement prohibits the execution, delivery or performance of any Loan Document by an Obligor.

~~156801973_3~~

160421929_11

9.1.16. Litigation. Except as shown on Schedule 9.1.16, there are no proceedings or investigations pending or, to any Obligor’s knowledge, threatened in writing against any Obligor or Subsidiary, or any of their businesses, operations, Properties, prospects or conditions, that (a) relate to any Loan Documents or transactions contemplated thereby; or (b) either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect. Schedule 9.1.16 sets forth a complete and accurate description, with respect to each of the actions, suits, or proceedings with asserted liabilities in excess of, or that could reasonably be expected to result in liabilities in excess of $1,000,000 that, as of the ~~Closing~~Fourth Amendment Effective Date, is pending or, to the knowledge of Obligors, threatened in writing against an Obligor or any of its Subsidiaries, of (i) the parties to such actions, suits, or proceedings, (ii) the nature of the dispute that is the subject of such actions, suits, or proceedings, (iii) the status, as of the Closing Date, with respect to such actions, suits, or proceedings, and (iv) whether any liability of the Obligors and their Subsidiaries in connection with such actions, suits, or proceedings is covered by insurance. Except as shown on such Schedule, no Obligor has a Commercial Tort Claim (other than, as long as no Default or Event of Default exists, a Commercial Tort Claim for less than $3,000,000). As of the ~~Closing~~Fourth Amendment Effective Date, no Borrower or Subsidiary is in default with respect to any order, injunction or judgment of any Governmental Authority.

9.1.17. No Defaults. No Default or Event of Default has occurred or exists.

9.1.18. ERISA. Except as disclosed on Schedule 9.1.18, no Obligor, none of their Subsidiaries, nor any of their ERISA Affiliates maintains or contributes to any Pension Plan. No Lien imposed by the PBGC currently exists with respect to the assets of any Obligor, Subsidiary, or ERISA Affiliate, and, to Borrowers’ knowledge, no condition exists which could reasonably be expected to result in the imposition of such a Lien. Except for matters which individually or in the aggregate could not reasonably be expected to result in a Material Adverse Effect, or as disclosed on Schedule 9.1.18, (a) each Pension Plan has been and is being maintained and funded in accordance with its terms and in compliance in all respects with all provisions of ERISA and the Code applicable thereto, (b) each Obligor, each of its Subsidiaries and each of its ERISA Affiliates has fulfilled all obligations related to the minimum funding standards of ERISA and the Code for each Pension Plan, is in compliance in all respects with the currently applicable provisions of ERISA and of the Code and has not incurred any liability (other than routine liability for premiums) under Title IV of ERISA, (c) no Termination Event has occurred nor has any other event occurred that may result in such a Termination Event and (d) no event or events have occurred in with respect to a Pension Plan in connection with which any Obligor or any of its Subsidiaries or ERISA Affiliates, or any such Pension Plan, directly or indirectly, would be subject to any liability, individually or in the aggregate, under ERISA, the Code or any other law, regulation or governmental order or under any agreement, instrument, statute, rule of law or regulation pursuant to or under which any such entity has agreed to indemnify or is required to indemnify any person, including a fiduciary of such Pension Plan, against liability incurred under, or for a violation or failure to satisfy the requirements of, any such statute, regulation or order.

9.1.19. [Reserved].

9.1.20. Labor Relations. There is (i) no unfair labor practice complaint pending or, to the knowledge of Obligors, threatened against any Obligor or its Subsidiaries before any Governmental Authority and no grievance or arbitration proceeding pending or threatened against any Obligor or its Subsidiaries which arises out of or under any collective bargaining agreement and that could reasonably be expected to result in a material liability, (ii) no strike, labor dispute, slowdown, stoppage or similar action or grievance pending or threatened in writing against any Obligor or its Subsidiaries that could reasonably be expected to result in a material liability, or (iii) to the knowledge of Obligors, no union representation question existing with respect to the employees of any Obligor or its Subsidiaries and no

~~156801973_3~~

160421929_11

union organizing activity taking place with respect to any of the employees of any Obligor or its Subsidiaries. No Obligor s and no Subsidiary of any Obligor has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act or similar state law, which remains unpaid or unsatisfied. The hours worked and payments made to employees of each Obligor or its Subsidiaries have not been in violation of (x) FLSA or (y) any other applicable legal requirements, except in the case of clause (y) only, to the extent such violations could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. All material payments due from any Obligor or its Subsidiaries on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of any Obligor, except where the failure to do so could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

9.1.21. [Reserved].

9.1.22. Not a Regulated Entity. No Obligor is (a) an “investment company” or “person directly or indirectly controlled by or acting on behalf of an investment company” within the meaning of the Investment Company Act of 1940; or (b) subject to regulation under the Federal Power Act or other Applicable Law regarding its authority to incur Debt.

9.1.23. Margin Stock. No Obligor or Subsidiary is engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No Loan proceeds or Letters of Credit will be used by Obligors to purchase or carry, or to reduce or refinance any Debt incurred to purchase or carry, any Margin Stock or for any related purpose governed by Regulations T, U or X of the Federal Reserve Board of Governors.

9.1.24. OFAC; Anti‑Corruption Laws. No Obligor or any of its Subsidiaries is in violation of any Sanctions. No Obligor or any of its Subsidiaries, nor, to the knowledge of any Obligor, any director, officer, employee, agent, affiliate or representative thereof~~,~~ (a) is or is owned or controlled by any individual or entity that is currently the target of any Sanction or is located, organized or resident in a Designated Jurisdiction, (b) has any assets located in Sanctioned Entities, or (c) derives revenues from investments in, or transactions with Sanctioned Persons or Sanctioned Entities in violation of any applicable Sanctions. Each Obligor and Subsidiary has conducted its business in compliance with all applicable Anti‑Corruption Laws and Anti‑Terrorism Laws. Each Obligor and Subsidiary has implemented and maintains in effect policies and procedures reasonably designed to ensure compliance with Sanctions, Anti‑Corruption Laws and Anti‑Terrorism Laws. Each Obligor and Subsidiary, and to the knowledge of each Obligor, each director, officer, employee, agent and Affiliate of each such Obligor and each such Subsidiary, is in compliance with all Sanctions, Anti‑Corruption Laws and Anti‑Terrorism Laws. No proceeds of any Loan made or Letter of Credit issued hereunder will be (x) used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Entity, or (y) otherwise used in any manner, in each case under clauses (x) and (y) that would result in a violation of any applicable Sanction, Anti‑Corruption Law or Anti‑Terrorism Law by Agent, any Secured Party or any Obligor or any of their respective Subsidiaries or Affiliates.

9.1.25. Jurisdiction of Organization; Location of Chief Executive Office; Organizational Identification Number. As of the ~~Closing~~Fourth Amendment Effective Date, the name (within the meaning of Section 9‑503 of the Code), jurisdiction of organization, chief executive office, tax identification number and organizational identification number of each Obligor and each of its Subsidiaries is set forth on Schedule 9.1.25.

~~156801973_3~~

160421929_11

9.1.26. Inventory.

(a) As to each item of Inventory that is identified by any Borrower as Eligible Inventory in a Borrowing Base Report submitted to Agent, such Inventory is (a) of good and merchantable quality, free from known defects, and (b) not excluded as ineligible by virtue of one or more of the excluding criteria (other than Agent‑discretionary criteria) set forth in the definition of Eligible Inventory; provided, that, any inadvertent breach of this representation and warranty with respect to Inventory included in any Borrowing Base Report with an aggregate value of $5,000,000 or less for all such Inventory shall not constitute a Default or an Event of Default unless the removal of such Inventory from the Borrowing Base would otherwise result in a Default or Event of Default.

(b) The Inventory included in the Borrowing Base (a) is located only at, or in‑transit between or to, the locations identified on Schedule 8.6.1 and such additional locations identified by Borrowers by written notice to Agent prior to the date on which any such Inventory is moved to any such new location (collectively, the “Disclosed Locations”), and (b) is not stored with a customer, Bailee or similar party except as set forth on Schedule 8.6.1 or as identified by Borrowers by written notice to Agent prior to the date on which any such Inventory is delivered to any customer or Bailee. With respect to Inventory that is not included in the Borrowing Base, all such Inventory is located at, or in‑transit between or to, one or more Disclosed Locations, other than such Inventory that may be located at locations that are not Disclosed Locations (collectively, the “Non‑Disclosed Locations”) so long as (i) the aggregate net book value of such Inventory located at any single Non‑Disclosed Location is $2,500,000 or less, and (ii) the aggregate net book value of such Inventory located at all Non‑Disclosed Locations is $10,000,000 or less.

(c) Each Obligor keeps materially correct and accurate records itemizing and describing the type and quantity of its and its Subsidiaries’ Inventory and the book value thereof.

9.1.27. Leases. Each Obligor enjoys peaceful and undisturbed possession under all leases material to its business and to which it is a party or under which it is operating, and, subject to matters being Properly Contested, all of such material leases are valid and subsisting and no default by the applicable Obligor exists under any of them which could reasonably be expected to have a Material Adverse Effect.

9.1.28. Material Contracts. Set forth on Schedule 9.1.28 is a reasonably detailed description of the Material Contracts of each Obligor and its Subsidiaries as of the ~~Closing~~Fourth Amendment Effective Date. Except for matters which, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, each Material Contract (other than those that have expired at the end of their normal terms) (a) is in full force and effect and is binding upon and enforceable against the applicable Obligor or its Subsidiary and, to Borrowers’ knowledge, each other Person that is a party thereto in accordance with its terms, (b) has not been otherwise amended or modified (other than amendments or modifications permitted by Section 10.2.19), and (c) is not in default due to the action or inaction of the applicable Obligor or its Subsidiary.

9.2. Complete Disclosure

All factual information taken as a whole (other than forward‑looking information and projections and information of a general economic nature and general information about Borrowers’ industry) furnished by or on behalf of an Obligor or its Subsidiaries in writing to Agent or any Lender (including all information contained in the Schedules hereto or in the other Loan Documents) for purposes of or in connection with this Agreement or the other Loan Documents, and all other such factual information taken as a whole (other than forward‑looking information and projections and

~~156801973_3~~

160421929_11

information of a general economic nature and general information about Borrowers’ industry) hereafter furnished by or on behalf of an Obligor or its Subsidiaries in writing to Agent or any Lender will be, true and accurate, in all material respects, on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided. The projections delivered to Agent prior to the Closing Date, represent, and as of the date on which any other projections are delivered to Agent, such additional projections represent, Borrowers’ good faith estimate, on the date such projections are delivered, of the Obligors’ and their Subsidiaries’ future performance for the periods covered thereby based upon assumptions believed by Borrowers to be reasonable at the time of the delivery thereof to Agent (it being understood that such projections are subject to uncertainties and contingencies, many of which are beyond the control of the Obligors and their Subsidiaries, that no assurances can be given that such projections will be realized, and that actual results may differ in a material manner from such projections).

SECTION 10 COVENANTS AND CONTINUING AGREEMENTS

10.1. Affirmative Covenants

. As long as any Commitment or Obligations are outstanding, each Obligor shall, and shall cause each Subsidiary to:

10.1.1. Inspections; Appraisals.

(a) Subject to Section 10.1.1(b), permit Agent from time to time, subject (unless an Event of Default exists) to reasonable notice and normal business hours, to visit and inspect the Properties of any Borrower or Subsidiary, inspect, audit and make extracts from any Obligor’s or Subsidiary’s books and records, and discuss with its officers, employees, agents, advisors and independent accountants such Obligor’s or Subsidiary’s business, financial condition, assets, prospects and results of operations. Lenders may participate in any such visit or inspection, at their own expense. Secured Parties shall have no duty to any Obligor to make any inspection, nor to share any results of any inspection, appraisal or report with any Obligor. Obligors acknowledge that all inspections, appraisals and reports are prepared by Agent and Lenders for their purposes, and Obligors shall not be entitled to rely upon them.

(b) Reimburse Agent for all its charges, costs and expenses in connection with (i) examinations of Obligors’ books and records or any other financial or Collateral matters as it deems appropriate, up to one time per Loan Year, however if an Inspection Trigger Event has occurred, the Borrowers shall reimburse Lender for one additional field examination in the 12 month period following such Inspection Trigger Event; and (ii) appraisals of Inventory, up to one time per Loan Year, however if an Inspection Trigger Event has occurred, the Borrowers shall reimburse Lender for one additional appraisal in the 12 month period following such Inspection Trigger Event; provided ~~that the first examination and appraisal shall be required to be commenced within 180 days after the Closing Date to the extent the Agent has chosen a reasonably satisfactory examiner and/or appraiser (it being understood and agreed that if an Event of Default occurs prior to such date or Excess Availability falls below $125,000,000 at any time prior to such date, Agent shall have the right to adjust advance rates and implement or modify reserves in accordance with this Agreement (except that such decisions may be made in Agent’s sole discretion) until such time as the examination and appraisal are received); provided, further,~~ that if an examination or appraisal is initiated during the continuance of a Default or Event of Default, all charges, costs and expenses relating thereto shall be reimbursed by Borrowers without regard to such limits. Borrowers shall pay Agent’s then standard charges for examination activities, including charges for its internal examination and appraisal groups, as well as the charges of any third party used

~~156801973_3~~

160421929_11

for such purposes. No Borrowing Base calculation shall include Borrowing Base Collateral acquired in a Permitted Acquisition or other acquisition permitted under Section 10.2.5 until completion of applicable field examinations and appraisals (which shall not be included in the limits provided above) reasonably satisfactory to Agent~~; provided, however, that in the case of a Permitted Acquisition, so long as no Event of Default has occurred, no such field exam shall be required prior to May 1, 2021 if such working capital assets would not increase the Borrowing Base by $20,000,000 or more~~.

10.1.2. Financial and Other Information. Keep adequate records and books of account with respect to its business activities, in which proper entries are made in accordance with GAAP reflecting all financial transactions; and furnish to Agent and Lenders:

(a) as soon as available, and in any event within 90 days after the close of each Fiscal Year, balance sheets as of the end of such Fiscal Year and the related statements of income and cash flow and shareholders’ equity for such Fiscal Year, on a consolidated basis for Klöckner USA and its Subsidiaries, which consolidated statements shall be audited and certified (without qualification, other than any such exception, qualification or explanatory paragraph that is with respect to or resulting from (i) the upcoming maturity date of any Debt or (ii) any prospective default of any financial covenant under any Debt) by a firm of independent certified public accountants of recognized standing selected by Borrowers and reasonably acceptable to Agent (it being agreed that each “Big Four” accounting firm is acceptable to Agent), and shall set forth in comparative form corresponding figures for the preceding Fiscal Year;

(b) as soon as available, and in any event within 30 days after the end of each month (but within 60 days after the last month in a Fiscal Year), unaudited balance sheets as of the end of such month and the related statements of income and cash flow for such month and for the portion of the Fiscal Year then elapsed, on a consolidated basis for Klöckner USA and its Subsidiaries, setting forth in comparative form corresponding figures for the preceding Fiscal Year and certified by the chief financial officer of Borrower Agent as prepared in accordance with GAAP and fairly presenting the financial position and results of operations for such month and period, subject to normal year‑end adjustments and the absence of footnotes;

(c) concurrently with delivery of financial statements under clauses (a) and (b) above, or more frequently if requested by Agent while a Default or Event of Default exists, a Compliance Certificate executed by the chief financial officer or comptroller of Borrower Agent;

(d) concurrently with delivery of financial statements under clause (a) above, copies of all management letters and other material reports submitted to Borrowers by their accountants in connection with such financial statements;

(e) not later than 30 days after the start of each Fiscal Year, projections of Borrowers’ consolidated balance sheets, results of operations and cash flow for the next Fiscal Year, month by month, and for the next three Fiscal Years, year by year;

(f) on or before the 15th day of each month, a summary aging of Borrowers’ accounts payable and any book overdraft (delivered electronically in acceptable format if Borrowers have implemented electronic reporting;

(g) promptly after the sending or filing thereof, copies of any regular, periodic and special reports or registration statements or prospectuses that any Borrower files with the Securities and Exchange Commission or any securities exchange; and

~~156801973_3~~

160421929_11

(h) such other reports and information (financial or otherwise) as Agent may reasonably request from time to time in connection with any Collateral or any Borrower’s, Subsidiary’s or other Obligor’s financial condition, ownership or business, in each case subject to attorney‑client privilege and any contractual confidentiality or non‑disclosure obligations binding on Obligors and their Subsidiaries in favor of a Person who is not an Affiliate of ~~a Loan Party~~an Obligor so long as such obligation was not entered into for the purposes of evading the terms of this Agreement.

10.1.3. Notices. Notify Agent and Lenders in writing, promptly after an Obligor’s obtaining knowledge thereof, of any of the following that affects an Obligor: (a) the threat or commencement of any proceeding or investigation if an adverse determination could reasonably be expected to have a Material Adverse Effect; (b) any pending or threatened (in writing) labor dispute, strike or walkout, or the expiration of any material labor contract (other than an expiration by its terms); (c) any default under or termination (other than at the expiration thereof) of a Material Contract; (d) the existence of any Default or Event of Default; (e) the entry of any judgment against any Obligor or its Subsidiaries in an amount exceeding $5,000,000; (f) the written assertion of any Intellectual Property Claim, if an adverse resolution could reasonably be expected to have a Material Adverse Effect; (g) the receipt by an Obligor of written notification of a violation of any law or regulation from any local, state, federal or foreign Governmental Authority or agency, which violation, either individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect; (h) any Environmental Release by an Obligor or on any Property owned by an Obligor; or receipt of any Environmental Notice, in each case, to the extent such occurrence could reasonably be expected to result in a liability in excess of $5,000,000; (i) the discharge of or any withdrawal or resignation by Obligors’ independent accountants; ~~or~~ (j) any amendment to the Commerzbank Credit Facility Agreement or ~~the Klöckner Indenture Agreement~~any document relating to any Debt which has been guaranteed by one or more of the Obligors pursuant to an Affiliate Guaranty that is adverse to the Obligors or the interests of the Agent or the Lenders; (k) the execution and delivery of any Affiliate Guaranty (which notice shall state the principal amount of the Debt guaranteed thereby, the primary obligors for such Debt and a summary of other key terms of such Debt and, if reasonably requested by the Agent, be accompanied by copies of the material loan documents); and (l) any event of default under any Debt which has been guaranteed by one or more of the Obligors pursuant to an Affiliate Guaranty, in each case at a time when the amount of the underlying Debt is $10,000,000 or more.

10.1.4. [Reserved].

10.1.5. Compliance with Laws. Comply with all Applicable Laws, including ERISA, Environmental Laws, FLSA, OSHA, Sanctions, Anti‑Corruption Laws, Anti‑Terrorism Laws, and laws regarding collection and payment of Taxes, and maintain all Governmental Approvals necessary to the ownership of its Properties or conduct of its business, unless failure to comply (other than failure to comply with Sanctions, Anti‑Corruption Laws, and Anti‑Terrorism Laws) or maintain could not reasonably be expected to have a Material Adverse Effect. Each Obligor and Subsidiary shall maintain policies and procedures designed to promote and achieve compliance with applicable Anti‑Terrorism, Anti‑Corruption Laws and Sanctions~~, it being understood that the policies delivered to the Agent prior to the Closing Date are satisfactory~~ by the Obligors and Subsidiaries and their respective directors, officers, employees, agents and Affiliates. Without limiting the generality of the foregoing, if any Environmental Release occurs at or on any Properties of any Obligor or Subsidiary, it shall act promptly and diligently to investigate and report to Agent and all appropriate Governmental Authorities the extent of, and to make appropriate remedial action to eliminate, such Environmental Release, to the extent required by Environmental Law.

~~156801973_3~~

160421929_11

10.1.6. Taxes. Cause all assessments and taxes imposed, levied, or assessed against any Obligor or its Subsidiaries, or any of their respective assets or in respect of any of its income, businesses, or franchises to be paid in full, before delinquency or before the expiration of any extension period, except (i) to the extent that the validity of such assessment or tax is being Properly Contested and so long as, in the case of an assessment or tax that has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such assessment or tax or (ii) such assessments or taxes that do not exceed $1,000,000 in the aggregate at any one time. Each Borrower will and will cause each of its Subsidiaries to make timely payment or deposit of all tax payments and withholding taxes required of it and them by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, except (i) to the extent that the validity of such taxes is being Properly Contested and so long as, in the case of a tax that has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such assessment or tax or (ii) such taxes that do not exceed $1,000,000 in the aggregate at any one time. Upon request, ~~Parent~~Klöckner USA will furnish Agent with proof reasonably satisfactory to Agent indicating that each Borrower and its Subsidiaries have made the payments or deposits required in the preceding sentence.

10.1.7. Insurance. In addition to the insurance required hereunder with respect to Collateral, maintain insurance in form and substance and with insurers reasonably satisfactory to Agent, with respect to the Properties and business of Borrowers and Subsidiaries of such type (including product liability, workers’ compensation, larceny, embezzlement, or other criminal misappropriation insurance), in such amounts, and with such coverages and deductibles as are customary for companies similarly situated.

10.1.8. [Reserved].

10.1.9. Future Subsidiaries. Promptly notify Agent if any Person becomes a Subsidiary (other than an Excluded Subsidiary) and deliver any know‑your‑customer or other background diligence information reasonably requested by Agent or any Lender with respect to such Subsidiary; and (other than with respect to an Excluded Subsidiary) cause it to (a) execute and deliver to the Agent a joinder agreement in form reasonably satisfactory to Agent (the “Joinder Agreement”), which shall (i) cause any Borrower to become a party to this Credit Agreement, as a joint and several “Borrower” and as an “Obligor” granting a first priority Lien on its personal property, subject to Permitted Liens, and (ii) cause any Guarantor to become a party to this Credit Agreement, as a joint and several “Guarantor” and as an “Obligor” granting a first priority Lien on its personal property, subject to Permitted Liens, and (b) deliver such other documentation as the Agent may reasonably request in connection with the foregoing, including, without limitation, appropriate UCC‑1 financing statements, certified resolutions and other organizational and authorizing documents of such Person and opinions of counsel to such Person, all in form, content and scope reasonably satisfactory to the Agent. Any Subsidiary that is designated an Excluded Subsidiary shall have no obligation to become a party to this Agreement or any of the other Loan Documents. Any Subsidiary that becomes an Excluded Subsidiary may, in the sole discretion of the Obligors, be released from its obligations under this Agreement and any other Loan Document.

10.1.10. Existence. Except as otherwise permitted under Section 10.2.6 or Section 10.2.9, at all times maintain and preserve in full force and effect (a) its existence (including being in good standing in its jurisdiction of organization), and (b) all rights and franchises, licenses and permits, except, in each case under this clause (b), as could not reasonably be expected to result in a Material Adverse Effect.

~~156801973_3~~

160421929_11

10.1.11. Maintenance of Properties. Maintain and preserve all of its assets that are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear, tear, and casualty excepted (and except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect) and Permitted Asset Dispositions excepted, and comply with the material provisions of all material leases to which it is a party as lessee, so as to prevent the loss or forfeiture thereof, unless such provisions are being Properly Contested.

10.1.12.Environmental. Keep any property either owned or operated by Obligors or their Subsidiaries free of any environmental Liens or, alternatively, post bonds or other financial assurances sufficient to satisfy the obligations or liability evidenced by such environmental Liens. Comply with Environmental Laws and provide to Agent such documentation of such compliance as Agent reasonably requests, except to the extent that noncompliance could not be reasonably expected to result in a Material Adverse Effect.

10.1.13.Further Assurances. At any time upon the reasonable request of Agent, within a reasonable period of time after such request, execute or deliver to Agent any and all financing statements, fixture filings, security agreements, pledges, assignments, endorsements of certificates of title, mortgages, deeds of trust, opinions of counsel, and all other documents (the “Additional Documents”) that Agent may reasonably request in form and substance reasonably satisfactory to Agent, that are necessary or advisable to create, perfect, and continue perfected or to better perfect Agent’s Liens in all of the Collateral (whether now owned or hereafter arising or acquired, and tangible or intangible), and in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents; provided that the foregoing shall not apply to any Excluded Subsidiary or any Excluded Property. To the maximum extent permitted by applicable law, if any Obligor refuses or fails to execute or deliver any reasonably requested Additional Documents within a reasonable period of time following the request to do so, such Obligor hereby authorizes Agent to execute any such Additional Documents in the applicable Obligor’s or its Subsidiary’s name, as applicable, and authorizes Agent to file such executed Additional Documents in any appropriate filing office. In furtherance and not in limitation of the foregoing, each Obligor shall take such actions as Agent may reasonably request from time to time to ensure that the Obligations are guaranteed by the Guarantors and are secured by substantially all of the assets of Obligors (other than assets constituting Excluded Property).

10.1.14. Material Contracts. Contemporaneously with the delivery of each Compliance Certificate pursuant to Section 10.1.2(c), provide Agent with (a) copies of (i) each Material Contract entered into since the delivery of the previous Compliance Certificate, and (ii) each material amendment or modification of any Material Contract entered into since the delivery of the previous Compliance Certificate, and (b) notice of the termination (other than in accordance with its terms) of any Material Contract or of any material breach or default by an Obligor under any Material Contract.

10.1.15. Location of Inventory. Keep each Obligor’s and its Subsidiaries’ (a) Inventory only at the locations identified on Schedule 8.6.1, locations in the United States that have been included on inventory reports provided pursuant to Section 8.3.1 and such additional locations identified by Obligors by written notice to Agent prior to the date on which any such Inventory is moved to any such new location, and (b) offices where books and records relating to Inventory are located only at the locations identified on Schedule 8.6.1 and such additional locations identified by Obligors by written notice to Agent prior to the date on which any such office is relocated, so long as, in the case of any such new location under clause (a) or (b) above, such location is within the continental United States or in Puerto Rico (in the case of Inventory of the Obligors and the books and records relating thereto) and, at the time of such written notification, Obligors use commercially reasonable efforts to provide Agent a Lien Waiver with respect to any such office at which Collateral with a fair market value in excess of

~~156801973_3~~

160421929_11

$3,000,000 is kept; provided, that, with respect to the movement of Inventory that is not included in the Borrowing Base to any new location, Obligors shall only be required to provide Agent written notice thereof to the extent the failure to do so would cause (i) the aggregate net book value of such Inventory located at any single Non‑Disclosed Location (as defined in Section 9.1.26) to exceed $2,500,000, or (ii) the aggregate net book value of such Inventory located at all Non‑Disclosed Locations to exceed $10,000,000.

10.1.16. ERISA. The Obligors will deliver to the Agent, at the Obligors’ expense, the following information at the times specified below:

(a) within ten (10) Business Days after any Obligor or any of its Subsidiaries or ERISA Affiliates knows or has reason to know that a Termination Event has occurred which could reasonably be expected to result in a liability of any Obligor in excess of $2,000,000, a written statement of the chief financial officer of the Borrower Agent describing such Termination Event and the action, if any, which such Obligor or other such entities has taken, are taking or propose to take with respect thereto, and when known, any action taken or threatened by the Internal Revenue Service, DOL or PBGC with respect thereto;

(b) within ten (10) Business Days after any Obligor or any of its Subsidiaries or ERISA Affiliates knows or has reason to know that a prohibited transaction (as defined in Section 406 of ERISA and Section 4975 of the IRC) has occurred which could reasonably be expected to result in a liability of any Obligor in excess of $2,000,000, a statement of the chief financial officer of the Borrower Agent describing such transaction and the action which such Obligor or other such entities have taken, are taking or propose to take with respect thereto;

(c) within thirty (30) Business Days after the filing thereof with the DOL, Internal Revenue Service or PBGC, copies of each annual report (form 5500 series), including all schedules and attachments thereto, filed with respect to each Pension Plan with respect to which the value of such Pension Plan’s benefits guaranteed under Title IV of ERISA exceeds the then current value of such Pension Plan’s assets allocable to such benefits by more than $2,000,000;

(d) within thirty (30) Business Days after receipt by any Obligor or any of its Subsidiaries or ERISA Affiliates of each actuarial report for any Pension Plan with respect to which the value of such Pension Plan’s benefits guaranteed under Title IV of ERISA exceeds the then current value of such Pension Plan’s assets allocable to such benefits by more than $2,000,000 and each annual report and actuarial report for any Multiemployer Plan with respect to which an Obligor could be reasonably expected to have material liability if such Obligor were to partially or completely withdraw from such Multiemployer Plan, copies of each such report;

(e) within three (3) Business Days after the filing thereof with the Internal Revenue Service, a copy of each material funding waiver request filed with respect to any Pension Plan and all material communications from the Internal Revenue Service received by any Obligor or any of its Subsidiaries or ERISA Affiliates with respect to such request;

(f) within thirty (30) Business Days after the occurrence thereof, notification of any material increase in the benefits of any existing Pension Plan or Multiemployer Plan or the Klockner Metals Corporation Supplemental Executive Retirement Plan (formerly known as the Namasco Corporation Supplemental Executive Retirement Plan), the establishment of or participation in any new Pension Plan, or the commencement of material contributions to any Pension Plan or the commencement of contributions to any Multiemployer Plan to which any Obligor or any of its Subsidiaries or ERISA Affiliates was not previously contributing;

~~156801973_3~~

160421929_11

(g) within three (3) Business Days after receipt by any Obligor or any of its Subsidiaries or ERISA Affiliates of the PBGC’s intention to terminate a Pension Plan or to have a trustee appointed to administer a Pension Plan, copies of each such notice;

(h) within ten (10) Business Days after receipt by any Obligor or any of its Subsidiaries or ERISA Affiliates of any favorable or unfavorable determination letter from the Internal Revenue Service regarding the qualification of a Pension Plan or Multiemployer Plan under Section 401(a) of the IRC, copies of each such letter;

(i) within ten (10) Business Days after receipt by any Obligor or any of its Subsidiaries or ERISA Affiliates of a notice regarding the imposition of material withdrawal liability with respect to any Pension Plan or Multiemployer Plan, copies of each such notice;

(j) within ten (10) Business Days after any Obligor or any of its Subsidiaries or ERISA Affiliates fails to make a required installment or any other required payment under Section 412 or 430 of the IRC or any Obligor or any of its Subsidiaries fails to make a contribution to a Multiemployer Plan pursuant to Section 515 of ERISA on or before the due date for such installment or payment, a notification of such failure; and

(k) within three (3) Business Days after any Obligor or any of its Subsidiaries or ERISA Affiliates knows (a) a Multiemployer Plan has been terminated, (b) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, or (c) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan, a written statement setting forth any such event or information.

Except for matters which individually or in the aggregate would not reasonably be expected to result in the imposition by the PBGC of a Lien on the assets of any Obligor or which would not reasonably be expected to result in a Material Adverse Effect, the Obligors will establish, maintain and operate all Pension Plans that are maintained by any Obligor or any Subsidiary of an Obligor to comply in all material respects with the provisions of ERISA, the IRC, and all other applicable laws, and the regulations and interpretations thereunder other than to the extent that the Obligors are in good faith contesting by appropriate proceedings the validity or implication of any such provision, law, rule, regulation or interpretation.

10.1.17. Post‑Closing Obligations. Notwithstanding any provision herein or in any other Loan Document to the contrary, to the extent not actually delivered on or prior to the Closing Date, Borrowers shall:

(a) On or before the date that is 60 days after the Closing Date (or such later date as Agent may agree to in writing in its sole discretion), Agent shall have received evidence that NC Receivables Corporation has been merged with and into Borrower Agent pursuant to merger documents reasonably acceptable to Agent.

(b) On or before the date that is (i) 180 days after the date that the treasury management systems and products (including the automatized accounts receivable processing system) are operational with Bank of America or one or more of its Affiliates (or such later date as Agent may agree to in writing in its sole discretion), the Obligors shall establish their primary depository and treasury management relationships with Bank of America or one or more of its Affiliates and (ii) 60 days after the Closing Date (or such later date as Agent may agree to in writing in its sole discretion), the Obligors shall deliver to Agent Deposit Account Control Agreements with respect to all Deposit Accounts maintained with Bank of America or one or more of its Affiliates (other than (i) Excluded Deposit Accounts and (ii) Deposit Accounts used solely for disbursements and8 5agreed to by Agent).

~~156801973_3~~

160421929_11

(c) On or before the date that is 180 days after the date that the treasury management systems and products (including the automatized accounts receivable processing system) are available with Bank of America or one or more of its Affiliates (or such later date as Agent may agree to in writing in its sole discretion), the Obligors shall deliver to Agent evidence in form and substance reasonably satisfactory to Agent that all Obligors’ Deposit Accounts (other than Excluded Deposit Accounts) at Wells Fargo Bank, National Association have been closed.

(d) On or before the date that is 90 days after the Closing Date (or such later date as Agent may agree to in writing in its sole discretion) (the “Lien Waiver Negotiation Period”), the Obligors shall use commercially reasonable efforts to obtain a Lien Waiver at any leased location or bailee location at which Collateral is located with a fair market value in excess of $3,000,000.

(e) On or before the date that is 30 days after the Closing Date (or such later date as Agent may agree to in writing in its sole discretion), the Obligors shall deliver to the Agent any endorsements with respect to general casualty and property insurance policies as required under Section 10.1.7.

(f) On or before the date that is 30 days after the Closing Date (or such later date as Agent may agree to in writing in its sole discretion), the Obligors shall deliver to the Agent the certificates representing 65% of the Equity Interests of (i) Kloeckner Metals de Mexico, S.A de C.V and (ii) Kloeckner Metals Servicios de Mexico, S.A de C.V.

10.2. Negative Covenants

As long as any Commitment or Obligations are outstanding, each Obligor shall not, and shall cause each Subsidiary not to:

10.2.1. Permitted Debt. Create, incur, guarantee or suffer to exist any Debt, except:

(a) the Obligations;

(b) Debt set forth on Schedule 10.2.1 and any Refinancing Debt in respect of such Debt;

(c) Permitted Purchase Money Debt and any Refinancing Debt in respect of such Debt;

(d) endorsement of instruments or other payment items for deposit and Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the Ordinary Course of Business, provided that such Debt is extinguished within five (5) Business Days of its incurrence,

(e) Debt consisting of (i) unsecured guarantees incurred in the Ordinary Course of Business with respect to surety and appeal bonds, performance bonds, bid bonds, appeal bonds, completion guarantee and similar obligations; (ii) unsecured guarantees arising with respect to customary indemnification obligations to purchasers in connection with Permitted Asset Dispositions; (iii) unsecured guarantees with respect to Debt of a Borrower, to the extent that the Person that is obligated under such guaranty could have incurred such underlying Debt; and (iv) unsecured guarantees incurred in the Ordinary Course of Business in respect of obligations to suppliers, advertisers, licensees or similar persons that are not for borrowed money,

~~156801973_3~~

160421929_11

(f) unsecured Debt of any Borrower that is incurred on the date of the consummation of a Permitted Acquisition solely for the purpose of consummating such Permitted Acquisition so long as (i) no Event of Default has occurred and is continuing or would result therefrom, (ii) such unsecured Debt is not incurred for working capital purposes, (iii) such unsecured Debt does not mature prior to the date that is 12 months after the Termination Date, (iv) such Debt is subordinated in right of payment to the Obligations on terms and conditions reasonably satisfactory to Agent, and (v) the only interest that accrues with respect to such Debt is payable in kind,

(g) Debt consisting of deferred compensation to employees of Klöckner USA and its Subsidiaries incurred in the Ordinary Course of Business,

(h) Debt incurred in the Ordinary Course of Business under performance, surety, statutory, and appeal bonds,

(i) Debt owed to any Person providing property, casualty, liability, or other insurance to any Borrower, so long as the amount of such Debt is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the year in which such Debt is incurred and such Debt is outstanding only during such,

(j) the incurrence by any Borrower of Debt under Swap Agreements that are incurred for the bona fide purpose of hedging the interest rate, commodity, or foreign currency risks associated with any Borrower’s operations and not for speculative purposes,

(k) Debt incurred in respect of credit cards, credit card processing services, debit cards, stored value cards, purchase cards (including so‑called “procurement cards” or “P‑cards”), or Cash Management Services, in each case, incurred in the Ordinary Course of Business,

(l) Debt composing Permitted Investments,

(m) Subordinated Debt, so long as any such Debt shall be fully subordinated to the Obligations pursuant to a Subordination Agreement,

(n) Debt arising from intercompany loans and advances made by any Borrower or Guarantor to any other Borrower or Guarantor,

(o) (i) the Subordinated Intercompany Debt, so long as ~~any such Debt shall be fully subordinated to the Obligations pursuant to~~ a Subordination Agreement is in full force and effect with respect thereto, (ii) the Klöckner Intercompany Line of Credit Debt, so long as the Klöckner Intercompany Debt Acknowledgment is in full force and effect, and (iii) the Commerzbank Debt, so long as the Commerzbank Debt is not secured (other than by assets of any Person that is not an Obligor or any of its Subsidiaries) and, in each case, any Refinancing Debt in respect thereof),

(p) Debt arising from (i) intercompany loans and advances made by any Foreign Subsidiary of Klöckner USA to any Obligor, provided that such loans and advances constitute Subordinated Debt, and (ii) intercompany loans and advances made by any Foreign Subsidiary of Klöckner USA to any other Foreign Subsidiary of Klöckner USA,

(q) Debt consisting solely only of commissions, fees, costs and expenses incurred pursuant to a Factoring Agreement, but specifically excluding any loans, advances or Debt for borrowed money thereunder; provided, however, in the event that the sale of Accounts to a Factor under a Factoring Agreement is recharacterized by a court with jurisdiction over such sale as a secured loan and not a sale, the incurrence of such deemed Debt shall8 b7e permitted under this clause (q),

~~156801973_3~~

160421929_11

(r) ~~the Remaining Letters of Credit (as defined in the Payoff Letter), and~~Affiliate Guaranties;

~~(s) unsecured guarantees by Kloeckner Metals of the Commerzbank Debt and the Klöckner Bonds; and~~

(s) Debt owing by Foreign Subsidiaries of the Borrowers that are not Obligors in an aggregate principal amount not to exceed $150,000,000 at any time outstanding;

(t) additional Debt, to the extent not otherwise permitted under clauses (a) through (s) above in an aggregate principal amount not to exceed $60,000,000, less the dollar amount of Permitted Investments described in clause (m) of the definition of “Permitted Investments” made by Obligors to or in Excluded Subsidiaries under Section 10.2.8.

10.2.2. Permitted Liens. Create or suffer to exist any Lien upon any of its Property, except the following (collectively, “Permitted Liens”); provided, that, no consensual Liens shall be permitted to exist on the Equity Interests of any Obligor.

(a) Liens in favor of Agent;

(b) Purchase Money Liens securing Permitted Purchase Money Debt;

(c) Liens for Taxes that (i) are not yet delinquent, (ii) do not exceed $1,000,000 in the aggregate at any one time or (iii) do not have priority over Agent’s Liens and the underlying taxes, assessments, or charges or levies are being Properly Contested;

(d) statutory Liens and common law landlord’s liens under leases (other than Liens for Taxes or imposed under ERISA) arising in the Ordinary Course of Business, but only if (i) payment of the obligations secured thereby is not yet due or is being Properly Contested, and (ii) such Liens do not materially impair the value or use of the Property or materially impair operation of the business of any Borrower or Subsidiary;

(e) Liens incurred or deposits made in the Ordinary Course of Business to secure obligations in connection with the making or entering into of tenders, bids, contracts, leases, statutory obligations and other similar obligations and not in connection with the borrowing of money;

(f) Liens arising in the Ordinary Course of Business that are subject to Lien Waivers;

(g) judgment Liens arising solely as a result of the existence of judgments, orders, or awards that do not constitute an Event of Default under Section 11.1(h);

(h) (1) all Liens, encumbrances and other matters disclosed in any policy of title insurance provided to Agent in connection with this Agreement, (2) easements, rights‑of‑way, restrictions, covenants or other agreements of record, and other similar charges or encumbrances on Real Estate, that do not secure any monetary obligation and do not interfere with the Ordinary Course of Business and (3) such other title and survey exceptions as Agent has approved or may approve in writing in its reasonable discretion;

(i) rights of setoff or bankers’ liens upon deposits in favor of depository institutions, and Liens of a collecting bank on Payment Items in the course of collection;

~~156801973_3~~

160421929_11

(j) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the Ordinary Course of Business and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet delinquent, or (ii) are being Properly Contested;

(k) Liens on amounts deposited to secure a Borrower’s and its Subsidiaries’ obligations in connection with worker’s compensation or other unemployment insurance;

(l) with respect to any Real Estate, easements, rights of way, restrictions, covenants and zoning restrictions or other agreements of record, and other similar charges or encumbrances on Real Estate that do not materially interfere with or impair the use or operation thereof;

(m) (i) non‑exclusive licenses of Patents, Trademarks, Copyrights and other Intellectual Property in the Ordinary Course of Business, and (ii) the interests of lessors under operating leases and non‑exclusive licensors under license agreements;

(n) Liens granted in the Ordinary Course of Business on the unearned portion of insurance premiums securing the financing of insurance premiums to the extent the financing is permitted under Section 10.2.1;

(o) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(p) Liens solely on any cash earnest money deposits made by any Borrower or any of its Subsidiaries in connection with any letter of intent or purchase agreement with respect to a Permitted Acquisition;

(q) Liens on fixed assets of a Person existing at the time such Person becomes a Subsidiary of any Obligor or is merged into or consolidated with or into such Obligor, but only to the extent that (i) the obligations secured by such Liens are limited to Debt permitted under Section 10.2.1, (ii) such event arises out of a Permitted Acquisition, and (iii) such Liens, and all Debt secured thereby, were not incurred in contemplation of such event;

(r) other Liens as to which the aggregate amount of the obligations secured thereby does not exceed $10,000,000;

(s) Liens arising solely from the filing of precautionary Uniform Commercial Code financing statements with respect to leased assets;

(t) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by any Obligor or any of their Subsidiaries in the Ordinary Course of Business;

(u) Liens that are replacements of Permitted Liens to the extent that the original Debt is the subject of permitted Refinancing Debt and so long as the replacement Liens only encumber those assets that secured the original Debt;

(v) Liens on amounts deposited to secure a Borrower’s and its Subsidiaries’ reimbursement obligations with respect to surety or appeal bonds obtained in the Ordinary Course of Business;

~~156801973_3~~

160421929_11

(w) UCC‑1 financing statement filings in respect of the sale of any Transferred Accounts filed pursuant to a Factoring Agreement; ~~and~~

(x) existing Liens shown on Schedule 10.2.2; provided, however, that to qualify as a Permitted Lien, any such Lien described on Schedule 10.2.2 shall only secure the Debt that it secures on the Closing Date and any Refinancing Debt in respect thereof; and

(y) Liens ~~in favor of Wells Fargo Bank, National Association in the Expense Reserve, Treasury Management Fee Reserve and Letter of Credit Cash Collateral (each as defined in that certain payoff letter dated as of November 16, 2020 (the “Payoff Letter”) relating to that certain Third Amended and Restated Credit Agreement dated as of March 16, 2016, by and among the lenders party thereto, Wells Fargo Bank, National Association, as administrative agent, and certain of the Borrowers party thereto) for so long as Wells Fargo Bank, National Association is permitted to hold the Expense Reserve, Treasury Management Fee Reserve and Letter of Credit Cash Collateral pursuant to such payoff letter~~on assets of Foreign Subsidiaries of the Borrowers that are not Obligors securing the Debt permitted under Section 10.2.1(s).

10.2.3. [Reserved].

10.2.4. Distributions; Upstream Payments. Declare or make any Distributions, except (a) Upstream Payments, (b) dividends payable solely in the same class of Equity Interests of such Person, (c) dividends and distributions from Klöckner USA to Klöckner & Co SE or any of its Subsidiaries (other than Subsidiaries of Klöckner USA) and repayments of the Klöckner Intercompany Debt, in each case, so long as, in the case of this clause (c), immediately prior to and after the making of any and all such payments, the Payment Conditions (Distributions) are satisfied~~; provided, however, that no dividends or distributions or repayments may be made pursuant to this clause (c) during the period from the Closing Date through May 1, 2021; and provided, further, that the amount of the payments made pursuant to this clause (c), together with the amount of all payments made pursuant to Section 10.2.8(b) shall not exceed $200,000,000 during the term of this Agreement~~, (d) make payments permitted under Section 10.2.8 or in connection with affiliate transactions permitted under Section 10.2.17 and (e) Distribution of Factoring Fees. Create or suffer to exist any encumbrance or restriction on the ability of a Subsidiary to make an Upstream Payment, except for restrictions under the Loan Documents, under Applicable Law, Restrictive Agreements permitted under Section 10.2.14 or in effect on the Closing Date as shown on Schedule 9.1.15.

10.2.5. Investments. Make any Restricted Investment.

10.2.6. Disposition of Assets. Make any Asset Disposition, except a Permitted Asset Disposition or a transfer of Property by a Subsidiary or Obligor to a Borrower.

10.2.7. [Reserved].

10.2.8. Restrictions on Payment of Certain Debt. Make any payments (whether voluntary or mandatory, or a prepayment, redemption, retirement, defeasance or acquisition) with respect to (a) any Subordinated Debt, except to the extent permitted under the Subordination Agreement relating to such Debt, (b) any Klöckner Intercompany Debt, except ~~to the extent permitted in the applicable Subordination Agreement so long as immediately prior to and after the making of~~ if immediately prior to and after the making of such repayment the Payment Conditions (Distributions) are satisfied, ~~(b) the Klöckner Intercompany~~and (c) any Affiliate Guaranty (including any Affiliate Guaranty relating to the CommerzBank Debt), except if immediately prior to and after the making of ~~any and all such payments, the Payment Conditions (Distributions) are satisfied; provided, however, that no payments may be made~~

~~156801973_3~~

160421929_11

~~pursuant to this clause (b) during the period from the Closing Date through May 1, 2021; and provided, further, that the amount of the payments made pursuant to this clause (b), together with the amount of all payments made pursuant to Section 10.2.4(c), shall not exceed $200,000,000 during the term of this Agreement, (c) Subordinated Debt, except to the extent permitted under any subordination agreement relating to such Debt and (d) the Klöckner Bonds, if immediately prior to and after the making of any and all~~ such ~~payments,~~repayment the Payment Conditions (Distributions) are satisfied.

10.2.9. Fundamental Changes. Change its name, organizational identification number, state of organization or organizational identity (provided, however, that any Obligor or its Subsidiaries may change its name, state of organization or organizational identity upon at least 10 days prior written notice to Agent of such change); liquidate, wind up its affairs or dissolve itself; or merge, Divide, combine or consolidate with any Person, whether in a single transaction or in a series of related transactions, except for:

(a) Permitted Acquisitions;

(b) mergers, consolidations and reorganizations between Borrowers, between any Borrower and any of its Subsidiaries, or between Subsidiaries of Borrowers; provided, however, that (A) if such merger or consolidation involves Klöckner USA, Klöckner USA is the surviving entity, (B) if such merger or consolidation involves a Borrower or a Guarantor, a Borrower or a Guarantor is the surviving entity, (C) if such merger or consolidation involves an Obligor and an Excluded Subsidiary, an Obligor is the surviving entity, (D) if such merger or consolidation involves a Domestic Subsidiary and a Foreign Subsidiary, the Domestic Subsidiary is the surviving entity, and (E) the Inventory of any such Subsidiary that is merged or consolidated into a Borrower shall not be Eligible Inventory until such time as the Agent and the Lenders shall have completed an audit of such Inventory and such other due diligence reasonably requested by the Agent, in a manner and with results reasonably satisfactory to Agent;

(c) (i) the liquidation or dissolution of non‑operating Subsidiaries of Borrowers with nominal assets and nominal liabilities, (ii) the liquidation or dissolution of an Obligor (other than Borrowers) or any of Borrowers’ wholly‑owned Subsidiaries so long as all of the assets (including any interest in any Equity Interest) of such liquidating or dissolving Obligor or Subsidiary are transferred to an Obligor that is not liquidating or dissolving, or (iii) the liquidation or dissolution of a Subsidiary of Borrowers that is not an Obligor (other than any such Subsidiary the Equity Interests of which (or any portion thereof) is subject to a Lien in favor of Agent) so long as all of the assets of such liquidating or dissolving Subsidiary are transferred to a Subsidiary of Borrowers that is not liquidating or dissolving; or

(d) in the case of Immaterial Subsidiaries, as permitted pursuant to clauses (a) or (b) above, or in connection with the transactions permitted pursuant to Section 10.2.6.

10.2.10. [Reserved].

10.2.11. Organic Documents. Amend, modify or otherwise change any of its Organic Documents if the effect thereof, either individually or in the aggregate, could reasonably be expected to be materially adverse to the interests of the Lenders, except in connection with a transaction permitted under Section 10.2.9.

10.2.12. [Reserved].

10.2.13. Accounting Changes. Make any material change in its method of accounting, except in accordance with Section 1.2; or change its Fiscal Year.

~~156801973_3~~

160421929_11

10.2.14. Restrictive Agreements. Become a party to any Restrictive Agreement, except a Restrictive Agreement (a) in effect on the Closing Date; (b) relating to secured Debt permitted hereunder, as long as the restrictions apply only to collateral for such Debt; (c) constituting customary restrictions on assignment in leases and other contracts or (d) restrictions and encumbrances created in connection with any Factoring Agreement that, in the good faith determination of the board of directors (or analogous governing body) of the Borrowers, are necessary or advisable to effect such Factoring Agreement.

10.2.15. [Reserved].

10.2.16. Conduct of Business. Make any change in the nature of its or their business as conducted on the Closing Date or acquire any properties or assets that are not reasonably related to the conduct of such business activities; provided, however, that the foregoing shall not prevent any Borrower and its Subsidiaries from engaging in any business that is reasonably related or ancillary to its or their business.

10.2.17. Affiliate Transactions. Enter into or be party to any transaction with an Affiliate, except:

(a) transactions (other than the payment of management, consulting, monitoring, or advisory fees) between any Borrower or its Subsidiaries, on the one hand, and any Affiliate of such Borrower or such Subsidiary, on the other hand, so long as such transactions (i) are fully disclosed to Agent prior to the consummation thereof, if they involve one or more payments by such Borrower or such Subsidiary in excess of $5,000,000 for any single transaction or series of related transactions, and (ii) are no less favorable, taken as a whole, to such Borrower or such Subsidiary, as applicable, than would be obtained in an arm’s length transaction with a non‑Affiliate,

(b) so long as it has been approved by such Borrower’s or such Subsidiary’s board of directors (or comparable governing body) in accordance with applicable law, any indemnity provided for the benefit of directors (or comparable managers) of such Borrower or such Subsidiary,

(c) so long as it has been approved by such Borrower’s or such Subsidiary’s board of directors (or comparable governing body) in accordance with applicable law, the payment of reasonable compensation, severance, or employee benefit arrangements to employees, officers, and outside directors of such Borrower in the Ordinary Course of Business and consistent with industry practice, and

(d) transactions permitted by the Loan Documents (including, without limitation, any Distributions permitted under Section 10.2.4 and Investments permitted under Section 10.2.5);

(e) transactions with Affiliates consummated prior to the Closing Date, as shown on Schedule 10.2.17; and

(f) transactions contemplated by or incidental to any Factoring Agreement and the transactions contemplated thereby.

10.2.18. [Reserved].

10.2.19. Prepayments and Amendments.

~~156801973_3~~

160421929_11

(a) Except in connection with Refinancing Debt permitted by Section 10.2.1 ~~or~~, Distributions permitted by Section 10.2.4 or payments permitted by Section 10.2.8, optionally prepay, redeem, defease, purchase, or otherwise acquire any Debt of any Borrower and its Subsidiaries, other than the Obligations in accordance with this Agreement, or make any payment on account of Subordinated Debt if such payment is not permitted at such time under the Subordination Agreement or other subordination terms and conditions applicable thereto.

(b) Amend, supplement or otherwise modify (i) any document, instrument or agreement relating to any Subordinated Debt (other than the Klöckner Intercompany Debt), if such modification (A) increases the principal balance of such Debt (other than through paid‑in‑kind interest), or increases any required payment of principal or interest; (B) accelerates the date on which any installment of principal or any interest is due, or adds any additional redemption, put or prepayment provisions; (C) shortens the final maturity date or otherwise accelerates amortization; (D) increases the cash pay interest rate; (E) increases or adds any fees or charges; (F) modifies any covenant in a manner or adds any representation, covenant or default that is more onerous or restrictive in any material respect for any Borrower or Subsidiary, or that is otherwise materially adverse to any Borrower, any Subsidiary or Lenders; or (G) results in the Obligations not being fully benefited by the subordination provisions thereof, (ii) any document relating to the Klöckner Intercompany Debt ~~other than~~, except to ~~extend~~ the ~~maturity date applicable thereto, or (iii~~extent that such amendment, modification, or change could not, individually or in the aggregate, reasonably be expected to be materially adverse to the interests of any Borrower, any Subsidiary or Lenders, (iii) any document relating to the CommerzBank Debt, except to the extent that such amendment, modification, or change could not, individually or in the aggregate, reasonably be expected to be materially adverse to the interests of any Borrower, any Subsidiary or Lenders, or (iv) any Material Contract, except to the extent that such amendment, modification, or change could not, individually or in the aggregate, reasonably be expected to be materially adverse to the interests of ~~the~~any Borrower, any Subsidiary or Lenders.

10.2.20. [Reserved].

10.2.21. [Reserved].

10.2.22. Nature of Business. Make any change in the nature of its or their business or acquire any properties or assets that are not reasonably related to the conduct of such business activities; provided, however, that the foregoing shall not prevent any Borrower and its Subsidiaries from engaging in any business that is reasonably related or ancillary to its or their business.

10.2.23. ERISA. Except for matters which individually or in the aggregate would not reasonably be expected to result in a Material Adverse Effect or the imposition of a Lien by the PBGC on the assets of any Obligor,

(a) engage, or permit any ERISA Affiliate to engage, in any prohibited transaction which could reasonably be expected to result in the imposition on any Obligor or a civil penalty or excise tax described in Section 406 of ERISA or Section 4975 of the Code for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the DOL;

(b) fail, or permit any ERISA Affiliate to fail, to pay timely required contributions or annual installments due with respect to any funding deficiency to any Pension Plan;

(c) terminate, or permit any ERISA Affiliate to terminate, any Pension Plan where such event would result in any liability of any Obligor or any of its Subsidiaries or ERISA Affiliates under Title IV of ERISA;

~~156801973_3~~

160421929_11

(d) fail to make any required contribution or payment to any Multiemployer Plan;

(e) fail, or permit any ERISA Affiliate to fail, to pay any required installment or any other payment required under Section 412 or 430 of the IRC or fail to make any required payment to a Multiemployer Plan on or before the due date for such installment or other payment;

(f) amend, or permit any ERISA Affiliate to amend, a Pension Plan resulting in an increase in current liability for the plan year such that any of the Obligors or any of their Subsidiaries or ERISA Affiliates is required to provide security to such Pension Plan under Section 401(a)(29) of the IRC;

(g) withdraw, or permit any ERISA Affiliate to withdraw, from any Multiemployer Plan where such withdrawal may result in any liability of any such entity under Title IV of ERISA; or

(h) allow any representation made in Section 9.1.18 to be untrue at any time.

10.3. Financial Covenants

As long as any Commitment or Obligations are outstanding, Obligors shall:

10.3.1. Fixed Charge Coverage Ratio. Maintain a Fixed Charge Coverage Ratio for each 12 month period of at least 1.0 to 1.0 while a Fixed Charge Trigger Period is in effect, measured for the most recent period for which financial statements were delivered hereunder prior to the Fixed Charge Trigger Period and each period ending thereafter until the Fixed Charge Trigger Period is no longer in effect.

SECTION 11 EVENTS OF DEFAULT; REMEDIES ON DEFAULT

11.1. Events of Default

Each of the following shall be an “Event of Default” if it occurs for any reason whatsoever, whether voluntary or involuntary, by operation of law or otherwise:

(a) Any Borrower fails to pay when due (whether at stated maturity, on demand, upon acceleration or otherwise) (i) all or any portion of the Obligations consisting of interest, fees, or charges due the Secured Parties, reimbursement of Claims, or other amounts (other than any portion thereof constituting principal) constituting Obligations (including any portion thereof that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), and such failure continues for a period of 3 Business Days, or (ii) all or any portion of the principal of the Obligations;

(b) Any representation, warranty or other written statement of an Obligor made in connection with any Loan Documents or transactions contemplated thereby is incorrect or misleading in any material respect (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) when given;

(c) An Obligor breaches or fail to perform any covenant contained in Sections 8.1 (provided that solely as relates to the delivery of a Borrowing Base Report, such failure is not cured within 5 days after the day required by Section 8.1 for such delivery), 8.2.4, 8.6.2, 10.1.1, 10.1.2, 10.1.9, 10.1.11 (solely if any Borrower is not in good standing in its jurisdiction of organization), 10.1.16, 10.2 or 10.3;

~~156801973_3~~

160421929_11

(d) An Obligor breaches or fail to perform any covenant contained in Section 10.1.3 (other than if any Obligor is not in good standing in its jurisdiction of organization), 10.1.5, 10.1.6, 10.1.11 (other than if any Borrower is not in good standing in its jurisdiction of organization), 10.1.13, 10.1.14, 10.1.15 and such breach or failure is not cured within 15 days after a Senior Officer of such Obligor has knowledge thereof or receives written notice thereof from Agent, whichever is sooner;

(e) An Obligor breaches or fails to perform any other covenant contained in any Loan Documents (other than any such covenant or agreement that is the subject of another provision of this Section 11.1 (in which event such other provision of this Section 11.1 shall govern)), and such breach or failure is not cured within 30 days after a Senior Officer of such Obligor has knowledge thereof or receives written notice thereof from Agent, whichever is sooner;

(f) If the obligation of any Guarantor under any Guaranty is limited or terminated by operation of law or by such Guarantor (other than in accordance with the terms of this Agreement);

(g) Any (i) default in one or more agreements to which ~~a Loan Party~~an Obligor or any of its Subsidiaries is a party (other than the Commerzbank Credit Facility Agreement and the Affiliate Guaranties which are covered by clauses (q) and (r) below, respectively) with one or more third Persons relative to an Obligor’s or any of its Subsidiaries’ Debt involving an aggregate amount of $10,000,000 or more, and such default (A) occurs at the final maturity of the obligations thereunder, or (ii) results in a right by such third Person, irrespective of whether exercised, to accelerate the maturity of such Obligor’s or its Subsidiary’s obligations thereunder; or (ii) default in or an involuntary early termination of one or more Swap Agreements to which an Obligor or any of its Subsidiaries is party and such amount is not paid within the later to occur of five (5) Business Days after the due date thereof or the expiration of grace periods, if any, in such Swap Agreement;

(h) If one or more judgments, orders, or awards for the payment of money involving an aggregate amount of $5,000,000 or more (except to the extent fully covered (other than to the extent of customary deductibles) by insurance pursuant to which the insurer has not denied coverage) is entered or filed against an Obligor or any of its Subsidiaries, or with respect to any of their respective assets, and either (a) there is a period of 30 consecutive days at any time after the entry of any such judgment, order, or award during which (1) the same is not discharged, satisfied, vacated, or bonded pending appeal, or (2) a stay of enforcement thereof is not in effect, or (b) enforcement proceedings are commenced upon such judgment, order, or award;

(i) Any Obligor or any of its Material Subsidiaries is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of the business affairs of Borrowers and their Subsidiaries, taken as a whole;

(j) If an Insolvency Proceeding is commenced by an Obligor or any of its Material Subsidiaries;

(k) Any Insolvency Proceeding is commenced against ~~a Loan Party~~an Obligor or any of its Material Subsidiaries and any of the following events occur: (a) such ~~Loan Party~~Obligor or such Material Subsidiary consents to the institution of such Insolvency Proceeding against it, (b) the petition commencing the Insolvency Proceeding is not timely controverted, (c) the petition commencing the Insolvency Proceeding is not dismissed within 60 calendar days of the date of the filing thereof, (d) an interim trustee is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, such ~~Loan Party~~Obligor or its Material Subsidiary, or (e) an order for relief shall have been issued or entered therein;

~~156801973_3~~

160421929_11

(l) An Obligor or any of its Material Subsidiaries is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of the business affairs of Borrowers and their Subsidiaries, taken as a whole;

(m) A Change of Control occurs;

(n) This Agreement or any other Loan Document that purports to create a Lien, shall, for any reason, fail or cease to create a valid and perfected and, except to the extent of Permitted Liens, first priority Lien on the Collateral covered thereby, except (a) as a result of a disposition of the applicable Collateral in a transaction permitted under this Agreement, or (b) as the result of an action or failure to act on the part of Agent or any Lender;

(o) The validity or enforceability of any Loan Document shall at any time for any reason (other than solely as the result of an action or failure to act on the part of Agent or any Lender) be declared to be null and void, or a proceeding shall be commenced by an Obligor or its Subsidiaries, or by any Governmental Authority having jurisdiction over an Obligor or its Subsidiaries, seeking to establish the invalidity or unenforceability thereof, or an Obligor or its Subsidiaries shall deny that such ~~Loan Party~~Obligor or its Subsidiaries has any liability or obligation purported to be created under any Loan Document;

(p) Any occurrence of the Other Debt Trigger Date;

(q) Any event of default under or with respect to ~~the Klöckner Indenture Agreement or~~ the Commerzbank Credit Facility Agreement~~, in each case~~ at a time when the aggregate amount outstanding thereunder is $10,000,000 or more, and such default (i) occurs at the final maturity of the obligations thereunder, or (ii) results in a right by such third Person, irrespective of whether exercised, to accelerate the maturity of such Obligor’s or its Subsidiary’s obligations thereunder; or

(r) (i) Any event of default under or with respect to Debt which has been guaranteed by one or more of the Obligors pursuant to one or more Affiliate Guaranties at a time when the aggregate amount of such underlying Debt guaranteed thereby is $50,000,000 or more, and such default results in an acceleration of the maturity of such Debt, or (ii) a demand is made under one or more Affiliate Guaranties at a time when the aggregate amount of such underlying Debt guaranteed thereby is $50,000,000 or more.

11.2. Remedies upon Default

. If an Event of Default described in Section 11.1(j) occurs with respect to any Borrower, then to the extent permitted by Applicable Law, all Obligations (including Secured Bank Product Obligations only to the extent provided in applicable agreements) shall become automatically due and payable and all Commitments shall terminate, without any action by Agent or notice of any kind. In addition, or if any other Event of Default exists, Agent may in its discretion (and shall upon written direction of Required Lenders) do any one or more of the following from time to time:

(a) declare any Obligations (other than Secured Bank Product Obligations) immediately due and payable, whereupon they shall be due and payable without diligence, presentment, demand, protest or notice of any kind, all of which are hereby waived by Borrowers to the fullest extent permitted by law;

(b) terminate, reduce or condition any Commitment or adjust the Borrowing Base;

~~156801973_3~~

160421929_11

(c) require Obligors to Cash Collateralize LC Obligations, Secured Bank Product Obligations and other Obligations that are contingent or not yet due and payable, and if Obligors fail to deposit such Cash Collateral, Agent may (and shall upon the direction of Required Lenders) advance the required Cash Collateral as Loans (whether or not an Overadvance exists or is created thereby, or the conditions in Section 6 are satisfied); and

(d) exercise any other rights or remedies afforded under any agreement, by law, at equity or otherwise, including the rights and remedies of a secured party under the UCC. Such rights and remedies include the rights to (i) take possession of any Collateral; (ii) require Borrowers to assemble Collateral, at Borrowers’ expense, and make it available to Agent at a place designated by Agent; (iii) enter any premises where Collateral is located and store Collateral on such premises until sold (and if the premises are owned or leased by a Borrower, Borrowers agree not to charge for such storage); and (iv) sell or otherwise dispose of any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale, with such notice as may be required by Applicable Law, in lots or in bulk, at such locations, all as Agent, in its discretion, deems advisable. Each Borrower agrees that 10 days’ notice of any proposed sale or other disposition of Collateral by Agent shall be reasonable, and that any sale conducted on the internet or to a licensor of Intellectual Property shall be commercially reasonable. Agent may conduct sales on any Obligor’s premises, without charge, and any sale may be adjourned from time to time in accordance with Applicable Law. Agent shall have the right to sell, lease or otherwise dispose of any Collateral for cash, credit or any combination thereof, and Agent may purchase any Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of the purchase price, may credit bid and set off the amount of such price against the Obligations.

11.3. License

Agent is hereby granted an irrevocable, non‑exclusive license or other right to use, license or sub‑license (without payment of royalty or other compensation to any Person) any or all Intellectual Property of Obligors necessary or useful in advertising for sale, marketing, selling, collecting, completing manufacture of, or otherwise exercising any rights or remedies with respect to, any Collateral, whether now owned or hereafter arising, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof, which Intellectual Property may be used in connection with advertising for sale, marketing, selling, collecting, completing manufacture of, or otherwise exercising any rights or remedies with respect to, any Collateral; provided, that, no sublicense is granted hereunder as to any licensed Intellectual Property, the sublicense of which is prohibited by the terms of the underlying third party license agreement. The use of such license by the Agent shall only be exercised, at the option of the Agent, upon the occurrence and during the continuation of an Event of Default; provided that any license, sublicense or other transaction entered into by the Agent in accordance herewith shall be binding upon the Obligors notwithstanding any subsequent cure of an Event of Default.

11.4. Setoff

At any time during an Event of Default, Agent, Issuing Bank, Lenders, and any of their Affiliates are authorized, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by Agent, Issuing Bank, such Lender or such Affiliate to or for the credit or the account of an Obligor against its Obligations, whether or not Agent, Issuing Bank, such Lender or such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or are owed to

~~156801973_3~~

160421929_11

a branch or office of Agent, Issuing Bank, such Lender or such Affiliate different from the branch or office holding such deposit or obligated on such indebtedness. The rights of Agent, Issuing Bank, each Lender and each such Affiliate under this Section are in addition to other rights and remedies (including other rights of setoff) that such Person may have.

11.5. Remedies Cumulative; No Waiver.

11.5.1. Cumulative Rights. All agreements, warranties, guaranties, indemnities and other undertakings of Obligors under the Loan Documents are cumulative and not in derogation of each other. The rights and remedies of Agent, Issuing Bank and Lenders under the Loan Documents are cumulative, may be exercised at any time and from time to time, concurrently or in any order, and are not exclusive of any other rights or remedies available by agreement, by law, at equity or otherwise. All such rights and remedies shall continue in full force and effect until Full Payment of all Obligations.

11.5.2. Waivers. No waiver or course of dealing shall be established by (a) the failure or delay of Agent, Issuing Bank or any Lender to require strict performance by any Obligor under any Loan Document, or to exercise any rights or remedies with respect to Collateral or otherwise; (b) the making of any Loan or issuance of any Letter of Credit during a Default, Event of Default or other failure to satisfy any conditions precedent; or (c) acceptance by Agent, Issuing Bank or any Lender of any payment or performance by an Obligor under any Loan Documents in a manner other than that specified therein. Any failure to satisfy a financial covenant on a measurement date shall not be cured or remedied by satisfaction of such covenant on a subsequent date.

SECTION 12 AGENT

12.1. Appointment, Authority and Duties of Agent.

12.1.1. Appointment and Authority. Each Secured Party appoints and designates Bank of America as Agent under all Loan Documents. Agent may, and each Secured Party authorizes Agent to, enter into all Loan Documents to which Agent is intended to be a party and accept all Security Documents. Any action taken by Agent in accordance with the provisions of the Loan Documents, and the exercise by Agent of any rights or remedies set forth therein, together with all other powers reasonably incidental thereto, shall be authorized by and binding upon all Secured Parties. Without limiting the generality of the foregoing, Agent shall have the sole and exclusive authority to (a) act as the disbursing and collecting agent for Lenders with respect to all payments and collections arising in connection with the Loan Documents; (b) execute and deliver as Agent each Loan Document, including any intercreditor or subordination agreement, and accept delivery of each Loan Document; (c) act as collateral agent for Secured Parties for purposes of perfecting and administering Liens under the Loan Documents, and for all other purposes stated therein; (d) manage, supervise or otherwise deal with Collateral; and (e) take any Enforcement Action or otherwise exercise any rights or remedies with respect to any Collateral or under any Loan Documents, Applicable Law or otherwise. Agent alone is authorized to determine eligibility and applicable advance rates under the Borrowing Base in accordance with the terms of this Agreement, whether to impose or release any reserve, or whether any conditions to funding or issuance of a Letter of Credit have been satisfied, which determinations and judgments, if exercised in good faith, shall exonerate Agent from liability to any Secured Party or other Person for any error in judgment.

12.1.2. Duties. The title of “Agent” is used solely as a matter of market custom and the duties of Agent are administrative in nature only. Agent has no duties except those expressly set forth in the Loan Documents, and in no event does Agent have any agency, fiduciary or implied duty to or relationship with any Secured Party or other Person by reason of any Loan Document or related

~~156801973_3~~

160421929_11

transaction. The conferral upon Agent of any right shall not imply a duty to exercise such right, unless instructed to do so by Lenders in accordance with this Agreement.

12.1.3. Agent Professionals. Agent may perform its duties through employees and agents. Agent may consult with and employ Agent Professionals, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by an Agent Professional. Agent shall not be responsible for the negligence or misconduct of any agents, employees or Agent Professionals selected by it with reasonable care.

12.1.4. Instructions of Required Lenders. The rights and remedies conferred upon Agent under the Loan Documents may be exercised without the necessity of joining any other party, unless required by Applicable Law. In determining compliance with a condition for any action hereunder, including satisfaction of any condition in Section 6, Agent may presume that the condition is satisfactory to a Secured Party unless Agent has received notice to the contrary from such Secured Party before Agent takes the action. Agent may request instructions from Required Lenders or other Secured Parties with respect to any act (including the failure to act) in connection with any Loan Documents or Collateral, and may seek assurances to its satisfaction from Secured Parties of their indemnification obligations against Claims that could be incurred by Agent. Agent may refrain from any act until it has received such instructions or assurances, and shall not incur liability to any Person by reason of so refraining. Instructions of Required Lenders shall be binding upon all Secured Parties, and no Secured Party shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting pursuant to instructions of Required Lenders. Notwithstanding the foregoing, instructions by and consent of specific parties shall be required to the extent provided in Section 14.1.1. In no event shall Agent be required to take any action that it determines in its discretion is contrary to Applicable Law or any Loan Documents or could subject any Agent Indemnitee to liability.

12.2. Agreements Regarding Collateral and Borrower Materials.

12.2.1. Lien Releases; Care of Collateral. Secured Parties authorize Agent to release any Lien on any Collateral (a) upon Full Payment of the Obligations; (b) that is the subject of a disposition or Lien that Borrowers certify in writing is a Permitted Asset Disposition or a Permitted Lien entitled to priority over Agent’s Liens (and Agent may rely conclusively on such certificate without further inquiry); (c) that does not constitute a material part of the Collateral; or (d) subject to Section 14.1, with the consent of Required Lenders. Secured Parties authorize Agent to subordinate its Liens to any Purchase Money Lien or other Lien entitled to priority hereunder. Agent has no obligation to assure that any Collateral exists or is owned by an Obligor, or is cared for, protected or insured, nor to assure that Agent’s Liens have been properly created, perfected or enforced, or are entitled to any particular priority, nor to exercise any duty of care with respect to any Collateral. To the extent required under the laws of any foreign jurisdiction, each Secured Party hereby grants to Agent any required power of attorney to take any action with respect to Collateral or to execute any Loan Document on the Secured Party’s behalf.

12.2.2. Possession of Collateral. Agent and Secured Parties appoint each Secured Party as agent (for the benefit of Secured Parties) for the purpose of perfecting Liens in Collateral held or controlled by it, to the extent such Liens are perfected by possession or control. If a Secured Party obtains possession or control of any Collateral, it shall notify Agent thereof and, promptly upon Agent’s request, deliver such Collateral to Agent or otherwise deal with it in accordance with Agent’s instructions.

12.2.3. Reports. Agent shall promptly provide to Lenders, when complete, any field examination, audit, appraisal or consultant report prepared for Agent with respect to any Obligor or

~~156801973_3~~

160421929_11

Collateral (“Report”). Reports and other Borrower Materials may be made available to Lenders by posting them on the Platform, but Agent shall not be responsible for system failures or access issues that may occur from time to time. Each Lender agrees (a) that Reports are not intended to be comprehensive audits or examinations, and that Agent or any other Person performing an audit or examination will inspect only limited information and will rely significantly upon Borrowers’ books, records and representations; (b) that Agent makes no representation or warranty as to the accuracy or completeness of any Borrower Materials and shall not be liable for any information contained in or omitted from any Borrower Materials; and (c) to keep all Borrower Materials confidential and strictly for such Lender’s internal use, not to distribute any Report or other Borrower Materials (or contents thereof) to any Person (except to such Lender’s Participants, attorneys and accountants), and to use all Borrower Materials solely for administration of the Obligations. Each Lender shall indemnify and hold harmless Agent and any other Person preparing a Report from any action such Lender may take as a result of or any conclusion it may draw from any Borrower Materials, as well as from any Claims arising as a direct or indirect result of Agent furnishing same to such Lender, via the Platform or otherwise.

12.3. Reliance By Agent

Agent shall be entitled to rely, and shall be fully protected in relying, upon any Communication (including those by telephone, telex, telegram, telecopy, e‑mail or other electronic means) believed by it to be genuine and correct and to have been signed, sent or made by the proper Person. Agent shall have a reasonable and practicable amount of time to act upon any Communication under any Loan Document, and shall not be liable for any delay in acting.

12.4. Action Upon Default

. Agent shall not be deemed to have knowledge of any Default or Event of Default, or of any failure to satisfy any conditions in Section 6, unless it has received written notice from a Borrower or Required Lenders specifying the occurrence and nature thereof. If a Lender acquires knowledge of a Default, Event of Default or failure of such conditions, it shall promptly notify Agent and the other Lenders thereof in writing. Each Secured Party agrees that, except as otherwise provided in any Loan Document or with the written consent of Agent and Required Lenders, it will not take any Enforcement Action, accelerate Obligations (other than Secured Bank Product Obligations) or assert any rights relating to any Collateral.

12.5. Ratable Sharing

If any Lender obtains any payment or reduction of any Obligation, whether through set‑off or otherwise, in excess of its ratable share of such Obligation, such Lender shall forthwith purchase from Secured Parties participations in the affected Obligation as are necessary to share the excess payment or reduction on a Pro Rata basis or in accordance with Section 5.5.2, as applicable. If any of such payment or reduction is thereafter recovered from the purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. Notwithstanding the foregoing, if a Defaulting Lender obtains a payment or reduction of any Obligation, it shall immediately turn over the full amount thereof to Agent for application under Section 4.2.2 and it shall provide a written statement to Agent describing the Obligation affected by such payment or reduction. No Lender shall set off against a Controlled Account without Agent’s prior consent.

12.6. Indemnification

EACH SECURED PARTY SHALL INDEMNIFY AND HOLD HARMLESS AGENT INDEMNITEES AND ISSUING BANK INDEMNITEES, TO THE EXTENT NOT REIMBURSED BY

~~156801973_3~~

160421929_11

OBLIGORS, ON A PRO RATA BASIS, AGAINST ALL CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY SUCH INDEMNITEE, PROVIDED THAT ANY CLAIM AGAINST AN AGENT INDEMNITEE RELATES TO OR ARISES FROM ITS ACTING AS OR FOR AGENT (IN THE CAPACITY OF AGENT). In Agent’s discretion, it may reserve for any Claims made against an Agent Indemnitee or Issuing Bank Indemnitee, and may satisfy any judgment, order or settlement relating thereto, from proceeds of Collateral prior to making any distribution of Collateral proceeds to Secured Parties. If Agent is sued by any receiver, trustee or other Person for any alleged preference or fraudulent transfer, then any monies paid by Agent in settlement or satisfaction of such proceeding, together with all interest, costs and expenses (including attorneys’ fees) incurred in the defense of same, shall be promptly reimbursed to Agent by each Secured Party to the extent of its Pro Rata share.

12.7. Limitation on Responsibilities of Agent

Agent shall not be liable to any Secured Party for any action taken or omitted to be taken under the Loan Documents, except for losses directly and solely caused by Agent’s gross negligence or willful misconduct. Agent does not assume any responsibility for any failure or delay in performance or any breach by any Obligor, Lender or other Secured Party of any obligations under the Loan Documents. Agent does not make any express or implied representation, warranty or guarantee to Secured Parties with respect to any Obligations, Collateral, Liens, Loan Documents or Obligor. No Agent Indemnitee shall be responsible to Secured Parties for any recitals, statements, information, representations or warranties contained in any Loan Documents or Borrower Materials; the execution, validity, genuineness, effectiveness or enforceability of any Loan Documents; the genuineness, enforceability, collectability, value, sufficiency, location or existence of any Collateral, or the validity, extent, perfection or priority of any Lien therein; the validity, enforceability or collectability of any Obligations; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Obligor or Account Debtor. No Agent Indemnitee shall have any obligation to any Secured Party to ascertain or inquire into the existence of any Default or Event of Default, the observance by any Obligor of any terms of the Loan Documents, or the satisfaction of any conditions precedent contained in any Loan Documents.

12.8. Successor Agent and Co‑Agents.

12.8.1. Resignation; Successor Agent. Agent may resign at any time by giving at least 30 days written notice thereof to Lenders and Borrowers. Required Lenders may appoint a successor that is (a) a Lender or Affiliate of a Lender; or (b) a financial institution reasonably acceptable to Required Lenders and (provided no Default or Event of Default exists) Borrowers. If no successor is appointed by the effective date of Agent’s resignation, then on such date, Agent may appoint a successor acceptable to it in its discretion (which shall be a Lender unless no Lender accepts the role) or, in the absence of such appointment, Required Lenders shall automatically assume all rights and duties of Agent. The successor Agent shall thereupon succeed to and become vested with all the powers and duties of the retiring Agent without further act. The retiring Agent shall be discharged from its duties hereunder on the effective date of its resignation, but shall continue to have all rights and protections available to Agent under the Loan Documents with respect to actions, omissions, circumstances or Claims relating to or arising while it was acting or transferring responsibilities as Agent or holding any Collateral on behalf of Secured Parties, including indemnification under Sections 12.6 and 14.2, and all rights and protections under this Section 12. Any successor to Bank of America by merger or acquisition of stock or this loan shall continue to be Agent hereunder without further act on the part of any Secured Party or Obligor.

12.8.2. Co‑Collateral Agent. If appropriate under Applicable Law, Agent may appoint a Person to serve as a co‑collateral agent or separate collateral agent under any Loan Document. Each

~~156801973_3~~

160421929_11

right, remedy and protection intended to be available to Agent under the Loan Documents shall also be vested in such agent. Secured Parties shall execute and deliver any instrument or agreement that Agent may request to effect such appointment. If any such agent shall die, dissolve, become incapable of acting, resign or be removed, then all the rights and remedies of the agent, to the extent permitted by Applicable Law, shall vest in and be exercised by Agent until appointment of a new agent.

12.9. Due Diligence and Non‑Reliance

Each Lender acknowledges and agrees that it has, independently and without reliance upon Agent or any other Lenders, and based upon such documents, information and analyses as it has deemed appropriate, made its own credit analysis of each Obligor and its own decision to enter into this Agreement and to fund Loans and participate in LC Obligations hereunder. Each Secured Party has made such inquiries as it feels necessary concerning the Loan Documents, Collateral and Obligors. Each Secured Party acknowledges and agrees that the other Secured Parties have made no representations or warranties concerning any Obligor, any Collateral or the legality, validity, sufficiency or enforceability of any Loan Documents or Obligations. Each Secured Party will, independently and without reliance upon any other Secured Party, and based upon such financial statements, documents and information as it deems appropriate at the time, continue to make and rely upon its own credit decisions in making Loans and participating in LC Obligations, and in taking or refraining from any action under any Loan Documents. Except for notices, reports and other information expressly requested by a Lender, Agent shall have no duty or responsibility to provide any Secured Party with any notices, reports or certificates furnished to Agent by any Obligor or any credit or other information concerning the affairs, financial condition, business or Properties of any Obligor (or any of its Affiliates) which may come into possession of Agent or its Affiliates. Each Lender represents and warrants that (a) the Loan Documents set forth the terms of a commercial lending facility, and (b) it is engaged in making, acquiring or holding commercial loans in the ordinary course, is sophisticated with respect to making such decisions and holding such loans, and is entering into this Agreement for the purpose of making, acquiring or holding commercial loans and providing other facilities as set forth herein, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument. Each Lender agrees not to assert any claim in contravention of the foregoing.

12.10. Remittance of Payments and Collections.

12.10.1. Remittances Generally. Payments by any Secured Party to Agent shall be made by the time and date provided herein, in immediately available funds. If no time for payment is specified or if payment is due on demand and request for payment is made by Agent by 1:00 p.m. on a Business Day, then payment shall be made by the Secured Party by 3:00 p.m. on such day, and if request is made after 1:00 p.m., then payment shall be made by 11:00 a.m. on the next Business Day. Payment by Agent to any Secured Party shall be made by wire transfer, in the type of funds received by Agent. Any such payment shall be subject to Agent’s right of offset for any amounts due from such payee under the Loan Documents.

12.10.2. Failure to Pay. If any Secured Party fails to deliver when due any amount payable by it to Agent hereunder, such amount shall bear interest, from the due date until paid in full, at the greater of the Federal Funds Rate or the rate determined by Agent as customary for interbank compensation for two Business Days and thereafter at the Default Rate for Base Rate Loans. No Obligor shall be entitled to credit for any interest paid by a Secured Party to Agent nor shall a Defaulting Lender be entitled to interest on amounts held by Agent pursuant to Section 4.2.

12.10.3. Recovery of Erroneous Payments. Without limitation of any other provision herein, if at any time Agent makes a payment hereunder in error to any Secured Party, whether or not in

~~156801973_3~~

160421929_11

respect of an Obligation due and owing by Borrowers at such time, where such payment is a Rescindable Amount, then in any such event each Secured Party receiving a Rescindable Amount severally agrees to repay to Agent forthwith on demand the Rescindable Amount received by such Secured Party in immediately available funds in the currency so received, with interest thereon for each day from and including the date such Rescindable Amount is received by it to but excluding the date of repayment to Agent, at the greater of the Federal Funds Rate and a rate determined by Agent in accordance with banking industry rules on interbank compensation. Each Secured Party irrevocably waives any and all defenses, including any defense of discharge for value (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. Agent shall inform each Secured Party promptly upon determining that any payment made to such Secured Party was comprised, in whole or in part, of a Rescindable Amount.

12.10.4. Distributions. If Agent determines that an amount received by it must be returned or paid to an Obligor or other Person pursuant to Applicable Law or otherwise, then Agent shall not be required to distribute such amount to any Secured Party.

12.11. Individual Capacities

As a Lender, Bank of America shall have the same rights and remedies under the Loan Documents as any other Lender, and the terms “Lenders,” “Required Lenders” or any similar term shall include Bank of America in its capacity as a Lender. Agent, Lenders and their Affiliates may accept deposits from, lend money to, provide Bank Products to, act as financial or other advisor to, and generally engage in any kind of business with, Obligors and their Affiliates, as if they were not Agent or Lenders hereunder, without any duty to account therefor to any Secured Party. In their individual capacities, Agent, Lenders and their Affiliates may receive information regarding Obligors, their Affiliates and their Account Debtors (including information subject to confidentiality obligations), and shall have no obligation to provide such information to any Secured Party.

12.12. Titles

Each Lender, other than Bank of America, that is designated in connection with this credit facility as an “Arranger,” “Bookrunner” or “Agent” of any kind shall have no right or duty under any Loan Documents other than those applicable to all Lenders, and shall in no event have any fiduciary duty to any Secured Party.

12.13. Certain ERISA Matters.

12.13.1. Lender Representations. Each Lender represents and warrants, as of the date it became a Lender party hereto, and covenants, from the date it became a Lender party hereto to the date it ceases being a Lender party hereto, for the benefit of, Agent and not, for the avoidance of doubt, to or for the benefit of Obligors, that at least one of the following is and will be true: (a) Lender is not using “plan assets” (within the meaning of ERISA Section 3(42) or otherwise) of one or more Pension Plans with respect to Lender’s entrance into, participation in, administration of and performance of the Loans, Letters of Credit, Commitments or Loan Documents; (b) the transaction exemption set forth in one or more PTEs, such as PTE 84‑14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95‑60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90‑1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91‑38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96‑23 (a class exemption for certain transactions determined by in‑house asset managers), is applicable with respect to Lender’s entrance into,

~~156801973_3~~

160421929_11

participation in, administration of and performance of the Loans, Letters of Credit, Commitments and Loan Documents; (c) (i) Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84‑14), (ii) such Qualified Professional Asset Manager made the investment decision on behalf of Lender to enter into, participate in, administer and perform the Loans, Letters of Credit, Commitments and Loan Documents, (iii) the entrance into, participation in, administration of and performance of the Loans, Letters of Credit, Commitments and Loan Documents satisfies the requirements of sub‑sections (b) through (g) of Part I of PTE 84‑14, and (iv) to the best knowledge of Lender, the requirements of subsection (a) of Part I of PTE 84‑14 are satisfied with respect to Lender’s entrance into, participation in, administration of and performance of the Loans, Letters of Credit, Commitments and Loan Documents; or (d) such other representation, warranty and covenant as may be agreed in writing between Agent, in its discretion, and Lender.

12.13.2. Further Lender Representation. Unless Section 12.13.1(a) or (d) is true with respect to a Lender, such Lender further represents and warrants, as of the date it became a Lender hereunder, and covenants, from the date it became a Lender to the date it ceases to be a Lender hereunder, for the benefit of, Agent and not, for the avoidance of doubt, to or for the benefit of any Obligor, that Agent is not a fiduciary with respect to the assets of such Lender involved in its entrance into, participation in, administration of and performance of the Loans, Letters of Credit, Commitments and Loan Documents (including in connection with the reservation or exercise of any rights by Agent under any Loan Document).

12.14. Bank Product Providers

Each Secured Bank Product Provider, by delivery of a notice to Agent of a Bank Product, agrees to be bound by the Loan Documents, including Sections 5.5, 12, 14.3.3 and 14.16, and agrees to indemnify and hold harmless Agent Indemnitees, to the extent not reimbursed by Obligors, against all Claims that may be incurred by or asserted against any Agent Indemnitee in connection with such provider’s Secured Bank Product Obligations.

12.15. No Third Party Beneficiaries

This Section 12 is an agreement solely among Secured Parties and Agent, and shall survive Full Payment of the Obligations. This Section 12 does not confer any rights or benefits upon Borrowers or any other Person. As between Borrowers and Agent, any action that Agent may take under any Loan Documents or with respect to any Obligations shall be conclusively presumed to have been authorized and directed by Secured Parties.

12.16. Recovery of Erroneous Payments

Without limitation of any other provision in this Agreement, if at any time Agent makes a payment hereunder in error to any Lender or any Issuing Bank (each a “Credit Party~~"~~”), whether or not in respect of an Obligation due and owing by any ~~Loan Party~~Obligor at such time, where such payment is a Rescindable Amount, then in any such event, each Credit Party receiving a Rescindable Amount severally agrees to repay to Agent forthwith on demand the Rescindable Amount received by such Credit Party in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to Agent, at the greater of the Federal Funds Rate and a rate determined by Agent in accordance with banking industry rules on interbank compensation. Each Credit Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. Agent shall inform each Credit Party promptly upon

~~156801973_3~~

160421929_11

determining that any payment made to such Credit Party comprised, in whole or in part, a Rescindable Amount.

SECTION 13 BENEFIT OF AGREEMENT; ASSIGNMENTS

13.1. Successors and Assigns

This Agreement shall be binding upon and inure to the benefit of Borrowers, Agent, Lenders, Secured Parties, and their respective successors and assigns, except that (a) no Obligor may assign or delegate its rights or obligations under any Loan Documents; and (b) any assignment by a Lender must be made in compliance with Section 13.3. Agent may treat the Person which made any Loan as the owner thereof for all purposes until such Person makes an assignment in accordance with Section 13.3. Any authorization or consent of a Lender shall be conclusive and binding on any subsequent transferee or assignee of such Lender.

13.2. Participations.

13.2.1. Permitted Participants; Effect. Subject to Section 13.3.3, any Lender may sell to a financial institution (“Participant”) a participating interest in the rights and obligations of such Lender under any Loan Documents. Despite any sale by a Lender of participating interests to a Participant, such Lender’s obligations under the Loan Documents shall remain unchanged, it shall remain solely responsible to the other parties hereto for performance of such obligations, it shall remain the holder of its Loans and Commitments for all purposes, all amounts payable by Borrowers shall be determined as if it had not sold such participating interests, and Borrowers and Agent shall continue to deal solely and directly with such Lender in connection with the Loan Documents. Each Lender shall be solely responsible for notifying its Participants of any matters under the Loan Documents, and Agent and the other Lenders shall not have any obligation or liability to any such Participant. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 5.8 unless Borrowers agree otherwise in writing.

13.2.2. Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, waiver or other modification of a Loan Document other than that which forgives principal, interest or fees, reduces the stated interest rate or fees payable with respect to any Loan or Commitment in which such Participant has an interest, postpones the Termination Date or any date fixed for any regularly scheduled payment of principal, interest or fees on such Loan or Commitment, or releases any Borrower, Guarantor or substantially all Collateral.

13.2.3. Participant Register. Each Lender that sells a participation shall, acting as a non‑fiduciary agent of Borrowers (solely for tax purposes), maintain a register in which it enters the Participant’s name, address and interest in Commitments, Loans (and stated interest) and LC Obligations. Entries in the register shall be conclusive, absent manifest error, and such Lender shall treat each Person recorded in the register as the owner of the participation for all purposes, notwithstanding any notice to the contrary. No Lender shall have an obligation to disclose any information in such register except to the extent necessary to establish that a Participant’s interest is in registered form under the Code and regulations promulgated thereunder.

13.2.4. Benefit of Setoff. Each Participant shall have a right of set‑off in respect of its participating interest to the same extent as if such interest were owing directly to a Lender, and each Lender shall also retain the right of set‑off with respect to any participating interests sold by it. By exercising any right of set‑off, a Participant agrees to share with Lenders all amounts received through its set‑off, in accordance with Section 12.5 as if such Participant were a Lender.

~~156801973_3~~

160421929_11

13.3. Assignments.

13.3.1. ~~.~~ A Lender may assign to an Eligible Assignee any of its rights and obligations under the Loan Documents, as long as (a) each assignment is of a constant, and not a varying, percentage of the transferor Lender’s rights and obligations under the Loan Documents and, in the case of a partial assignment, is in a minimum principal amount of $10,000,000 (unless otherwise agreed by Agent in its discretion) and integral multiples of $1,000,000 in excess of that amount; (b) except in the case of an assignment in whole of a Lender’s rights and obligations, the aggregate amount of the Commitments retained by the transferor Lender is at least $10,000,000 (unless otherwise agreed by Agent in its discretion); and (c) the parties to each such assignment shall execute and deliver an Assignment to Agent for acceptance and recording. Nothing herein shall limit the right of a Lender to pledge or assign any rights under the Loan Documents to secure obligations of such Lender, including a pledge or assignment to a Federal Reserve Bank; provided, that no such pledge or assignment shall release the Lender from its obligations hereunder nor substitute the pledgee or assignee for such Lender as a party hereto.

13.3.2. Effect; Effective Date. Upon delivery to Agent of a fully executed and completed Assignment accompanied by a processing fee of $3,500 (unless otherwise agreed by Agent in its discretion), the assignment specified therein shall be effective as provided in the Assignment as long as it complies with this Section 13.3. From such effective date, the Eligible Assignee shall for all purposes be a Lender under the Loan Documents, and shall have all rights and obligations of a Lender thereunder. Upon consummation of an assignment, the transferor Lender, Agent and Borrowers shall make appropriate arrangements for issuance of replacement and/or new notes, if applicable. The transferee Lender shall comply with Section 5.9 and deliver, upon request, an administrative questionnaire reasonably satisfactory to Agent.

13.3.3. Certain Assignees. No assignment or participation may be made to a Borrower, Affiliate of a Borrower, Defaulting Lender or natural person. Agent shall have no obligation to determine whether any assignment is permitted under the Loan Documents. Any assignment by a Defaulting Lender must be accompanied by satisfaction of its outstanding obligations under the Loan Documents in a manner satisfactory to Agent, including payment by the Defaulting Lender or Eligible Assignee of an amount sufficient upon distribution (through direct payment, purchases of participations or other methods acceptable to Agent in its discretion) to satisfy all funding and payment liabilities of the Defaulting Lender. If any assignment by a Defaulting Lender (by operation of law or otherwise) does not comply with the foregoing, the assignee shall be deemed a Defaulting Lender for all purposes until compliance occurs.

13.3.4. Register. Agent, acting as a non‑fiduciary agent of Borrowers (solely for tax purposes), shall maintain (a) a copy (or electronic equivalent) of each Assignment ~~and Acceptance~~ delivered to it, and (b) a register for recordation of the names, addresses and Commitments of, and the Loans, interest and LC Obligations owing to, each Lender. Entries in the register shall be conclusive, absent manifest error, and Borrowers, Agent and Lenders shall treat each Person recorded in such register as a Lender for all purposes under the Loan Documents, notwithstanding any notice to the contrary. Agent may choose to show only one Borrower as the borrower in the register, without any effect on the liability of any Obligor with respect to the Obligations. The register shall be available for inspection by Borrowers or any Lender, from time to time upon reasonable notice.

13.4. Replacement of Certain Lenders

If a Lender (a) within the last 120 days failed to give its consent to any amendment, waiver or action for which consent of all Lenders was required and Required Lenders consented, (b) is a Defaulting Lender, or (c) within the last 120 days gave a notice under Section 3.5 or requested payment or

~~156801973_3~~

160421929_11

compensation under Section 3.7 or Section 5.8 (and has not designated a different Lending Office pursuant to Section 3.8), then Agent or Borrower Agent may, upon 10 days’ notice to such Lender, require it to assign its rights and obligations under the Loan Documents to Eligible Assignee(s), pursuant to appropriate Assignment(s), within 20 days after the notice. Agent is irrevocably appointed as attorney‑in‑fact to execute any such Assignment if the Lender fails to execute it. Such Lender shall be entitled to receive, in cash, concurrently with such assignment, all amounts owed to it under the Loan Documents through the date of assignment.

SECTION 14 CONTINUING GUARANTY

14.1. Guaranty

Each Guarantor hereby absolutely and unconditionally, jointly and severally guarantees, as primary obligor and as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of any and all Obligations (for each Guarantor, subject to the proviso in this sentence, its “Guaranteed Obligations”); provided, that (a) the Guaranteed Obligations of a Guarantor shall exclude any Excluded Swap Obligations with respect to such Guarantor and (b) the liability of each Guarantor individually with respect to this Guaranty shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the Bankruptcy Code or any comparable provisions of any applicable state law or other Applicable Law. Agent’s books and records showing the amount of the Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon each Guarantor, and conclusive for the purpose of establishing the amount of the Obligations. This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations or any instrument or agreement evidencing any Obligations, or by the existence, validity, enforceability, perfection, non‑perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Obligations which might otherwise constitute a defense to the obligations of the Guarantors, or any of them, under this Guaranty, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing.

14.2. Rights of Lenders

Each Guarantor consents and agrees that the Secured Parties may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guaranty or any Obligations; (c) apply such security and direct the order or manner of sale thereof as the Agent, the Issuing Bank and the Lenders in their sole discretion may determine; and (d) release or substitute one or more of any endorsers or other guarantors of any of the Obligations. Without limiting the generality of the foregoing, each Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of such Guarantor under this Guaranty or which, but for this provision, might operate as a discharge of such Guarantor.

14.3. Certain Waivers

Each Guarantor waives (a) any defense arising by reason of any disability or other defense of the Borrowers or any other guarantor, or the cessation from any cause whatsoever (including any act or omission of any Secured Party) of the liability of the Borrowers or any other ~~Loan Party~~Obligor; (b) any defense based on any claim that such Guarantor’s obligations exceed or are more burdensome than those

~~156801973_3~~

160421929_11

of the Borrowers or any other ~~Loan Party~~Obligor; (c) the benefit of any statute of limitations affecting any Guarantor’s liability hereunder; (d) any right to proceed against the Borrowers or any other ~~Loan Party~~Obligor, proceed against or exhaust any security for the Obligations, or pursue any other remedy in the power of any Secured Party whatsoever; (e) any benefit of and any right to participate in any security now or hereafter held by any Secured Party; and (f) to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by Applicable Law limiting the liability of or exonerating guarantors or sureties. Each Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Obligations. Each Guarantor waives any rights and defenses that are or may become available to it by reason of §§ 2787 to 2855, inclusive, and §§ 2899 and 3433 of the California Civil Code.

14.4. Obligations Independent

The obligations of each Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Obligations and the obligations of any other guarantor, and a separate action may be brought against each Guarantor to enforce this Guaranty whether or not the Borrowers or any other person or entity is joined as a party.

14.5. Subrogation

No Guarantor shall exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty until all of the Obligations and any amounts payable under this Guaranty have been indefeasibly paid and performed in full and the Commitments are terminated. If any amounts are paid to a Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Secured Parties to reduce the amount of the Obligations, whether matured or unmatured.

14.6. Termination; Reinstatement

This Guaranty is a continuing and irrevocable guaranty of all Obligations now or hereafter existing and shall remain in full force and effect Full Payment or, with respect to any Guarantor, such Guarantor is sold (or becomes an Excluded Subsidiary) pursuant to a transaction permitted hereunder. Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of the Borrower or a Guarantor is made, or any of the Secured Parties exercises its right of setoff, in respect of the Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any of the Secured Parties in their discretion) to be repaid to a trustee, receiver or any other party, in connection with any ~~proceeding under any Debtor Relief Laws~~Insolvency Proceeding or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Secured Parties are in possession of or have released this Guaranty and regardless of any prior revocation, rescission, termination or reduction. The obligations of each Guarantor under this paragraph shall survive termination of this Guaranty.

14.7. Stay of Acceleration

~~156801973_3~~

160421929_11

If acceleration of the time for payment of any of the Obligations is stayed~~,~~ in connection with any ~~case commenced by or against a Guarantor or the Borrower under any Debtor Relief Laws~~Insolvency Proceeding, or otherwise, all such amounts shall nonetheless be payable by each Guarantor, jointly and severally, immediately upon demand by the Secured Parties.

14.8. Condition of Borrower

Each Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from the Borrowers and any other guarantor such information concerning the financial condition, business and operations of the Borrower and any such other guarantor as such Guarantor requires, and that none of the Secured Parties has any duty, and such Guarantor is not relying on the Secured Parties at any time, to disclose to it any information relating to the business, operations or financial condition of the Borrowers or any other guarantor (each Guarantor waiving any duty on the part of the Secured Parties to disclose such information and any defense relating to the failure to provide the same).

14.9. Appointment of Borrower Agent

Each of the Guarantors hereby appoints the Borrower Agent to act as its agent for all purposes of this Agreement, the other Loan Documents and all other documents and electronic platforms entered into in connection herewith and agrees that (a) the Borrower Agent may execute such documents and provide such authorizations on behalf of such ~~Loan Parties~~Obligors as the Borrower Agent deems appropriate in its sole discretion and each ~~Loan Party~~Obligor shall be obligated by all of the terms of any such document and/or authorization executed on its behalf, (b) any notice or communication delivered by the Agent, Issuing Bank or a Lender to the Borrower Agent shall be deemed delivered to each ~~Loan Party~~Obligor and (c) the Agent, Issuing Bank or the Lenders may accept, and be permitted to rely on, any document, authorization, instrument or agreement executed by the Borrower Agent on behalf of each of the ~~Loan Parties~~Obligors.

14.10. Right of Contribution

The Guarantors agree among themselves that, in connection with payments made hereunder, each Guarantor shall have contribution rights against the other Guarantors as permitted under Applicable Law.

14.11. Keepwell

Each ~~Loan Party~~Obligor that is a Qualified ECP at the time the Guaranty or the grant of a Lien under the Loan Documents, in each case, by any Specified ~~Loan Party~~Obligor becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Obligor with respect to such Swap Obligation as may be needed by such Specified Obligor from time to time to honor all of its obligations under the Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP’s obligations and undertakings under this Section 14 voidable under Applicable Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified ECP under this Section shall remain in full force and effect until the Obligations have been indefeasibly paid and performed in full. Each ~~Loan Party~~Obligor intends this Section to constitute, and this Section shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Obligor for all purposes of the Commodity Exchange Act.

~~156801973_3~~

160421929_11

14.12. Additional Guarantor Waivers and Agreements.

(a) Each Guarantor understands and acknowledges that if the Secured Parties foreclose judicially or nonjudicially against any real property security for the Obligations, that foreclosure could impair or destroy any ability that such Guarantor may have to seek reimbursement, contribution, or indemnification from the Borrowers or others based on any right such Guarantor may have of subrogation, reimbursement, contribution, or indemnification for any amounts paid by such Guarantor under this Guaranty. By executing this Guaranty, each Guarantor freely, irrevocably, and unconditionally: (i) agrees that it will be fully liable under this Guaranty even though the Secured Parties may foreclose, either by judicial foreclosure or by exercise of power of sale, any deed of trust securing the Obligations; (ii) agrees that it will not assert that defense in any action or proceeding which the Secured Parties may commence to enforce this Guaranty; and (iii) acknowledges and agrees that the Secured Parties are relying on this waiver in creating the Obligations, and that this waiver is a material part of the consideration which the Secured Parties are receiving for creating the Obligations.

(b) Each Guarantor waives all rights and defenses that it may have because any of the Obligations is secured by real property. This means, among other things: (i) the Secured Parties may collect from any Guarantor without first foreclosing on any real or personal property collateral pledged by the other ~~Loan Parties~~Obligors; and (ii) if the Secured Parties foreclose on any real property collateral pledged by the other ~~Loan Parties~~Obligors: (A) the amount of the Obligations may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (B) the Secured Parties may collect from any Guarantor even if the Secured Parties, by foreclosing on the real property collateral, have destroyed any right such Guarantor may have to collect from the Borrowers.

SECTION 15 MISCELLANEOUS

15.1. Consents, Amendments and Waivers.

15.1.1. Amendment. No modification of any Loan Document, including any amendment, supplement or extension of a Loan Document or waiver of a Default or Event of Default, shall be effective without the prior written agreement of Agent (with the consent of Required Lenders) and each Obligor party to such Loan Document; provided, that

(a) without the prior written consent of Agent, no modification shall alter any provision in a Loan Document that relates to any rights, duties or discretion of Agent;

(b) without the prior written consent of Issuing Bank, no modification shall alter Section 2.2 or any other provision in a Loan Document that relates to Letters of Credit or any rights, duties or discretion of Issuing Bank;

(c) without the prior written consent of each affected Lender, including a Defaulting Lender, no modification shall (i) increase the Commitment of such Lender; (ii) reduce the amount of, or waive or delay payment of, any principal, interest or fees payable to such Lender (except as provided in Section 4.2) (provided, however, that none of the following will constitute a reduction, delay or postponement of any date scheduled for, or a reduction in the amount of, any payment of principal, interest, fees or premiums: (A) the waiver of (or amendment to the terms of) any mandatory prepayment of the Loans, (B) the waiver of any Default or Event of Default, ~~or~~ (C) any change to the definition of “Excess Availability” or in the component definitions thereof or (D) any change to the definition of “Specified Availability” or in the component definitions thereof); (iii) extend the Termination Date

~~156801973_3~~

160421929_11

applicable to such Lender’s Obligations; (iv) change Section 5.5.5. or any other provision hereof in a manner that alters any pro rata sharing of payments or ratable reduction of Commitments; or (v) amend this clause (c);

(d) without the prior written consent of all Lenders (except any Defaulting Lender), no modification shall (i) alter Section 5.5.2, 7.1 (except to add Collateral) or 15.1.1; (ii) amend the definition of Borrowing Base, Accounts Formula Amount or Inventory Formula Amount (or any defined term used in such definitions) if the effect of such amendment is to increase borrowing availability, Pro Rata or Required Lenders; (iii) release all or substantially all Collateral; (iv) except in connection with a merger, disposition or similar transaction expressly permitted hereby, release any Obligor from liability for any Obligations or (v) change any Loan Document provision requiring consent or action by all Lenders;

(e) without the prior written consent of a Secured Bank Product Provider, no modification shall affect its relative payment priority under Section 5.5.2;

(f) if Real Estate secures any Obligations, no modification of a Loan Document shall add, increase, renew or extend any credit line hereunder until the completion of flood diligence and documentation as required by Flood Laws or as otherwise satisfactory to all Lenders; and

(g) except as expressly permitted by this Agreement, (i) subordinate, or have the effect of subordinating, the Obligations hereunder to any other ~~Indebtedness~~Debt or other obligation or (ii) subordinate, or have the effect of subordinating, the Liens securing the Obligations to Liens securing any other ~~Indebtedness~~Debt or other obligation, without the prior written consent of each Lender directly affected thereby.

15.1.2. Limitations. Notwithstanding anything in any Loan Document to the contrary, Conforming Changes with respect to SOFR, Term SOFR or any Successor Rate may be made in accordance with Section 3.6. The agreement of Borrowers shall not be required for any modification of a Loan Document that deals solely with the rights and duties of Lenders, Agent and/or Issuing Bank as among themselves. Only the consent of the parties to any agreement relating to fees or a Bank Product shall be required for modification of such agreement, and no Bank Product provider (in such capacity) shall have any right to consent to modification of any Loan Document. Any waiver or consent granted by Agent, Issuing Bank or Lenders hereunder shall be effective only if in writing and only for the matter specified.

15.1.3. Payment for Consents. No Obligor will, directly or indirectly, pay any remuneration or other thing of value, whether by way of additional interest, fee or otherwise, to any Lender (in its capacity as a Lender hereunder) as consideration for agreement by such Lender with any modification of any Loan Documents, unless such remuneration or value is concurrently paid, on the same terms, on a Pro Rata basis to all Lenders providing their consent.

15.1.4. Corrections. If Agent and Borrower Agent identify an ambiguity, omission, mistake, typographical error or other defect in any provision, schedule or exhibit of a Loan Document, they may amend, supplement or otherwise modify the Loan Document to cure it, and the modification shall be effective without action or consent by any other party to this Agreement.

15.1.5. Sustainability Adjustments. After the Fourth Amendment Effective Date, the Borrower Agent, in consultation with the Sustainability Coordinator, shall be entitled to establish specified Key Performance Indicators (“KPI’s”) with respect to certain Environmental, Social and Governance (“ESG”) targets of Klöckner USA and its Subsidiaries. The Sustainability Coordinator, the

~~156801973_3~~

160421929_11

Required Lenders and the Borrower Agent may amend this Agreement (such amendment, the “ESG Amendment”) solely for the purpose of incorporating the KPI’s and other related provisions (the “ESG Pricing Provisions”) into this Agreement. Upon effectiveness of any such ESG Amendment, based on Klöckner USA’s and its Subsidiaries’ performance against the KPI’s, certain adjustments (increase, decrease or no adjustment) to the otherwise applicable Applicable Margin for Base Rate Loans, and Applicable Margin for Term SOFR Loans will be made; provided that the amount of such adjustments shall not exceed a 0.05% increase and/or a 0.05% decrease in the otherwise applicable Applicable Margin for Term SOFR Loans, in each case, determined based upon the applicable rating on the effective date of the ESG Amendment, and the adjustments to the Applicable Margin for Base Rate Loans shall be the same amount, in basis points, as the adjustments to the Applicable Margin for Term SOFR Loans. The pricing adjustments pursuant to the KPI’s will require, among other things, reporting and validation of the measurement of the KPI’s in a manner that is aligned with the Sustainability Linked Loan Principles and is to be agreed between the Borrower Agent and the Sustainability Coordinator (each acting reasonably). Following the effectiveness of the ESG Amendment, any modification to the ESG Pricing Provisions which does not have the effect of reducing the Applicable Margin for Base Rate Loans or Applicable Margin for Term SOFR Loans to a level not otherwise permitted by this paragraph shall be subject only to the consent of the Required Lenders. The Sustainability Coordinator will (i) assist the Borrower Agent in determining the ESG Pricing Provisions in connection with the ESG Amendment and (ii) assist the Borrower Agent in preparing informational materials focused on ESG to be used in connection with the ESG Amendment.

15.2. Indemnity

EACH OBLIGOR SHALL INDEMNIFY AND HOLD HARMLESS THE INDEMNITEES AGAINST ANY CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE, INCLUDING CLAIMS ASSERTED BY ANY OBLIGOR OR OTHER PERSON OR ARISING FROM THE NEGLIGENCE OF AN INDEMNITEE; provided, however, that Borrowers shall not be liable for (a) disputes solely between or among the Lenders, or (b) disputes solely between or among the Lenders and their respective Affiliates; it being understood and agreed that this indemnification shall extend to Agent (but not the Lenders) relative to disputes between or among Agent on the one hand, and one or more Lenders, or one or more of their Affiliates, on the other hand, or (c) any Taxes or any costs attributable to Taxes, which shall governed by Section 5.8). In no event shall any party to a Loan Document have any obligation thereunder to indemnify or hold harmless an Indemnitee with respect to a Claim that is determined in a final, non‑appealable judgment by a court of competent jurisdiction to result from the gross negligence or willful misconduct of such Indemnitee.

15.3. Notices and Communications.

15.3.1. Notice Address. Subject to Section 15.3.2, all Communications by or to a party hereto shall be in writing and shall be given to any Borrower, at Borrower Agent’s address shown on the signature pages hereof, and to any other Person at its address shown on the signature pages hereof (or, in the case of a Person who becomes a Lender after the Closing Date, at the address shown on its Assignment), or at such other address as a party may hereafter specify by notice in accordance with this Section 15.3. In addition, a Communication from Agent to Lenders may, to the extent permitted by law, be delivered electronically (i) by transmitting the Communication to the electronic address specified to Agent in writing by the applicable Lender from time to time, or (ii) by posting the Communication on a website and sending the Lender notice (electronically or otherwise) that the Communication has been posted and providing instructions (at such time or prior to delivery of such Communication) for viewing it. Each Communication shall be effective only (a) if given by facsimile transmission, when transmitted to the applicable facsimile number, if confirmation of receipt is received; (b) if given by mail, three

~~156801973_3~~

160421929_11

Business Days after deposit in the U.S. mail, with first‑class postage pre‑paid, addressed to the applicable address; (c) if given by personal delivery, when duly delivered to the notice address with receipt acknowledged; or (d) if provided electronically by Agent to Lenders, when the Communication (or notice advising of its posting to a website) is sent to the Lender's electronic address. Notwithstanding the foregoing, no notice to Agent pursuant to Section 2.1.4, 2.2, 3.1.2 or 4.1.1 shall be effective until actually received by the individual to whose attention at Agent such notice is required to be sent. Any written Communication not sent in conformity with the foregoing provisions shall nevertheless be effective on the date actually received by the noticed party. Any notice received by Borrower Agent shall be deemed received by all Borrowers.

15.3.2. Communications. Electronic and telephonic Communications (including e‑mail, messaging, voice mail and websites) may be used only in a manner acceptable to Agent. Agent makes no assurance as to the privacy or security of electronic or telephonic Communications. E‑mail and voice mail shall not be effective notices under the Loan Documents.

15.3.3. Platform. Borrower Materials shall be delivered pursuant to procedures approved by Agent, including electronic delivery (if requested by Agent) to an electronic system maintained by it (“Platform”). Borrowers shall notify Agent of each posting of Borrower Materials on the Platform and the materials shall be deemed received by Agent only upon its receipt of such notice. Communications and other information relating to this credit facility may be made available to Secured Parties on the Platform. The Platform is provided “as is” and “as available.” Agent does not warrant the accuracy or completeness of any information on the Platform nor the adequacy or functioning of the Platform, and expressly disclaims liability for any errors or omissions in the Borrower Materials or any issues involving the Platform. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON‑INFRINGEMENT OF THIRD PARTY RIGHTS, OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY AGENT WITH RESPECT TO BORROWER MATERIALS OR THE PLATFORM. No Agent Indemnitee shall have any liability to Obligors, Secured Parties or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) relating to use by any Person of the Platform, including any unintended recipient, nor for delivery of Borrower Materials and other information via the Platform, internet, e‑mail, or any other electronic platform or messaging system. Agent may, but is not obligated to, make Communications available to Lenders by posting them on IntraLinksTM, DebtDomain, SyndTrak, ClearPar or other electronic platform.

15.3.4. Public Information. Obligors and Secured Parties acknowledge that “public” information may not be segregated from material non‑public information on the Platform. Secured Parties acknowledge that Borrower Materials may include Obligors’ material non‑public information, and should not be made available to personnel who do not wish to receive such information or may be engaged in trading, investment or other market‑related activities with respect to an Obligor’s securities.

15.3.5. Non‑Conforming Communications. Agent and Lenders may rely on any Communication purportedly given by or on behalf of an Obligor even if it is not made in a manner specified herein, incomplete or not confirmed, or if the terms thereof, as understood by the recipient, varied from an earlier Communication or later confirmation. Each Borrower shall indemnify and hold harmless each Indemnitee from any liabilities, losses, costs and expenses arising from any Communication purportedly given by or on behalf of any Obligor.

15.3.6. Reliance on Communications. No Secured Party shall be responsible for or have any duty to ascertain or inquire into the sufficiency, validity, enforceability, effectiveness or

~~156801973_3~~

160421929_11

genuineness of any Loan Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with an Electronic Signature transmitted by telecopy, emailed .pdf or other electronic means). Secured Parties may rely on, and shall incur no liability under or in respect of any Loan Document by acting on, any Communication (which may be a fax, electronic message, internet or intranet website posting, or other distribution, or signed by an Electronic Signature) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof). Agent shall be entitled to rely on the e‑mail addresses and telephone numbers provided by Obligors, Lenders and their authorized representatives. Each Obligor hereby waives (a) any argument, defense or right to contest the legal effect, validity or enforceability of any Loan Document or other Communication based solely on the lack of a paper original copy thereof, and (b) waives any claim against any Indemnitee for liabilities arising from its reliance on or use of Electronic Signatures, including liabilities relating to an Obligor's failure to use a security measure in connection with execution, delivery or transmission of an Electronic Signature.

15.4. Performance of Borrowers’ Obligations

Agent may, in its discretion at any time and from time to time, at Borrowers’ expense, pay any amount or do any act required of a Borrower under any Loan Documents or otherwise lawfully requested by Agent to (a) enforce any Loan Documents or collect any Obligations; (b) protect, insure, maintain or realize upon any Collateral; or (c) defend or maintain the validity or priority of Agent’s Liens in any Collateral, including any payment of a judgment, insurance premium, warehouse charge, finishing or processing charge, or landlord claim, or any discharge of a Lien. All payments, costs and expenses (including Extraordinary Expenses) of Agent under this Section shall be reimbursed to Agent by Borrowers, on demand, with interest from the date incurred until paid in full, at the Default Rate applicable to Base Rate Loans. Any payment made or action taken by Agent under this Section shall be without prejudice to any right to assert an Event of Default or to exercise any other rights or remedies under the Loan Documents.

15.5. Credit Inquiries

Agent and Lenders may (but shall have no obligation) to respond to usual and customary credit inquiries from third parties concerning any Obligor or Subsidiary.

15.6. Severability

Wherever possible, each provision of the Loan Documents shall be interpreted in such manner as to be valid under Applicable Law. If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of the Loan Documents shall remain in full force and effect.

15.7. Cumulative Effect; Conflict of Terms

The provisions of the Loan Documents are cumulative. The parties acknowledge that the Loan Documents may use several limitations or measurements to regulate similar matters, and they agree that these are cumulative and that each must be performed as provided. Except as otherwise provided in another Loan Document (by specific reference to the applicable provision of this Agreement), if any provision contained herein is in direct conflict with any provision in another Loan Document, the provision herein shall govern and control.

15.8. Execution; Electronic Records

~~156801973_3~~

160421929_11

Any Loan Document, including any required to be in writing, may (if agreed to by Agent) be in the form of an Electronic Record and may be executed using Electronic Signatures. An Electronic Signature on or associated with any Communication shall be valid and binding on each Obligor and other party thereto to the same extent as a manual, original signature, and any Communication entered into by Electronic Signature shall constitute the legal, valid and binding obligation of each party, enforceable to the same extent as if a manually executed original signature were delivered. A Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. The parties may use or accept manually signed paper Communications converted into electronic form (such as scanned into pdf), or electronically signed Communications converted into other formats, for transmission, delivery and/or retention. Agent and Lenders may, at their option, create one or more copies of a Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of the Person’s business, and may destroy the original paper document. Any Communication in the form or format of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything herein, (a) Agent is under no obligation to accept an Electronic Signature in any form unless expressly agreed by it pursuant to procedures approved by it; (b) each Secured Party shall be entitled to rely on any Electronic Signature purportedly given by or on behalf of an Obligor without further verification and regardless of the appearance or form of such Electronic Signature; and (c) upon request by Agent, any Loan Document using an Electronic Signature shall be promptly followed by a manually executed original counterpart.

15.9. Entire Agreement

Time is of the essence with respect to all Loan Documents and Obligations. The Loan Documents constitute the entire agreement, and supersede all prior understandings and agreements, among the parties relating to the subject matter thereof.

15.10. Relationship with Lenders

The obligations of each Lender hereunder are several, and no Lender shall be responsible for the obligations or Commitments of any other Lender. Amounts payable hereunder to each Lender shall be a separate and independent debt. It shall not be necessary for Agent or any other Lender to be joined as an additional party in any proceeding for such purposes. Nothing in this Agreement and no action of Agent, Lenders or any other Secured Party pursuant to the Loan Documents or otherwise shall be deemed to constitute Agent and any Secured Party to be a partnership, joint venture or similar arrangement, nor to constitute control of any Obligor.

15.11. No Advisory or Fiduciary Responsibility

In connection with all aspects of each transaction contemplated by any Loan Document, Borrowers acknowledge and agree that (a)(i) this credit facility and any arranging or other services by Agent, any Lender, any of their Affiliates or any arranger are arm’s‑length commercial transactions between Borrowers and their Affiliates, on one hand, and Agent, any Lender, any of their Affiliates or any arranger, on the other hand; (ii) Borrowers have consulted their own legal, accounting, regulatory, tax and other advisors to the extent they have deemed appropriate; and (iii) Borrowers are capable of evaluating, and understand and accept, the terms, risks and conditions of the transactions contemplated by the Loan Documents; (b) each of Agent, Lenders, their Affiliates and any arranger is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for Borrowers, their Affiliates or any other Person, and has no obligation with respect to the transactions contemplated by the Loan Documents

~~156801973_3~~

160421929_11

except as expressly set forth therein; and (c) Agent, Lenders, their Affiliates and any arranger may be engaged in a broad range of transactions that involve interests that differ from those of Borrowers and their Affiliates, and have no obligation to disclose any of such interests to Borrowers or their Affiliates. To the fullest extent permitted by Applicable Law, each Borrower hereby waives and releases any claims that it may have against Agent, Lenders, their Affiliates and any arranger with respect to any breach of agency or fiduciary duty in connection with any transaction contemplated by a Loan Document.

15.12. Confidentiality

Each of Agent, Lenders and Issuing Bank shall maintain the confidentiality of all Information (as defined below), except that Information may be disclosed (a) to its Affiliates, and to its and their partners, directors, officers, employees, agents, auditors, advisors, attorneys, consultants, service providers and other representatives (provided they are informed of the confidential nature of the Information and instructed to keep it confidential); (b) to the extent requested by any governmental, regulatory or self‑regulatory authority purporting to have jurisdiction over it or its Affiliates; (c) to the extent required by Applicable Law or by any subpoena or other legal process; (d) to any other party hereto; (e) in connection with any action or proceeding relating to any Loan Documents or Obligations; (f) subject to an agreement containing provisions substantially the same as this Section, to any Transferee or any actual or prospective party (or its advisors) to any Bank Product or to any swap, derivative or other transaction under which payments are to be made by reference to an Obligor or Obligor’s obligations; (g) to the extent such Information is (i) publicly available other than as a result of a breach of this Section, (ii) available to Agent, any Lender, Issuing Bank or any of their Affiliates on a nonconfidential basis from a source other than Borrowers, or (iii) independently discovered or developed by a party hereto without utilizing any Information or violating this Section; (h) on a confidential basis to a provider of a Platform; or (i) with the consent of Borrower Agent. Borrowers consent to the publication by Agent and Lenders of customary advertising material relating to transactions contemplated hereby, using the names, product photographs, logos or trademarks of Borrowers and Subsidiaries. Agent and Lenders may disclose information regarding this Agreement and the credit facility hereunder to market data collectors, similar service providers to the lending industry, and service providers to Agent and Lenders in connection with the Loan Documents and Commitments. As used herein, “Information” means information received from an Obligor or Subsidiary relating to it or its business. A Person required to maintain confidentiality of Information pursuant to this Section shall be deemed to have complied if it exercises a degree of care similar to that accorded its own confidential information. Each of Agent, Lenders and Issuing Bank acknowledges that (i) Information may include material non‑public information; (ii) it has developed compliance procedures regarding the use of such information; and (iii) it will handle the material non‑public information in accordance with Applicable Law.

15.13. [Reserved]

.

15.14. GOVERNING LAW

UNLESS EXPRESSLY PROVIDED IN ANY LOAN DOCUMENT, THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND ALL CLAIMS SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES EXCEPT FEDERAL LAWS RELATING TO NATIONAL BANKS.

~~156801973_3~~

160421929_11

15.15. Consent to Forum; Bail‑In of EEA Financial Institutions.

15.15.1. Forum. EACH OBLIGOR HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE COURT SITTING IN NEW YORK COUNTY, NEW YORK, OR THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, IN ANY DISPUTE, ACTION, LITIGATION OR OTHER PROCEEDING RELATING IN ANY WAY TO ANY LOAN DOCUMENTS, AND AGREES THAT ANY DISPUTE, ACTION, LITIGATION OR OTHER PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT. EACH OBLIGOR IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL CLAIMS, OBJECTIONS AND DEFENSES THAT IT MAY HAVE REGARDING ANY SUCH COURT’S PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 15.3.1. A final judgment in any proceeding of any such court shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or any other manner provided by Applicable Law.

15.15.2. Other Jurisdictions. Nothing herein shall limit the right of Agent or any Lender to bring proceedings against any Obligor in any other court, nor limit the right of any party to serve process in any other manner permitted by Applicable Law. Nothing in this Agreement shall be deemed to preclude enforcement by Agent of any judgment or order obtained in any forum or jurisdiction.

15.15.3. Acknowledgement and Consent to Bail‑In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among the parties, each party hereto (including each Secured Party) acknowledges that, with respect to any Secured Party that is an Affected Financial Institution, any liability of such Secured Party arising under a Loan Document, to the extent such liability is unsecured, may be subject to the write‑down and conversion powers of the applicable Resolution Authority, and each party hereto agrees and consents to, and acknowledges and agrees to be bound by, (a) the application of any Write‑Down and Conversion Powers by the applicable Resolution Authority to any such liability which may be payable to it by such Secured Party; and (b) the effects of any Bail‑in Action on any such liability, including (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under any Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of any Write‑Down and Conversion Powers.

15.15.4. Judicial Reference. If any action, litigation or proceeding relating to any Obligations or Loan Documents is filed in a court sitting in or applying the laws of California, the court shall, and is hereby directed to, make a general reference pursuant to Cal. Civ. Proc. Code §638 to a referee (who shall be an active or retired judge) to hear and determine all issues in the case (whether fact or law) and to report a statement of decision. Nothing in this Section shall limit any right of Agent or any other Secured Party to exercise self‑help remedies, such as setoff, foreclosure or sale of Collateral, or to obtain provisional or ancillary remedies from a court of competent jurisdiction before, during or after any judicial reference. The exercise of a remedy does not waive the right of any party to require judicial reference. At Agent’s option, foreclosure under a mortgage or deed of trust may be accomplished either by exercise of power of sale thereunder or by judicial foreclosure.

15.16. Acknowledgement Regarding Supported QFCs

~~156801973_3~~

160421929_11

To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd‑Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

15.16.1. Covered Party. If a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regimes if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. If a Covered Party or BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regimes if the Supported QFC and Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

15.16.2. Definitions. As used in this Section, (a) “BHC Act Affiliate” means an “affiliate,” as defined in and interpreted in accordance with 12 U.S.C. §1841(k); (b) “Default Right” has the meaning assigned in and interpreted in accordance with 12 C.F.R. §§252.81, 47.2 or 382.1, as applicable; and (c) “QFC” means a “qualified financial contract,” as defined in and interpreted in accordance with 12 U.S.C. §5390(c)(8)(D).

15.17. Waivers by Obligors

To the fullest extent permitted by Applicable Law, each Obligor waives (a) the right to trial by jury (which each Secured Party hereby also waives) in any proceeding or dispute of any kind relating in any way to any Loan Documents, Obligations or Collateral; (b) presentment, demand, protest, notice of presentment, default, non‑payment, maturity, release, compromise, settlement, extension or renewal of any commercial paper, accounts, documents, instruments, chattel paper and guaranties at any time held by Agent on which an Obligor may in any way be liable, and hereby ratifies anything Agent may do in this regard; (c) notice prior to taking possession or control of any Collateral; (d) any bond or security that might be required by a court prior to allowing Agent to exercise any rights or remedies; (e) the benefit of all valuation, appraisement and exemption laws; (f) any claim against an Indemnitee on any theory of liability, for special, indirect, consequential, exemplary or punitive damages (as opposed to direct or actual damages) in any way relating to any Enforcement Action, Obligations, Loan Documents or transactions relating thereto; and (g) notice of acceptance hereof. Each Obligor acknowledges that the foregoing waivers are a material inducement to Agent, Issuing Bank and Lenders entering into this Agreement and that they are relying upon the foregoing in their dealings with Borrowers. Each Obligor has reviewed the foregoing waivers with its legal counsel and has knowingly and voluntarily waived its

~~156801973_3~~

160421929_11

jury trial and other rights following consultation with legal counsel. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

15.18. Patriot Act Notice

Agent and Lenders hereby notify Obligors that pursuant to the Patriot Act, Agent and Lenders are required to obtain, verify and record information that identifies each Borrower, including its legal name, address, tax ID number and other information that will allow Agent and Lenders to identify it in accordance with the Patriot Act. Agent and Lenders will also require information regarding any personal guarantor and may require information regarding Obligors’ management and owners, such as legal name, address, social security number and date of birth. Obligors shall, promptly upon request, provide all documentation and other information as Agent, Issuing Bank or any Lender may request from time to time for purposes of complying with any “know your customer,” anti‑money laundering or other requirements of Applicable Law, including the Patriot Act and Beneficial Ownership Regulation.

15.19. NO ORAL AGREEMENT

THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES.

[Remainder of page intentionally left blank; signatures begin on following page]

~~156801973_3~~

160421929_11

~~156801973_1~~

160421929_5

Document comparison by Workshare Compare on Thursday, July 14, 2022

11:34:04 AM

Input:
Document 1 ID	iManage://DMSPROXY/Active/160421929/1
Description	#160421929v1<Active> ‑ BofA/Kloeckner ‑ Exhibit A to Fourth Amendment (Amended Loan Agreement)
Document 2 ID	iManage://DMSPROXY/Active/160421929/11
Description	#160421929v11<Active> ‑ BofA/Kloeckner ‑ Exhibit A to Fourth Amendment (Amended Loan Agreement)
Rendering set	Standard

Legend:
Insertion
~~Deletion~~
~~Moved from~~
Moved to
Style change
Format change
~~Moved deletion~~
Inserted cell
Deleted cell
Moved cell
Split/Merged cell
Padding cell

Statistics:
Count
Insertions	349
Deletions	335
Moved from	9
Moved to	9
Style changes	0
Format changes	0
Total changes	702

EXHIBIT B

Schedule 1.1

See attached.

EXHIBIT B

FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

SCHEDULE 1.1

to

Loan and Security Agreement

COMMITMENTS OF LENDERS

Lender	Commitment
Bank of America, N.A.	$200,000,000.00
BMO Harris Bank, N.A.	$150,000,000.00
Wells Fargo Bank, National Association	$100,000,000.00

Total	$450,000,000.00

161845153